                                    Filed Pursuant to Rule 424(B)(4)
                                    Registration No. 333-14431 and 333-14431-01

PROSPECTUS
$427,125,000
BOMBARDIER RECEIVABLES MASTER TRUST I
$400,000,000 Floating Rate Class A
Asset Backed Certificates, Series 1997-1
$27,125,000 Floating Rate Class B
Asset Backed Certificates, Series 1997-1
BOMBARDIER CREDIT RECEIVABLES CORPORATION
DEPOSITOR
BOMBARDIER CAPITAL INC.
SERVICER
                                ---------------
The Floating Rate Class A Asset Backed Certificates, Series 1997-1 (the "Class A Certificates") and the Floating Rate Class B Asset Backed Certificates, Series 1997-1 (the "Class B Certificates," and together with the Class A Certificates, the "Certificates") offered hereby evidence undivided interests in certain assets of the Bombardier Receivables Master Trust I (the "Trust") created pursuant to a Pooling and Servicing Agreement among Bombardier Credit Receivables Corporation, as depositor ("BCRC" or the "Depositor"), Bombardier Capital Inc., as servicer ("BCI" or the "Servicer"), and Bankers Trust
Company, as trustee (the "Trustee"). The Trust assets include a pool (the "Pool") of receivables (the "Receivables") generated from time to time in a portfolio (together with any additional accounts added to the Trust from time to time as described herein, the "Accounts") consisting of revolving financing arrangements with certain dealers located in the United States to finance such dealers' consumer, recreational and commercial product inventory. The Accounts included in the Pool held by the Trust may, after the Series 1994-1 Final Payment Date (as defined herein), also include accounts consisting of credit extended to dealers to finance their working capital needs and to manufacturers and distributors to finance their production, manufacturing and inventory. The Receivables have been and will be transferred to BCRC by BCI pursuant to a Receivables Purchase Agreement, described herein.
                                                       (continued on next page)
PROSPECTIVE INVESTORS SHOULD CONSIDER THE FACTORS SET FORTH UNDER "RISK FACTORS" COMMENCING ON PAGE 21 HEREIN.
                                ---------------
THE CERTIFICATES REPRESENT BENEFICIAL INTERESTS IN CERTAIN PROPERTY OF THE TRUST ONLY AND DO NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF BCI, BCRC OR
ANY AFFILIATE THEREOF. NEITHER THE CERTIFICATES NOR THE RECEIVABLES ARE
INSURED OR GUARANTEED BY BCI, BCRC, ANY AFFILIATE THEREOF OR BY ANY GOVERNMENTAL AGENCY.
                                ---------------
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

-------------------------------------------------------------------------------

                          PRICE TO        UNDERWRITING  PROCEEDS TO
                          PUBLIC(1)       DISCOUNT(2)   THE DEPOSITOR(1)(3)
---------------------------------------------------------------------------
Per Class A Certificates  100%            .3%           99.7%
---------------------------------------------------------------------------
Per Class B Certificates  100%            .35%          99.65%
---------------------------------------------------------------------------
Total                     $427,125,000.00 $1,294,937.50 $425,830,062.50
---------------------------------------------------------------------------

(1)Plus accrued interest, if any, at the applicable Certificate Rate from the Closing Date, expected to be January 23, 1997.
(2)The Depositor has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933.
(3)Before deducting expenses, estimated to be $709,431.82.
                                ---------------
The Certificates are offered subject to prior sale, when, as and if issued by the Trust and accepted by the Underwriters and subject to the Underwriters' right to reject orders in whole or in part. It is expected that delivery of the Certificates will be made in book-entry form only through the facilities of The Depository Trust Company, Cedel Bank, societe anonyme and the Euroclear System on or about January 23, 1997. The Certificates will be offered in Europe and the United States of America.

J.P. MORGAN & CO.

                            CREDIT SUISSE FIRST BOSTON

                                                            MERRILL LYNCH & CO.

               The date of this Prospectus is January 15, 1997.

(continued from previous page)

Under the Pooling and Servicing Agreement, BCI is responsible for servicing, managing and making collections on the Receivables, as further described herein. Certain assets of the Trust will be allocated to the Class A and Class B Certificateholders, including the right to receive a varying percentage of each month's collections with respect to the Receivables at the times and in the manner described herein. The Depositor has previously sold investor certificates representing interests in assets of the Trust, and from time to time, subject to certain conditions, the Depositor may offer other series of investor certificates representing interests in assets of the Trust (each, including the series offered hereby, a "Series") having terms similar to or significantly different from the terms of the Certificates. The remaining interests in the Trust that are not represented by the Certificates or the investor certificates of any other Series issued by the Trust are represented by the BCRC Certificate (held by BCRC) and a Variable Funding Certificate (which is currently held by BCRC and pledged to BCI).

  Interest with respect to the Certificates will accrue from the Closing Date, expected to be January 23, 1997, and will be payable monthly on or about the 15th day of each month, commencing February 18, 1997. Principal with respect to the Certificates will be payable monthly following the end of the Revolving Period, as further described herein. Principal with respect to the Class A Certificates is expected to be distributed monthly commencing on the November 2001 Distribution Date and the final principal distribution on the Class A Certificates is expected to be made on the April 2002 Distribution Date; however, principal on the Class A Certificates may be made earlier or later under the circumstances described herein. Principal on the Class B Certificates is expected to be distributed on the April 2002 Distribution Date; however, distribution of principal on the Class B Certificates may also be made earlier or later under the circumstances described herein, but will, in no case, be distributed until all principal of the Class A Certificates has been paid.

  A portion of the Retained Interest held by BCRC will be subordinated to the rights of the Certificateholders to receive distributions in respect of the Certificates to the limited extent of the Available Subordinated Amount.

  IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVERALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE CERTIFICATES AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                             AVAILABLE INFORMATION

  The Depositor has filed a Registration Statement (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with the Securities and Exchange Commission (the "Commission") with respect to the Certificates offered pursuant to this Prospectus. This Prospectus, which forms part of the Registration Statement, does not contain all of the information contained in the Registration Statement and the Exhibits thereto. For further information, reference is made to the Registration Statement and Amendments thereof and Exhibits thereto, which are available for inspection without charge at the Public Reference Facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and the Commission's regional offices at Seven World Trade Center, 13th Floor, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of the Registration Statement and Amendments thereof and Exhibits thereto may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the Commission maintains a public access site on the Internet through the World Wide Web at which site reports, proxy and information statements and other information regarding registrants, including all electronic filings, may be viewed. The Internet address of the Commission's World Wide Web site is http://www.sec.gov.

                         REPORTS TO CERTIFICATEHOLDERS

  Unless and until definitive certificates are issued, monthly and annual unaudited reports, containing information concerning the Trust, which reports will be substantially based upon information provided by the Servicer, will be sent on behalf of the Trust to Cede & Co. ("Cede"), as nominee of The Depository Trust Company ("DTC") and registered holder of the Certificates, pursuant to the Pooling and Servicing Agreement. Such reports may be available to beneficial owners of Certificates ("Certificate Owners") in accordance with the regulations and procedures of DTC. See "Description of the Certificates-- Reports" and "--Evidence as to Compliance." Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The Trust will file with the Commission such periodic reports with respect to the Trust as are required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder.

                               PROSPECTUS SUMMARY

  The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus. Reference is made to the Index of Defined Terms for the location herein of the definitions of certain capitalized terms used herein.

TITLE OF SECURITIES.......  $400,000,000 Floating Rate Class A Asset Backed
                             Certificates, Series 1997-1 (the "Class A
                             Certificates").

                            $27,125,000 Floating Rate Class B Asset Backed
                             Certificates, Series 1997-1 (the "Class B
                             Certificates").

                            The Class A Certificates and Class B Certificates
                             are referred to collectively herein as the "Certificates."

ISSUER....................  Bombardier Receivables Master Trust I (the
                             "Trust").

DEPOSITOR.................  Bombardier Credit Receivables Corporation ("BCRC"
                             or the "Depositor"), which, on the Closing Date, will be a wholly-owned subsidiary of Bombardier Capital Inc.

SERVICER..................  Bombardier Capital Inc. ("BCI" or the "Servicer").
                             A substitute servicer may be appointed under certain circumstances. See "Description of the Certificates--Servicer Default." In addition, BCI has delegated and may from time to time in the future delegate all or a portion of its servicing responsibilities to third parties. See "Description of the Certificates--Collection and Other Servicing Procedures."

TRUSTEE...................  Bankers Trust Company, a New York banking corporation or any successor under the Pooling and Servicing Agreement (the "Trustee").

THE TRUST.................  The Trust was formed pursuant to a Pooling and
                             Servicing Agreement, dated as of January 1, 1994, among the Depositor, BCI, as Servicer, and the Trustee, as supplemented and amended from time to time (the "Pooling and Servicing Agreement"). Each of the previous two Series of investor certificates and the Variable Funding Certificate were issued pursuant to separate supplements and the Certificates will be issued pursuant to the Series 1997-1 Supplement (the "Series 1997-1 Supplement"). The assets of the Trust include (a) certain Receivables existing under the Initial Accounts on January 1, 1994 (the "Initial Cut-Off Date"), and certain Receivables existing under Additional Accounts which have been added to the Trust and those which are expected to be added in the future together with Receivables generated from time to time in such Initial Accounts and Additional Accounts (less Receivables paid or charged-off and excluding (i) Receivables generated in Removed Accounts or Ineligible Accounts after the applicable Removal Commencement Date, (ii) Receivables removed from the Trust from time to time and (iii) after the Series 1994-1 Final Payment Date, any undivided interest (a "Participation Interest") in the Receivables that has been transferred to a third party), (b) all funds collected or to be collected in respect of such Receivables, (c) all funds on deposit in certain accounts of the Trust, including the Reserve Fund, the Excess Funding Account and the Collection Account (as defined herein),

                             (d) any Enhancement issued with respect to any other Series (the drawing on or payment of such Enhancement not being available to Certificateholders), (e) an assignment of BCRC's rights and remedies with respect to the Receivables under the Receivables Purchase Agreement and (f) an assignment of security interests in certain products, contracts or other assets (collectively, the "Collateral Security") securing such Receivables. The term "Enhancement" shall mean, with respect to any Series, any letter of credit, surety bond, cash collateral account, guaranteed rate agreement, maturity liquidity facility, tax protection agreement, subordination, interest rate swap agreement or other similar arrangement for the benefit of certificateholders of such Series. Interests in the Trust will be evidenced by the Certificates, investor certificates of other Series, the BCRC Certificate (which represents the Retained Interest and is retained by BCRC) and the Variable Funding Certificate (which is currently held by BCRC and pledged to BCI).

SERIES CUT-OFF DATE.......  January 1, 1997.

THE ACCOUNTS..............  The Accounts initially included in the Trust and those which have been added prior to the issuance of the Certificates have been established pursuant to inventory security agreements entered into with BCI by U.S. dealers to purchase or finance consumer, recreational and commercial product inventory. Such Accounts have been selected from all such inventory security agreements of BCI that have been transferred to BCRC pursuant to the Receivables Purchase Agreement and that meet the criteria provided in the Pooling and Servicing Agreement. Under certain circumstances, Accounts may be added to, or removed from, the Trust. After the Series 1994-1 Final Payment Date, the Trust may also include Accounts created in favor of United States dealers to purchase or finance consumer, recreational and commercial product inventory (a) which are inventory security agreements entered into with affiliates of BCI,
                             (b) which are established by BCI or one of its affiliates other than pursuant to an inventory security agreement or (c) which are acquired by BCI or one of its affiliates through the acquisition of an Eligible Account from another lender upon satisfying BCI's customary underwriting standards. Furthermore, the Trust may (at BCI's and BCRC's option), after the Series 1994-1 Final Payment Date, and subject to satisfaction of the Rating Agency Condition prior to the initial transfer of such type of Accounts, also include Accounts established by BCI or one of its affiliates or acquired by BCI or one of its affiliates from another lender upon satisfying BCI's customary underwriting standards, in each case in connection with the extension of credit to
                             (i) dealers to finance such dealers' working capital needs and (ii) manufacturers and distributors to finance the production, manufacturing and inventory of consumer, recreational and commercial products. See "The Floorplan and Asset-Based Financing Business," "Description of the Certificates--Addition of Accounts" and "--Removal of Accounts and Assignment of Receivables."

THE RECEIVABLES...........  The Receivables have arisen or will arise in the
                             Accounts. At the time of issuance of the Certificates, the Receivables will consist solely of amounts payable with respect to advances made directly or indirectly by BCI to consumer, recreational and commercial products dealers located in the United States (the "Domestic Inventory Receivables"). The Receivables may, after the Series 1994-1 Final Payment Date, also consist of amounts payable with respect to extensions of credit made by BCI or one of its affiliates (or made by another lender and acquired by BCI or one of its affiliates upon satisfying BCI's customary underwriting standards) to dealers to finance such dealers' working capital needs and to manufacturers and distributors to finance the manufacturing, production and inventory of consumer, recreational and commercial products ("Asset-Based Receivables") (such dealers, manufacturers and distributors, together with the dealers referred to in the preceding sentence, the "Obligors"). After the Series 1994-1 Final Payment Date, Domestic Inventory Receivables may be originated by one of BCI's affiliates or acquired by BCI or one of its affiliates through the acquisition of an Eligible Account from another lender upon satisfying BCI's customary underwriting standards. Such advances with respect to the Domestic Inventory Receivables are used by the Obligors to purchase or finance consumer, recreational and commercial products (the "Eligible Products") which currently consist primarily of products manufactured by BCI's affiliates such as Ski-Doo(R) snowmobiles, Sea-Doo(R) personal watercraft and jet boats and Celebrity(R) boats, marine equipment (boats, motors and trailers) manufactured by other entities, and recreational vehicles, manufactured housing, motorcycles, lawn and garden equipment, horse trailers and consumer electronics and appliances. Such advances with respect to the Asset-Based Receivables will be used by the Obligors to provide working capital and to finance the manufacturing, production and inventory of Eligible Products. The types of Eligible Products financed by the Receivables may change over time. See "The Floorplan and Asset-Based Financing Business."

                            Any decision to transfer Asset-Based Receivables to
                             the Trust will be dependent upon a variety of factors, including whether additional Series are issued by the Trust as well as BCI's future financing plans and needs, provided, however, that Asset-Based Receivables cannot be transferred to the Trust until after (i) the Series 1994-1 Final Payment Date and (ii) the Rating Agency Condition has been satisfied. Asset-Based Receivables may, after such conditions are met, be included in the Trust without specific limitation as to the amount thereof. Neither BCI nor BCRC is under any obligation to transfer Asset-Based Receivables to the Trust in the future.

                            Generally, with respect to Domestic Inventory
                             Receivables, the principal amount of an advance in respect of the related Eligible Product equals the wholesale purchase price of the product and becomes due upon either the retail sale of the product or, in certain cases, in accordance with a payment schedule agreed upon with the related Obligor. See "The Floorplan and Asset-Based Financing Business-- Creation of the Receivables" and "--Payment Terms." Collections of principal under the Receivables are herein referred to as "Principal Collections," and collections of interest and other nonprincipal charges (including amounts recovered with respect to Defaulted Receivables and insurance proceeds) with respect to Receivables are referred to herein as "Non-Principal Collections." From time to time, subject to certain conditions, certain of the amounts described above that are included in "Principal Collections" may be treated as "Non-Principal Collections." The Domestic Inventory Receivables currently bear interest at floating rates described herein. See "The Floorplan and Asset-Based Financing Business--Revenue Experience."

                            BCI, as seller, entered into a Receivables Purchase
                             Agreement dated as of January 1, 1994 (as supplemented and amended from time to time, the "Receivables Purchase Agreement") with BCRC, as purchaser of the Receivables. Pursuant to the Receivables Purchase Agreement, BCI (a) sold to BCRC all of its right, title and interest in and to all of the Receivables in the Eligible Accounts currently included in the Trust and (b) assigned its interests in the related Collateral Security (to the extent such interests secure the Receivables) to BCRC. See "Description of the Receivables Purchase Agreement." BCRC in turn has transferred such Receivables and such interests in the Collateral Security to the Trust pursuant to the Pooling and Servicing Agreement. At its option, BCI may, in the future, rather than selling Receivables to BCRC, contribute Receivables and interests in the related Collateral Security to BCRC.

                            All new Receivables arising under the Accounts
                             (including the Initial Accounts, the Additional Accounts which have been added to the Trust and any Additional Accounts subsequently added to the Trust) during the term of the Trust will be sold or contributed by BCI to BCRC pursuant to the Receivables Purchase Agreement, and immediately transferred by BCRC to the Trust pursuant to the Pooling and Servicing Agreement. Accordingly, the aggregate amount of Receivables in the Trust will fluctuate daily as new Receivables are generated and as existing Receivables are collected, charged off as uncollectible or otherwise adjusted.

THE CERTIFICATES..........  The Certificates will be issued in the aggregate initial principal amount of $427,125,000 (the "Initial Principal Amount"), in minimum denominations of $1,000 and in integral multiples thereof. Except in certain limited circumstances as described herein under "Description of the Certificates--Definitive Certificates," the
                             Certificates will be issued in book-entry form only. A portion of the Trust assets will be allocated to the Certificateholders and to the investor certificateholders of any other outstanding Series (such other investor certificateholders, together with the Certificateholders, are referred to as "investor certificateholders" or "certificateholders"), with the remainder allocated to the Variable Funding Certificate and the

                             BCRC Certificate, as further described herein. The Class A Certificates will evidence undivided beneficial interests in the assets of the Trust and will represent the right to receive from distributions in respect of such assets funds up to (but not in excess of) the amounts required (x) to make monthly payments of interest on the principal balance of the Class A Certificates at a per annum rate (the "Class A Certificate Rate") equal to the lesser of (i) the sum of (A) LIBOR (as defined in "Description of the Certificates-- Interest") and (B) 0.12% and (ii) the Net Receivables Rate (as defined in "Description of the Certificates--Interest" herein) and (y) to make monthly payments of principal beginning not later than the Distribution Date in November 2001, in six equal installments equal to the Class A Controlled Distribution Amount (or to make payments of principal earlier if BCI elects not to extend the Initial Principal Payment Date or under certain other circumstances or later under certain limited circumstances, all as described herein), in an aggregate amount up to the outstanding principal balance of the Class A Certificates. The Class B Certificates will evidence undivided beneficial interests in the assets of the Trust and will represent the right to receive from distributions in respect of such assets funds up to (but not in excess of) the amounts required (x) to make monthly payments of interest on the principal balance of the Class B Certificates at a per annum rate (the "Class B Certificate Rate") equal to the lesser of (i) the sum of (A) LIBOR and (B) 0.33% and (ii) the Net Receivables Rate and (y) to make payment of principal on the April 2002 Distribution Date (the "Class B Expected Payment Date") (or to make payments of principal earlier if BCI elects not to extend the Initial Principal Payment Date or under certain other circumstances or later under certain circumstances, all as described herein), in an amount up to the outstanding principal balance of the Class B Certificates; provided, however, that no principal will be distributed on the Class B Certificates until the entire amount of principal has been distributed on the Class A Certificates. "Certificate Rate" means the Class A Certificate Rate or the Class B Certificate Rate, as the context requires.

                            On the date of the issuance of the Certificates
                             (the "Closing Date") the Invested Amount (which term is used, among other things, to allocate collections on the Receivables to the Certificates) is expected to be $427,125,000 (based on information as of the Series Cut-Off
                             Date), representing the Initial Principal Amount of the Certificates. The Invested Amount is subject to reduction as a result of principal distributions (other than distributions out of the Excess Funding Account) and any net Investor Charge-Offs and is subject to reduction to the extent deposits are made to the Excess Funding Account and is subject to increase to the extent that amounts are subsequently withdrawn from the Excess Funding Account as described under "Description of the Certificates--Excess Funding Account" and "--Allocation Percentages; Allocation to the Certificates."

                            The Certificates will represent beneficial
                             interests in the Trust only and will not represent interests in or obligations of BCI, BCRC or any affiliate thereof. Neither the Certificates nor the Receivables are insured or guaranteed by BCI, BCRC or any affiliate thereof. See "Risk Factors-- Trust's Relationship to BCRC and BCI."

REGISTRATION OF
CERTIFICATES..............  The Certificates will initially be represented by one or more Certificates registered in the name of Cede & Co., as the nominee of DTC. No person acquiring an interest in the Certificates will be entitled to receive a definitive certificate representing such person's interest except in the event that Definitive Certificates are issued under the limited circumstances described under "Description of the Certificates--Definitive Certificates." Certificateholders may elect to hold their interests through DTC, in the United States, or Cedel Bank, societe anonyme ("Cedel") or the Euroclear System ("Euroclear"), in Europe. Transfers within DTC, Cedel or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through Cedel or Euroclear, on the other, will be effected in DTC through Citibank, N.A. ("Citibank") or Morgan Guaranty Trust Company of New York ("Morgan"), the relevant depositaries (collectively, the "Depositaries") of Cedel or Euroclear, respectively, and each participating member of DTC. See "Description of the Certificates --Book-Entry Registration."

PRIOR SERIES AND ISSUANCE
 OF NEW SERIES............  Under the Pooling and Servicing Agreement the Trust
                             has issued two prior Series of investor
                             certificates, referred to in this Prospectus as the "Series 1994-1 Certificates" and the "Series 1996-1 Certificates," respectively. Certain information concerning such prior Series is set forth in Annex I to this Prospectus. The Pooling and Servicing Agreement provides that pursuant to any one or more supplements thereto (each, a "Supplement"), the Depositor may cause the Trust to issue one or more new Series of investor certificates (each, a "New Issuance"). The issuance of the Certificates pursuant to the Series 1997-1 Supplement will constitute a New Issuance. The Pooling and Servicing Agreement also provides that the Depositor may specify, with respect to any Series, the Principal Terms of the Series. The Depositor may offer any Series to the public or other investors under a prospectus or other disclosure document in transactions either registered under the Securities Act or exempt from registration thereunder, directly or through the Underwriters or one or more other underwriters or placement agents.

                            Under the Pooling and Servicing Agreement and
                             pursuant to a Supplement, a New Issuance may occur only upon delivery to the Trustee of the following: (a) a Supplement specifying the Principal Terms of such Series, (b) the form of any Enhancement and any related agreement, (c) an opinion of counsel to the effect that, for federal and Vermont state tax purposes, (x) such issuance will not adversely affect the characterization of the certificates of any outstanding Series or class as debt of BCRC, (y) such issuance will not cause a taxable event to any certificateholders or the Trust and (z) the investor certificates of such new Series will be characterized as debt of BCRC and (d) the Rating Agency Condition shall have been satisfied. See "Description of the Certificates--New Issuances."

DISTRIBUTION ON THE
CERTIFICATES..............  Distributions on the Certificates will be made monthly on the 15th day of each month or, if such day is not a business day, on the next succeeding business day (each, a "Distribution Date"), commencing February 18, 1997.

ALLOCATIONS...............  The Class A and Class B Certificates represent the right to receive varying percentages of Non-
                             Principal Collections and Principal Collections collected during each calendar month (each, a "Collection Period"). Non-Principal Collections, Principal Collections and Defaulted Receivables for any Collection Period will be allocated to the Certificates as described below and as more fully described under "Description of the Certificates-- Allocation Percentages." Non-Principal
                             Collections, Principal Collections and Defaulted Receivables not allocated to the Certificates will be allocated to other Series of investor certificates, the Variable Funding Certificate or the BCRC Certificate.

                            Non-Principal Collections and Defaulted Receivables
                             at all times and Principal Collections during the Revolving Period will be allocated to the Certificates based on the Floating Allocation Percentage applicable to the related Collection Period. Subject to the fifth succeeding paragraph below, the Floating Allocation Percentage for any Collection Period is the percentage (which shall never exceed 100%) obtained by dividing (x) prior to and including the Series 1994-1 Final Payment Date, the Invested Amount on the last day of the immediately preceding Collection Period by the aggregate principal balances of the Receivables that are Eligible Receivables (the "Pool Balance") on such last day of such immediately preceding Collection Period and (y) after the Series 1994-1 Final Payment Date, the Invested Amount as of each day in such Collection Period by the Pool Balance as of each such day; provided, however, that with respect to the Collection Period in which the Certificates are issued, the Floating Allocation Percentage shall mean the percentage equivalent of a fraction the numerator of which is the Invested Amount and the denominator of which is the Pool Balance on the Series Cut-Off Date, giving pro forma effect as of the Series Cut-Off Date to the issuance of the Certificates; provided, further, that for purposes of allocating Principal Collections, the Invested Amount used in determining the Floating Allocation Percentage shall be reduced by the Pre-Allocated Invested Amount.

                            During the Revolving Period, subject to certain
                             limitations relating to deposits into the Excess Funding Account, Principal Collections allocable to the Certificates will be allocated to the BCRC

                             Certificate and to any other outstanding Series which is in an amortization, early amortization or accumulation period in exchange for the allocation to the Certificates of an equal interest in the Receivables that are new or that would otherwise be allocable to other outstanding Series of investor certificates, the Variable Funding Certificate or the BCRC Certificate. See "Description of the Certificates--Allocation Percentages" "--Allocation of Collections; Deposits in Collection Account; Limited Subordination of the Retained Interest" "-- Distributions from the Collection Account; Reserve Fund."

                            During the Amortization Period and any Initial
                             Amortization Period or Early Amortization Period, Principal Collections generally will be allocated to the Certificates based on the Principal Allocation Percentage. Subject to the third succeeding paragraph, the Principal Allocation Percentage for a Collection Period during the Amortization Period and any Initial Amortization Period or Early Amortization Period is the percentage obtained by dividing the Invested Amount on the last day of the Revolving Period less the Pre-Allocated Invested Amount by the Pool Balance provided that the calculation of the Pool Balance will be made (x) prior to and including the Series 1994-1 Final Payment Date, as of the last day of the immediately preceding Collection Period and (y) from and after the Series 1994-1 Final Payment Date as of each Deposit Date in such Collection Period. During the Amortization Period, distributions of principal on the Class A Certificates will be limited to the Class A Controlled Distribution Amount and Available Investor Principal Collections not used to make principal distributions on the Class A Certificates will be paid to the holder of the BCRC Certificate, deposited in the Excess Funding Account or applied as Excess Principal Collections to other Series. During an Initial Amortization Period or Early Amortization Period, distributions of principal on the Class A Certificates will not be limited by the Class A Controlled Distribution Amount. No distributions of principal on the Class B Certificates will be made until the principal amount of the Class A Certificates has been repaid in full. See "Description of the Certificates-- Allocation Percentages--Principal Collections for all Series" "--Distributions from the Collection Account; Reserve Fund--Principal Collections."

                            The "Pre-Allocated Invested Amount" means, as of
                             the Closing Date, $251,000,000 and thereafter will be increased by the aggregate amount of principal payments made on the Series 1994-1 Certificates since the Closing Date until the Series 1994-1 Certificates, which are currently in an amortization period, are paid in full, which is expected to be the April 1997 Distribution Date, and after the date on which the Series 1994-1 Certificates are paid in full, the Pre-Allocated Invested Amount will be zero. On the Closing Date, the outstanding principal balance of the Series 1994-1 Certificates will be $149,000,000. See "Description of the Certificates--Allocation Percentages."

                            The interest in the Trust equal to the excess of
                             the Pool Balance over the Required Pool Balance (such excess, the "Variable Funding Amount") will be represented by the Variable Funding Certificate. During the Revolving Period, the Variable Funding Amount generally will fluctuate and could be eliminated as the Pool Balance fluctuates relative to the Required Pool Balance. However, upon the occurrence of a Liquidation Event, the Variable Funding Percentage will be fixed relative to the interests represented by the Certificates and any other outstanding Series for purposes of further allocations of Principal Collections from the Pool, and the relative interest of the Variable Funding Certificate in further allocations of Non-Principal Collections will not be less than the relative interest thereof as of the Liquidation Event. See "Description of the Certificates--Retained Interest and Variable Funding Certificate" and "-- Allocation of Collections; Deposits in Collection Account; Limited Subordination of the Retained Interest."

                            If, for any Distribution Date, for the purpose of
                             allocating either Principal Collections or Non-Principal Collections among the Series and the Variable Funding Certificate, the sum of the applicable allocation percentages for each Series and the Variable Funding Percentage for the applicable Collection Period exceeds 100%, then, for such Distribution Date, the collections will be allocated among the Series and the Variable Funding Certificate pro rata on the basis of the respective allocation percentages then in effect for each Series and for the Variable Funding Certificate after the pro rata reduction of such percentages so that the sum thereof equals 100%. See "Description of the Certificates--Allocation Percentages."

INTEREST..................  Interest on the respective principal balance of each class of Certificates will accrue at the applicable Certificate Rate and will be payable monthly to Certificateholders on each Distribution Date, commencing February 18, 1997. Interest will accrue from and including the preceding Distribution Date (or, in the case of the first Distribution Date, from and including the Closing
                             Date) to but excluding such Distribution Date (each, an "Interest Period") and will be calculated on the basis of the actual number of days elapsed during the related Interest Period and a 360-day year. Interest due but not paid on any Distribution Date will be due on the next Distribution Date together with, to the extent lawfully payable, interest on such amount at the applicable Certificate Rate. The Class A Certificate Rate will equal the lesser of (i) the sum of (A) LIBOR (as defined in "Description of the Certificates--Interest") and (B) 0.12% and
                             (ii) the Net Receivables Rate. The Class B
                             Certificate Rate will equal the lesser of (i) the sum of (A) LIBOR and (B) 0.33% and (ii) the Net Receivables Rate. The "Net Receivables Rate" for any Adjustment Date will equal the weighted average of the interest rates borne by the Receivables during the preceding Collection Period less, if BCI is the Servicer, 2% or, if BCI is not the Servicer, 3%.

                            If the Class A Certificate Rate or the Class B
                             Certificate Rate for any Distribution Date is based on the Net Receivables Rate, the Class A Carry-Over Amount or Class B Carry-Over Amount, as applicable, will be an amount equal to the excess of (a) interest on the Class A Certificates or the Class B Certificates, as applicable, for such Distribution Date calculated on the basis of the applicable LIBOR formula set forth above over (b) interest for such Distribution Date on the Class A Certificates or the Class B Certificates, as applicable, calculated on the basis of the Net Receivables Rate. On subsequent Distribution Dates, after distribution of the required interest payments (as described herein) on the Class A and Class B Certificates, to the extent the Investor Non-Principal Collections and Investment Proceeds are sufficient, the Class A Certificateholders will be paid the Class A Carry-Over Amount and then the Class B Certificateholders will be paid the Class B Carry-Over Amount. The ratings of the Class A Certificates do not address the likelihood of the payment of any Class A Carry-Over Amount. The ratings of the Class B Certificates do not address the likelihood of the payment of any Class B Carry-Over Amount.

                            Interest payments on the Certificates will be
                             derived solely from (i) Investor Non-Principal Collections for the related Collection Period,
                             (ii) any amount on deposit in the Reserve Fund,
                             (iii) Investment Proceeds, if any, and, (iv) under certain circumstances, Series 1997-1 Available Retained Collections to the extent of the Required Subordination Draw Amount. Such amounts available to make interest payments on the Certificates will be distributed, first, to the Class A Certificates and, second, to the Class B Certificates, in each case up to the accrued and unpaid interest thereon. See "Description of the Certificates-- Interest."

PRINCIPAL PAYMENTS........  Beginning not later than the November 2001
                             Distribution Date, Available Investor Principal Collections will be used to make principal distributions on the Certificates. Such principal distributions will be applied first to the Class A Certificates and are expected to be made in six installments each equal to one-sixth of the principal balance of the Class A Certificates as of the October 2001 Distribution Date (the "Class A Controlled Amortization Amount"). Such principal payments will be made on each Distribution Date with respect to the Amortization Period (each, a "Class A Amortization Date") commencing on the November 2001 Distribution Date until the principal balance of the Class A Certificates has been reduced to zero. The final distribution of principal on the Class A Certificates is expected to occur on the April 2002 Distribution Date (the "Class A Expected Final Payment Date"). A single principal payment in respect of the Class B Certificates, in an amount equal to the principal balance thereof, is expected to be made on the April 2002 Distribution Date (the "Class B Expected Payment Date"); provided, however, that no principal payments will be made with respect to the Class B Certificates during the Amortization Period until the principal balance of the Class A Certificates has been reduced to zero.

                            Principal with respect to the Class A Certificates
                             and the Class B Certificates will be distributed earlier than the dates described in the preceding paragraph if the Servicer elects not to extend the Initial

                             Principal Payment Date. The first "Initial
                             Principal Payment Date" will be the February 2000 Distribution Date; provided, however, principal will be paid commencing on such date only if BCI elects not to extend the Initial Principal Payment Date. The Initial Principal Payment Date will successively and automatically be extended from one Distribution Date to the next (except that the Initial Principal Payment Date may not be later than the Class A Expected Final Payment Date) unless BCI, at any time, elects not to extend the Initial Principal Payment Date. If BCI elects not to extend the Initial Principal Payment Date, then the Revolving Period or the Amortization Period, as applicable, will end and principal will be paid to the Class A Certificateholders commencing on the then-effective Initial Principal Payment Date and continue on each Distribution Date thereafter until the earlier of the date on which the Class A Certificates have been paid in full or the Series 1997-1 Termination Date, and at such time as the Class A Certificates have been paid in full, principal will be paid to the Class B Certificateholders on each Distribution Date until the earlier of the date on which the Class B Certificates have been paid in full or the Series 1997-1 Termination Date. The period during which principal is distributed to the Class A Certificateholders and the Class B Certificateholders as a result of BCI's election not to extend the Initial Principal Payment Date is called the "Initial Amortization Period."

                            Principal may also be paid earlier than expected if
                             an Early Amortization Event occurs, or later under certain circumstances described herein. See "Risk Factors--Payments." The final principal distribution with respect to the Certificates will be made not later than the April 2004 Distribution Date (the "Series 1997-1 Termination Date"). See "Description of the Certificates--Distributions from the Collection Account; Reserve Fund." If on any Distribution Date the Available Subordinated Amount is zero, Investor Charge-Offs for such Distribution Date will first be allocated to the Class B Certificates until the principal balance thereof is reduced to zero, and thereafter to the Class A Certificates. See "Description of the Certificates--Investor Charge-Offs."

EXCESS FUNDING ACCOUNT....  During the Revolving Period and the Amortization
                             Period, Principal Collections and certain other amounts allocable to the Certificates (on a Deposit Date during the Amortization Period, after an amount equal to Monthly Principal for the related Distribution Date has been deposited in the Collection Account) will be required to be deposited in an account held by an Eligible Institution for the benefit of the Certificateholders (the "Excess Funding Account") if the Pool Balance is less than the Required Pool Balance on the dates described herein. The amount to be deposited in the Excess Funding Account on the required dates will be equal to the Excess Funded Amount minus the amount then held in the Excess Funding Account. The "Excess Funded Amount" means an amount equal to the product of (a) the excess, if any, of (i) the Required Pool Balance over (ii) the Pool Balance and (b) a fraction the numerator of which is the Series 1997-1 Required Balance and the denominator of which is the aggregate of the required balances (including the Series 1997-1 Required Balance) for all Series providing for excess funding accounts or similar arrangements.

                            Except as provided in the next sentence, funds on
                             deposit in the Excess Funding Account will be withdrawn and paid (or made available) to the holder of the BCRC Certificate or allocated to one or more Series which are in amortization, early amortization or accumulation periods if the excess of subclause (i) over subclause (ii) referred to in clause (a) of the preceding paragraph no longer exists, which generally would occur as a result of the addition of Receivables to the Trust. Upon the commencement of the Initial Amortization Period or the Early Amortization Period, funds on deposit in the Excess Funding Account will be deposited in the Collection Account for distribution as principal to the Certificateholders as described herein. In addition, no funds will be deposited in the Excess Funding Account during any Initial Amortization Period or Early Amortization Period. See "Description of Certificates--Excess Funding Account."

REVOLVING PERIOD..........  During the Revolving Period, Principal Collections
                             allocable to the Certificates generally will be paid or made available to the holder of the BCRC Certificate, deposited to the Excess Funding Account or allocated to other outstanding Series (in effect, in exchange for the allocation to the Certificates of an equal interest in the Receivables that are new or that would otherwise be allocated to another outstanding Series or the BCRC Certificate in order to maintain the sum of the Invested Amount and the amount on deposit in the Excess Funding Account at a constant level). The "Revolving Period" will be the period beginning on the Series Cut-Off Date and ending on the earliest of (x) September 30, 2001, (y) the date the Trustee mails notice to the Certificateholders that BCI has elected not to extend the Initial Principal Payment Date, and (z) the business day immediately preceding the day on which an Early Amortization Event occurs. See "Description of the Certificates--Early Amortization Events" for a discussion of certain events which might lead to the early termination of the Revolving Period and, in certain limited circumstances, the recommencement of the Revolving Period.

AMORTIZATION PERIOD,
INITIAL AMORTIZATION
PERIOD OR EARLY
AMORTIZATION PERIOD.......  The "Amortization Period" is scheduled to commence on October 1, 2001 and will continue until the first to occur of (i) the payment in full to the Certificateholders of the principal balance of the Certificates, (ii) the commencement of an Early Amortization Period or an Initial Amortization Period and (iii) the Series 1997-1 Termination Date. If an Early Amortization Event occurs prior to October 1, 2001, the Revolving Period will thereupon end and an "Early Amortization Period" will commence. See "Description of the Certificates--Early Amortization Events." Unless the Revolving Period recommences as described in the third following paragraph, an Early Amortization Period will end on the earlier of the payment in full to the Certificateholders of the Invested Amount and the Series 1997-1 Termination Date. If BCI elects not to extend the Initial Principal Payment Date and the Initial Principal Payment Date occurs during the Revolving Period or the Amortization Period, the Revolving Period or Amortization Period, as applicable, will end and the "Initial Amortization Period" will begin.

                            During the Amortization Period, Principal
                             Collections and certain other amounts allocable to the Certificates in an amount equal to the Monthly Principal for the related Distribution Date will be deposited into the Collection Account and any balance will be deposited in the Excess Funding Account (if any deposit thereto is then required) or allocated to the holder of the BCRC Certificate or the holders of any other outstanding Series as described above. Such Principal Collections and other amounts attributable to principal deposited into the Collection Account will be distributed first to the Class A Certificateholders on each Class A Amortization Date, in an amount up to the Class A Controlled Distribution Amount, until the principal balance of the Class A Certificates has been reduced to zero, and then to the Class B Certificateholders commencing on the Class B Expected Payment Date or, if later, the Distribution Date on which the principal balance of the Class A Certificates has been reduced to zero, in an amount up to the principal balance of the Class B Certificates.

                            During an Initial Amortization Period or Early
                             Amortization Period, Principal Collections allocable to the Certificates and certain other amounts allocable to the Certificates will no longer be deposited in the Excess Funding Account or paid to the holder of the BCRC Certificate or the holders of any other outstanding Series as described above. Instead, such Principal Collections and other amounts attributable to principal, will be distributed monthly first to the Class A Certificateholders until the principal balance of the Class A Certificates is reduced to zero and then to the Class B Certificateholders until the principal balance of the Class B Certificates is reduced to zero, which distributions shall be made on each Distribution Date beginning with the Distribution Date following the Collection Period in which an Early Amortization Period commences or, if applicable, beginning on the Initial Principal Payment Date. See "Description of the Certificates--Early Amortization Events" for a description of events that might result in the commencement of an Early Amortization Period. See "Description of the Certificates--Extension of Initial Principal Payment Date" for a description of when an Initial Amortization Period may occur. In addition, on the first Distribution Date following the Collection Period in which an Early Amortization Event occurs or, if applicable, beginning on the Initial Principal

                             Payment Date, any amounts on deposit in the Excess Funding Account will be distributed first to the Class A Certificateholders up to the outstanding principal balance of the Class A Certificates with any remainder to be distributed to the Class B Certificateholders up to the outstanding principal balance of the Class B Certificates. See "Description of the Certificates--Distributions from the Collection Account; Reserve Fund."

                            BCRC is required to add Receivables to the Trust
                             under certain circumstances described under
                             "Description of the Certificates--Addition of Accounts." The failure of BCRC to add Receivables when required will result in the occurrence of an Early Amortization Event. However, if no other Early Amortization Event has occurred, the Early Amortization Period resulting from such failure will terminate and the Revolving Period will recommence when BCRC is no longer required to add Receivables to the Trust, so long as the scheduled termination date of the Revolving Period has not occurred. See "Description of the Certificates-- Early Amortization Events."

REALLOCATION OF EXCESS
 PRINCIPAL COLLECTIONS....  To the extent that Principal Collections and other amounts that are allocated to the
                             Certificateholders constitute Excess Principal Collections, they may be applied to cover principal distributions to or for the benefit of certificateholders of other Series or Enhancement Providers with respect to other Series. Any such reallocation will not result in a reduction in the Invested Amount. In addition, Principal Collections (and certain other amounts) otherwise allocable to other Series during the Amortization Period or any Initial Amortization Period or Early Amortization Period, to the extent such collections constitute Excess Principal Collections with respect to such other Series, may be applied as principal distributions to or for the benefit of the Certificateholders. See "Description of the Certificates--Allocation Percentages--Principal Collections for all Series."

SUBORDINATION OF THE
 RETAINED INTEREST AND
 RESERVE FUND.............  A portion of the Retained Interest will be allocated to cover amounts payable with respect to the Certificates and the Monthly Servicing Fee as described below. The interest in the Trust allocated to the Variable Funding Certificate will rank pari passu with the Certificates and all other Series and the BCRC Certificate. See "Description of the Certificates--Retained Interest and Variable Funding Certificate" herein. If the Non-Principal Collections, Investment Proceeds, amounts in the Reserve Fund and certain other amounts allocable to the Certificates for any Collection Period are not sufficient to cover
                             (i) the interest payable on the Certificates on the next Distribution Date (plus any overdue interest and interest thereon), (ii) the Net Servicing Fee for such Distribution Date, (iii) any Investor Default Amount for such Distribution Date and (iv) the Series 1997-1 Investor Allocation Percentage of any Adjustment Payment required to be deposited in the Collection Account, a portion of the Retained Interest will be applied to make up such deficiency. The amount of the Retained Interest subject to such subordination is the "Available Subordinated Amount." It is expected that the Available Subordinated Amount for the first Distribution Date will be no less than $24,859,127. The Available Subordinated Amount for subsequent Distribution Dates will be determined pursuant to the calculation described under "Description of the Certificates--Allocation of Collections; Deposits in Collection Account; Limited Subordination of the Retained Interest." The Available Subordinated Amount will fluctuate based on, among other things, the increase and decrease, if any, in the amount on deposit in the Excess Funding Account and in the Incremental Subordinated Amount, and will be reduced by the excess of (x) the sum of (A) the portion of the Defaulted Amount allocated to the Available Subordinated Amount for the preceding Collection Period, (B) the Required Subordination Draw Amount for the preceding Distribution Date and (C) the amount of Series 1997-1 Available Retained Collections deposited in the Reserve Fund to reimburse any withdrawal from the Reserve Fund applied to cover any portion of the Investor Default Amount on the preceding Distribution Date over (y) the amount, if any, of Excess Servicing for the preceding Distribution Date allocated and available to be paid to the holder of the BCRC Certificate as described under "Description of the Certificates--Distributions from the Collection Account; Reserve Fund--Excess Servicing." The holder of the BCRC Certificate may, but is not obligated to, increase at any time the Available Subordinated Amount, but the aggregate amount of such increases may not exceed an amount equal to 1% of the Initial Principal Amount of the Certificates. Any such increase may have the effect of avoiding an Early Amortization Event. See "Description of the Certificates--Allocation of Collections; Deposits in Collection Account; Limited Subordination of the Retained Interest."

                            An Eligible Deposit Account will be established and
                             maintained in the name of the Trustee for the benefit of the Certificateholders (the "Reserve Fund"). On the Closing Date, BCRC will deposit in the Reserve Fund an amount equal to $2,135,625. Any amounts on deposit in the Reserve Fund will be withdrawn to make payments of interest on the Certificates and for certain other purposes, and funds withdrawn from the Reserve Fund may be replenished, in the circumstances described under "Description of the Certificates--Distributions from the Collection Account; Reserve Fund." A withdrawal from the Reserve Fund will constitute an Early Amortization Event in the circumstances described under "Description of the Certificates-- Early Amortization Events."

SERVICING.................  The Servicer is responsible for servicing, managing and making collections on the Domestic Inventory Receivables and will, except as provided below, until the required amounts described herein have been deposited for such Collection Period, make deposits from such collections (as well as collections and remittances with respect to Asset-Based Receivables to the extent that Asset-Based Receivables are then included in the Pool) in the Collection Account within two business days following BCI's receipt thereof. Generally, the

                             Servicer is not required to deposit amounts into the Collection Account in excess of the amount of such collections required to be distributed with respect to the Certificates for the related Collection Period. See "Description of the Certificates--Collection and Other Servicing Procedures." In certain circumstances, the Servicer will be permitted to use for its own benefit and not segregate collections on the Receivables received by it during each Collection Period until no later than the business day prior to the related Distribution Date. See "Description of the Certificates--Allocation of Collections; Deposits in Collection Account; Limited Subordination of Retained Interest." The Receivables may be subserviced by affiliates of BCI on behalf of BCI as Servicer. BCI is permitted to delegate all or a portion of its duties as Servicer to any third parties, but any such delegation will not relieve the Servicer of its obligations under the Pooling and Servicing Agreement.

                            The Servicer will calculate the amounts to be
                             allocated with respect to each Collection Period to the holders of the Certificates, the investor certificates of other outstanding Series, the Variable Funding Certificate and the BCRC Certificate as described herein. See "Description of the Certificates--Allocation of Collections; Deposits in Collection Account; Limited Subordination of the Retained Interest" and "Risk Factors--Certain Legal Aspects." In certain limited circumstances BCI may resign or be removed as Servicer, in which event either the Trustee, or, so long as it meets certain eligibility standards set forth in the Pooling and Servicing Agreement, a third-party servicer may be appointed as successor servicer. See "Description of the Certificates--Certain Matters Regarding the Servicer" and "--Servicer Default." The Servicer will receive a monthly servicing fee and certain other amounts as described herein as servicing compensation from the Trust. See "Description of the Certificates--Servicing Compensation and Payment of Expenses."

MANDATORY REASSIGNMENT
 AND TRANSFER OF CERTAIN
 RECEIVABLES..............  BCI makes certain representations and warranties in the Receivables Purchase Agreement with respect to the Receivables in its capacity as seller or contributor, which representations and warranties also are made by BCRC to the Trustee in the Pooling and Servicing Agreement. In addition, BCI makes certain representations and warranties in the Pooling and Servicing Agreement in its capacity as Servicer. If BCI or BCRC breaches certain of its representations and warranties with respect to any Receivables and such breach remains uncured for a specified period and has a materially adverse effect on the interest of the Certificateholders and the investor certificateholders of other outstanding Series or the Variable Funding Interest in such Receivables, such Receivables will, subject to certain conditions specified herein, be reassigned to BCRC or BCI, as applicable, unless a Liquidation Event has occurred. See "Description of the Certificates--Representations and Warranties" and "--Removal of Accounts and Assignment of Receivables" and

                             "Description of the Receivables Purchase
                             Agreement-- Representations and Warranties." If BCI, as Servicer, fails to comply in all material respects with certain covenants and warranties with respect to any Receivables and such noncompliance is not cured within a specified period after BCI becomes aware or receives notice thereof from the Trustee and such noncompliance has a materially adverse effect on the interest of the Certificateholders and the investor certificateholders of other outstanding Series or the Variable Funding Interest in such Receivables, all Receivables affected will be purchased by BCI, unless a Liquidation Event has occurred. See "Description of the Certificates--Representations and Warranties" and "--Removal of Accounts and Assignment of Receivables" and "Description of the Receivables Purchase Agreement-- Representations and Warranties." In the event of a transfer of servicing obligations to a successor Servicer, such successor Servicer, rather than BCI, would be responsible for any failure to comply with the Servicer's covenants and warranties arising thereafter. See "Description of the Certificates-- Servicer Covenants."

AMENDMENTS TO THE
AGREEMENT.................  On or prior to the Closing Date, BCI, BCRC and the
                             Trustee will enter into Amendment Number 1 to the Pooling and Servicing Agreement and BCI and BCRC will enter into Amendment Number 1 to the Receivables Purchase Agreement. Some of the amendments contained in such documents will become effective upon the execution of such documents and some will become effective only after the date on which the Series 1994-1 Certificates have been paid in full (the "Series 1994-1 Final Payment Date"). The terms of the Pooling and Servicing Agreement and of the Receivables Purchase Agreement, as so amended, are described in this Prospectus. Those provisions which will become effective only following the Series 1994-1 Final Payment Date are so noted in this Prospectus. Such delayed amendments (the "Delayed Amendments") are more fully described throughout this Prospectus and are summarized under the caption "Amendments to Pooling and Servicing Agreement and Receivables Purchase Agreement." Such Delayed Amendments include, but are not limited to, (i) amendments to the definitions of Eligible Accounts, Eligible Receivables, Eligible Obligor and related terms,
                             (ii) amendments relating to the frequency of additions and tests for adding Accounts to the Trust, (iii) amendments to provide the terms under which Asset-Based Receivables may be added to the Trust and to make other revisions to accommodate Asset-Based Receivables if included in the Trust,
                             (iv) amendments which allow certain calculations, allocations and withdrawals to be made on a daily basis, and (v) amendments which permit the assignment of and the granting of participation interests in the Receivables. By purchase and acceptance of the Certificates, the holders of the Certificates will accept the terms of the documents as amended, including the Delayed Amendments and the current amendments to the Pooling and Servicing Agreeement and the Receivables Purchase Agreement.

TAX STATUS................  In the opinion of special tax counsel for the
                             Depositor and the Trust, the Certificates will be characterized as debt for federal income tax purposes. Each Certificateholder, by the acceptance of a Certificate, will agree to treat the Certificates as debt for federal, state and local income tax purposes. See "Certain Federal Income Tax Consequences."

EMPLOYEE BENEFIT PLAN
 CONSIDERATIONS...........  An employee benefit plan subject to the requirements of the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the provisions of Section 4975 of the Code shall not be permitted to purchase the Class B Certificates. Any such plan contemplating the purchase of Class A Certificates should consult with its counsel before making a purchase and the fiduciary and such legal advisors should consider whether the Class A Certificates will satisfy all of the requirements of the "publicly offered securities" exemption described herein or the possible application of other ERISA prohibited transaction exemptions described herein. See "Employee Benefit Plan Considerations."

CERTIFICATE RATINGS.......  It is a condition to the issuance of the
                             Certificates that the Class A Certificates be rated "AAA" (or the equivalent) and that the Class B Certificates be rated at least "A" (or the equivalent) by at least one nationally recognized rating agency. The ratings of the Certificates address the likelihood of the ultimate payment of principal and timely payment of interest on the Certificates. However, the ratings of the Certificates do not address, in the case of the Class A Certificates, the likelihood of payment of any Class A Carry-Over Amount, the likelihood that any Class A Controlled Distribution Amount will be paid on any Class A Amortization Date or the likelihood of payment in full of the outstanding principal balance of the Class A Certificates on the Class A Expected Final Payment Date or, in the case of the Class B Certificates, the likelihood of payment of any Class B Carry-Over Amount, the likelihood of payment in full of the outstanding principal balance of the Class B Certificates on the Class B Expected Payment Date. A rating is based primarily on the credit underlying the Receivables and the level of subordination of the Retained Interest and any amounts in the Reserve Fund and, in the case of the Class A Certificates, the subordination of interest and principal distributions of the Class B Certificates to the prior distribution of interest and principal of the Class A Certificates. A security rating is not a recommendation to buy, sell or hold securities and is subject to revision or withdrawal in the future by the assigning rating agency. See "Risk Factors--Ratings of the Certificates."

                                 RISK FACTORS

  Limited Liquidity. There is currently no market for the Certificates. The Underwriters currently intend to make a market in the Certificates, but the Underwriters are under no obligation to do so. There can be no assurance that a secondary market will develop or, if a secondary market does develop, that it will provide the Certificateholders with liquidity of investment or that it will continue for the life of the Certificates.

  Certain Legal Aspects. There are certain limited circumstances under the Uniform Commercial Code (the "UCC") and applicable federal law in which prior or subsequent transferees of Receivables could have an interest in such Receivables with priority over the Trust's interest. See "Certain Legal Aspects of the Receivables--Transfer of Receivables and Certificates." Under the Receivables Purchase Agreement BCI warrants to BCRC, and under the Pooling and Servicing Agreement BCRC warrants to the Trust, that the Receivables have been or will be transferred free and clear of the lien of any third party, except for tax and other statutory liens (including liens in favor of the Pension Benefit Guaranty Corporation) and, after the Series 1994-1 Final Payment Date, any Participation Interest. Each of BCI and BCRC also covenants that it will not sell, pledge, assign, transfer or grant any lien on any Receivable other than pursuant to the Receivables Purchase Agreement and the Pooling and Servicing Agreement, respectively, except for tax and other statutory liens (including liens in favor of the Pension Benefit Guaranty Corporation); provided that after the Series 1994-1 Final Payment Date, BCRC and BCI may assign or participate out a portion of the Receivables. See "The Floorplan and Asset-Based Financing Business--Participation Arrangements" and "Description of the Certificates--Removal of Accounts and Assignment of Receivables." BCRC also covenants that it will not sell, pledge, assign, transfer or grant any lien on the Retained Interest or the Variable Funding Interest other than pursuant to the Pooling and Servicing Agreement. The Variable Funding Certificate has been pledged by BCRC to BCI. See "Description of the Certificates--Retained Interest and Variable Funding Certificate."

  BCI warrants in the Receivables Purchase Agreement that the transfer of the Receivables by it to BCRC is a valid sale of the Receivables. In addition, BCI and BCRC have agreed to treat the transactions described herein as a sale of the Receivables to BCRC, and BCI has agreed take all actions that are required under Vermont law to perfect BCRC's ownership interest in the Receivables. See "Certain Legal Aspects of the Receivables--Transfer of Receivables and Certificates." Notwithstanding the foregoing, if BCI were to become a debtor in a bankruptcy case and if a creditor or bankruptcy trustee of such debtor or such debtor itself were to take the position that the transfer of Receivables to BCRC should be recharacterized as a pledge of such Receivables to secure a borrowing of such debtor, then delays in payments of collections of Receivables to BCRC could occur or (should the court rule in favor of any such trustee, debtor or creditor) reductions in the amount of such payments could result. If the transfer of Receivables to BCRC is recharacterized as a pledge, a tax or government lien or other non-consensual lien on the property of BCI arising before any Receivables come into existence may have priority over BCRC's interest in such Receivables (and, therefore, the Trust's interest in such Receivables). See "Certain Legal Aspects of the Receivables--Certain Matters Relating to Bankruptcy." If the transactions contemplated herein are treated as a sale, the Receivables would not generally be part of BCI's bankruptcy estate and would not be available to BCI's creditors. BCRC's rights under the Receivables Purchase Agreement (other than repurchase agreements and other agreements with manufacturers, importers or distributors) have been assigned to the Trust. In a 1993 case, however, the U.S. Court of Appeals for the Tenth Circuit concluded that accounts receivable sold by a debtor prior to a filing for bankruptcy remain property of the debtor's bankruptcy estate. If the conclusions in that case were applied in a BCI bankruptcy, the Receivables would be subject to claims of certain creditors and would be subject to the potential delays and reductions in payment to BCRC and the Certificateholders.

  In addition, if BCI were to become a debtor in a bankruptcy case and if a creditor or bankruptcy trustee of BCI or BCI itself were to request a bankruptcy court to order that BCI be substantively consolidated with BCRC, delays in and reductions in the amount of distributions on the Certificates could occur. BCRC has been structured such that (i) the voluntary or involuntary application with respect to BCRC for relief under Title 11 of the United States Code (the "Bankruptcy Code") or similar applicable state laws and (ii) the substantive consolidation of BCRC and BCI are unlikely. BCRC is a separate, limited purpose subsidiary, the certificate of incorporation of which contains limitations on the nature of BCRC's business and restrictions on the ability of BCRC to commence voluntary cases or proceedings under such laws without the prior unanimous vote of all its directors. Further, BCRC does not intend to file, and BCI has agreed that it will not file, a voluntary petition for relief under the Bankruptcy Code or any similar applicable state laws with respect to BCRC.

  BCRC represents in the Pooling and Servicing Agreement that the transfer of the Receivables by it to the Trust is a valid transfer and assignment of such Receivables to the Trust. See "Description of the Certificates-- Representations and Warranties." BCRC has agreed to take all actions required under Vermont law to perfect the Trust's ownership interest in the Receivables. BCRC warrants that if the transfer by it to the Trust is deemed to be a grant to the Trust of a security interest in such Receivables, then the Trustee will have, subject to certain exceptions, a first priority perfected security interest therein at the time of such transfer and in the proceeds thereof. Nevertheless, a tax, government or other lien on property of BCRC arising before Receivables come into existence may have priority over the Trust's interest in such Receivables. BCRC treats and intends to continue to treat the transfer of the Receivables to the Trust as a sale for accounting and financial reporting purposes. If BCRC were to become a debtor in a bankruptcy case and if a creditor or bankruptcy trustee of such debtor or such debtor itself were to take the position that the transfer of Receivables to the Trust should be recharacterized as a pledge of such Receivables to secure a borrowing of such debtor, then delays in distributions on the Certificates could occur or (should the court rule in favor of any such trustee, debtor or creditor) reductions in such distributions could result.

  In the event of a Servicer Default relating to the bankruptcy or insolvency of the Servicer, and no Servicer Default other than such bankruptcy or insolvency-related Servicer Default exists, the bankruptcy trustee may have the power to prevent the Trustee from appointing a successor Servicer. If certain events relating to the bankruptcy of BCI or BCRC were to occur, then an Early Amortization Event would occur and, pursuant to the terms of the Pooling and Servicing Agreement, additional Receivables would no longer be transferred to the Trust and distributions of principal on the Class A Certificates would not be subject to the Class A Controlled Distribution Amount. If no Early Amortization Event other than such bankruptcy or insolvency of BCRC exists, then the bankruptcy trustee (or BCRC as debtor in possession) may have the power to prevent the early sale, liquidation or disposition of the Receivables and the commencement of the Early Amortization Period and may be able to require that new Receivables be transferred to the Trust. In addition, the trustee, receiver or conservator for BCRC may have the power to cause the early sale of the Receivables and the early payment of the Certificates or to prohibit the continued transfer of Receivables to the Trust. See "Certain Legal Aspects of the Receivables--Transfer of Receivables and Certificates" and "--Certain Matters Relating to Bankruptcy."

  Application of federal and state bankruptcy and debtor relief laws could affect the interests of the Certificateholders in the Receivables if such laws result in any Receivables being reduced or written off as uncollectible or result in delays in payments due on such Receivables. See "Description of the Certificates--Defaulted Receivables and Recoveries."

  BCI represents and warrants in the Receivables Purchase Agreement, and BCRC represents and warrants in the Pooling and Servicing Agreement, that each Domestic Inventory Receivable originated pursuant to an inventory security agreement or other floorplan financing agreement is at the time of creation secured by a first priority perfected security interest in the related Eligible Product. Generally, under applicable state laws, a security interest in consumer, recreational and commercial goods which secure Domestic Inventory Receivables may be perfected by the filing of UCC financing statements. BCI takes all actions necessary under applicable state laws to perfect such security interest in the related Eligible Products. However, at the time such Eligible Product is sold by the Obligor, the security interest in the Eligible Product will terminate. Therefore, with respect to Domestic Inventory Receivables originated pursuant to an inventory security agreement or other floorplan financing agreement, if a dealer fails to remit to BCI amounts owed with respect to Eligible Products that have been sold, the related Domestic Inventory Receivables will no longer be secured by those Eligible Products. If Asset-Based Receivables are added to the Trust, the obligations represented thereby will at the time of transfer to the Trust be secured by a first priority perfected security interest in goods, accounts, work in process, raw materials, component parts or other assets of the Obligor. In the event that Asset-Based Receivables are secured by assets that are subsequently sold by an Obligor, the same issues discussed above with respect to Domestic Inventory Receivables may exist with respect to the Asset-Based Receivables.

  Payments. Domestic Inventory Receivables are generally payable by dealers either upon the sale by the dealer of the Eligible Product or, in certain cases, in accordance with a payment schedule set forth in the related inventory security agreement or other floorplan financing agreement that at the time of creation perfected the security interest in the Eligible Products. The timing of the sale of the Eligible Products by dealers is uncertain. Asset-Based Receivables are expected to be payable as described under "The Floorplan and Asset-Based Financing Business--Payment Terms." There is no assurance that there will be additional Receivables created under the Accounts or that any particular pattern of Obligor repayments will occur. The payment of principal on the Certificates is dependent on Obligor repayments and the Certificates may not be fully amortized on the Series 1997-1 Termination Date. See "Description of the Certificates--Termination." In addition, a significant decline in the amount of Receivables generated could cause an Early Amortization Event. However, a decline in the amount of Receivables generated during the Revolving Period would initially be absorbed by an increase in the Excess Funded Amount and the excess funded amounts for other outstanding Series. In certain circumstances, BCRC will be required to designate additional Eligible Accounts relating to Receivables of the same type as those which are then in the Trust (which on the Closing Date will be Domestic Inventory Receivables); upon transfer of Receivables arising under such additional Eligible Accounts from BCI to BCRC pursuant to the Receivables Purchase Agreement, BCRC will convey the Receivables arising under such additional Eligible Accounts to the Trust. If such additional Eligible Accounts do not exist or the Receivables arising in such additional Eligible Accounts otherwise are not transferred by BCRC when required, an Early Amortization Event will occur and result in the commencement of an Early Amortization Period, although in certain circumstances the resulting Early Amortization Period may terminate and the Revolving Period recommence. If an insolvency event relating to BCI or BCRC were to occur, then an Early Amortization Event would occur, additional Receivables would not be transferred to the Trust and distributions of principal on the Class A Certificates would not be subject to the Class A Controlled Distribution Amount. If no Early Amortization Event other than such bankruptcy or insolvency of BCRC exists, then the bankruptcy trustee (or BCRC as debtor in possession) may have the power to prevent the early sale, liquidation or disposition of the Receivables and the commencement of the Early Amortization Period and may be able to require that new principal Receivables be transferred to the Trust. In addition, the trustee, receiver or conservator for BCRC may have the power to cause early sale of the Receivables and the early payment of the Certificates or to prohibit the continued transfer of Receivables to the Trust. See "Maturity and Principal Payment Considerations" and see also "Description of the Certificates--Early Amortization Events" for a discussion of other events which might lead to the occurrence of an Early Amortization Period.

  Addition to Trust Assets; Additional Product Types; Limited Experience. BCRC expects, and in some cases will be obligated, to designate Additional Accounts, the Receivables in which will be conveyed to the Trust. Although such Additional Accounts must be Eligible Accounts, they may include accounts with Obligors originated by BCI (or an affiliate of BCI) or another lender under criteria different from those which were applied to the Obligors on the Accounts previously designated and added to the Trust. Such Additional Accounts may also provide financing for types of products different from those included in the Trust on the Closing Date and, if the Rating Agency Condition is satisfied, Asset-Based Receivables may be added to Trust. Consequently, there can be no assurance that Additional Accounts designated in the future will relate to the same types of products or will be of the same credit quality as previously designated Accounts or that new product types, or other forms of security, if any, that may secure the Receivables in new Accounts will provide security that is as favorable as that provided by the Eligible Products securing the Receivables currently included in the Trust.

  The historical experience of the Domestic Inventory Receivables portfolio is presented under "The Floorplan and Asset-Based Financing Business" and "The Accounts." Because BCI to date has only had limited underwriting and servicing experience, and very limited delinquency, default and loss experience, with respect to its Asset-Based Receivables portfolio, no historical information with respect to the Asset-Based Receivables portfolio or the related accounts is provided in this Prospectus. BCI expects to create a number of Additional Accounts that will be transferred to the Trust in the future. The actual historical experience with respect to these Additional Accounts that will be held by the Trust may be different from the Accounts currently held by the Trust. There can be no assurance that the historical experience of the portfolio of Domestic Inventory Receivables and Asset-Based Receivables included in the Trust in the future will be similar to the Receivables currently included in the Trust.

  Social, Economic and Other Factors; Competition. Payment of the Domestic Inventory Receivables is largely dependent upon the retail sale of the related Eligible Products. Generation of new Domestic Inventory Receivables and of Asset-Based Receivables is dependent upon the general level of sales of Eligible Products or expected need for Eligible Products. The level of sales of Eligible Products and the manufacturing and acquisition of Eligible Products may change as the result of a variety of social and economic factors. Economic factors include interest rates, unemployment levels, the rate of inflation and customer perception of economic conditions generally. The use of incentive programs (e.g., manufacturers' rebate programs) may affect sales. If any of the manufacturers, importers, or distributors of the Eligible Products were temporarily or permanently no longer in their respective businesses, the rate of sales of Eligible Products generating Domestic Inventory Receivables and Asset-Based Receivables could decrease, adversely affecting payment rates with respect to the Domestic Inventory Receivables and Asset-Based Receivables and the generation of new Domestic Inventory Receivables and of Asset-Based Receivables. Moreover, if any of the manufacturers, importers or distributors were temporarily or permanently no longer manufacturing, importing or distributing the related Eligible Products, the loss experience with respect to the related Domestic Inventory Receivables could be adversely affected. Similar issues relate to the Asset-Based Receivables. In addition, BCI competes with various other financing sources, including, without limitation, independent finance companies, captive finance companies of manufacturers, banks, investment companies and leasing companies, who are in the business of providing floorplan financing arrangements to dealers.

  Trust's Relationship to BCRC and BCI. Neither BCRC nor BCI or any affiliate thereof is obligated to make any payments in respect of the Certificates or the Receivables (other than the obligation of BCRC or BCI to purchase certain Receivables from the Trust due to the failure to comply with certain covenants or the breach by BCRC or BCI of certain representations and warranties, as described below and under "Description of the Certificates--Representations and Warranties" and "--Servicer Covenants," and other than certain affiliate support agreements relating to certain Receivables described under "The Floorplan and Asset-Based Financing Business--Relationship with Manufacturers, Importers and Distributors"). However, the Trust is completely dependent upon BCI for the generation of new Receivables. The ability of BCI to generate Receivables is in turn dependent to a large extent on the sales of Eligible Products. There can therefore be no assurance that BCI will continue to generate Receivables at the same rate as in prior years. In addition, if BCI were to cease acting as Servicer, delays in processing payments on the Receivables and information in respect thereof could occur and result in delays in payments to the Certificateholders.

  In connection with the transfer of Receivables by BCI to BCRC and the transfer of Receivables by BCRC to the Trust, each of BCI and BCRC makes representations and warranties with respect to the characteristics of such Receivables. BCI and BCRC are required to determine the accuracy of such representations and warranties and in certain circumstances they are required to accept reassignment of Receivables with respect to which such representations and warranties have been breached. See "Description of the Certificates--Representations and Warranties" and "Description of the Receivables Purchase Agreement--Representations and Warranties." In addition, subject to certain limitations, BCI has the ability to change the terms of the Accounts, including the amount or the timing of charge-offs and the rate of the finance charge, if any, as well as underwriting procedures.

  Credit Enhancement. Credit enhancement of the Certificates will be provided by the subordination of the Retained Interest to the extent of the Available Subordinated Amount as described herein as well as from amounts on deposit in the Reserve Fund. The amount of such credit enhancement is limited and will be reduced from time to time as described herein. See "Description of the Certificates--Allocation of Collections; Deposits in Collection Account; Limited Subordination of the Retained Interest."

  Subordination of Class B Certificates. The distribution of principal on the Class B Certificates will be made subsequent to the distribution in full of principal on the Class A Certificates. Reductions of the Invested Amount as a result of Investor Charge-Offs will result in reductions of amounts available to distribute principal on the Class B Certificates before any such reductions will be incurred in respect of the Class A Certificates.

  Negative Carry; Decrease in Investor Non-Principal Collections. Funds, if any, deposited in the Excess Funding Account will be invested in Eligible Investments and, as a result, will likely earn a rate of return lower than the interest rates borne by a comparable amount of principal Receivables. Accordingly, during any period during which funds are on deposit in the Excess Funding Account, such funds will reduce the amount of Non-Principal Collections available to the Certificates on each business day, until BCI generates sufficient Eligible Receivables to permit such funds to be released from the Excess Funding Account.

  Control. Under certain circumstances, the consent or approval of the holders of a specified percentage of the aggregate unpaid principal amount of all outstanding certificates of all outstanding Series will be required to permit or to take certain actions, including amending the Pooling and Servicing Agreement in certain circumstances and directing a reassignment of the entire portfolio of the Receivables. In addition, following the occurrence of an insolvency event with respect to BCRC or an Early Amortization Event as a result of BCRC violating its covenant not to create any lien on any Receivable, the holders of investor certificates evidencing more than 50% of the aggregate unpaid principal amount of each Series or, for Series with two or more classes, of each class will be required, together with the holder of the Variable Funding Certificate, to direct the Trustee not to sell or otherwise liquidate the Receivables; provided, however, that if such sale, disposition or liquidation is being made solely on account of BCRC's violation of its covenant not to create any lien on any Receivable, the Trustee will effect such sale only if the net proceeds would be sufficient to pay accrued interest and the outstanding principal balance of each Series.

  Basis Risk. The Domestic Inventory Receivables generally bear interest at the prime rate as published from time to time in the Wall Street Journal plus a margin ranging, as of October 25, 1996, from 0% to 8.5%. It is possible that with respect to any Interest Period, LIBOR plus the margin used to compute the applicable Class A Certificate Rate or Class B Certificate Rate will exceed the Net Receivables Rate. In such event, interest will accrue on the Class A Certificates or Class B Certificates, as applicable, during such Interest Period at a rate equal to the Net Receivables Rate. In addition, BCI may reduce the interest rates applicable to any of the Receivables, so long as BCI does not reasonably expect any such reduction to result in an Early Amortization Event. Furthermore, as of October 25, 1996, approximately 0.62% (by principal balance) of all Domestic Inventory Receivables did not bear interest. A reduction in interest rates on any Receivables, or the inclusion of non-interest bearing Receivables in the Pool, could have the effect of reducing or possibly eliminating the positive spread, if any, between the Net Receivables Rate and the Class A Certificate Rate or the Class B Certificate Rate based upon LIBOR, with a corresponding risk of a reduction in yield to holders of the Class A Certificates or the Class B Certificates.

  BCI Liquidation Event. Upon the occurrence of a Liquidation Event, the interest represented by the Variable Funding Certificate will be fixed relative to the interests represented by the Certificates for purposes of further allocations of Principal Collections and the relative interest of the Variable Funding Certificate in further allocations of Non-Principal Collections will not be less than the relative interest thereof as of the Liquidation Event. If a Liquidation Event occurs, delays in distributions on the Certificates or reductions in such distributions could result. Prior to the Series 1994-1 Final Payment Date, the definition of "Liquidation Event" will include certain cross default provisions relating to other obligations of BCI. The Variable Funding Certificate has been pledged to BCI to support the payment of the Note (as defined herein) issued to BCI by BCRC as part of the consideration for the sale of the Receivables by BCI to BCRC. Various lenders to BCI may view the Variable Funding Certificate as an asset of BCI. If such lenders were to accelerate performance of BCI's obligations under certain credit documents, a Liquidation Event could occur and the interest represented by the Variable Funding Certificate would be fixed as discussed and with the consequences described above in this paragraph.

  Master Trust Considerations. The Trust, as a master trust, has previously issued two Series of investor certificates and may issue additional Series of investor certificates (which may be represented by different classes within a Series) from time to time. A Supplement delivered in connection with the issuance of other Series will specify certain Principal Terms applicable to such Series. Such Principal Terms may include provisions creating different or additional security or other credit enhancement, different classes of investor certificates (including subordinated classes of investor certificates), different methods of allocating collections from the Pool and any other amendment or supplement to the Pooling and Servicing Agreement which is made applicable only to such Series. No Supplement, however, may change the terms of the Certificates or the terms of the Pooling and Servicing Agreement as applied to the Certificates. There can be no assurance, however, that previously issued Series or the issuance of any other Series from time to time hereafter might not have an impact on the timing or amount of payments received by the Certificateholders. Furthermore, Excess Principal Collections may be available for reallocation to the Certificates during any Early Amortization Period or Initial Amortization Period from other Series that are not in amortization, early amortization or accumulation periods, which may shorten the maturity of the Certificates. As long as the Certificates are outstanding, a condition to the execution of any Supplement will be that notice be given to the Rating Agencies and the Rating Agency Condition satisfied. The issuance of an additional Series does not require the consent of any Certificateholders. See "Description of the Certificates--New Issuances."

  Pre-Allocated Invested Amount. The Pre-Allocated Invested Amount will not be included in the Invested Amount for purposes of allocating Principal Collections to the Certificates and calculating the Required Pool Balance. The "Pre-Allocated Invested Amount" is the portion of the Invested Amount that is used in allocating Principal Collections to Series 1994-1, which is in an amortization period. The initial Pre-Allocated Invested Amount will be $251,000,000, and will be increased by the aggregate amount of principal payments made on the Series 1994-1 Certificates after the Closing Date, provided that after the date on which the Series 1994-1 Certificates have been paid in full, which is expected to be on the April 1997 Distribution Date, the Pre-Allocated Invested Amount will be zero; however, there can be no assurance of the payment in full of the Series 1994-1 Certificates by April 1997. If an Early Amortization Event occurs with respect to the Certificates prior to the payment in full of the Series 1994-1 Certificates, Certificateholders will receive principal payments at a reduced rate (due to the Pre-Allocated Invested Amount reducing the amount of Principal Collections allocated to the Certificates) until the Series 1994-1 Certificates are paid in full. See "Description of Certificates--Allocation Percentages."

  Ratings of the Certificates. It is a condition to the issuance of the Certificates that the Class A Certificates be rated "AAA" (or the equivalent) and that the Class B Certificates be rated at least "A" (or the equivalent) by at least one nationally recognized rating agency (such rating agency and each other rating agency designated by the Depositor in the related Supplement in respect of any outstanding Series or class, a "Rating Agency"). A rating is based primarily on the credit underlying the Receivables and the level of subordination of the Retained Interest and amounts on deposit in the Reserve Fund and, in the case of the Class A Certificates, the subordination of the distribution of principal and interest on the Class B Certificates to the prior distribution of principal and interest of the Class A Certificates. A rating of the Certificates addresses the likelihood of the ultimate payment of principal and timely payment of interest on the Certificates. A Rating Agency does not evaluate, and a rating of the Certificates does not address, in the case of the Class A Certificates, the likelihood that any Class A Carry-Over Amount will be paid, the likelihood that any Class A Controlled Distribution Amount will be paid on any Class A Amortization Date or the likelihood of payment in full of the outstanding principal balance of the Class A Certificates on the Class A Expected Final Payment Date or, in the case of the Class B Certificates, the likelihood that any Class B Carry-Over Amount will be paid or the likelihood of payment of the outstanding principal balance of the Class B Certificates on the Class B Expected Payment Date. A rating is not a recommendation to buy, sell or hold securities, inasmuch as such rating does not comment as to the market price or suitability for a particular investor. There is no assurance that a rating will remain for any given period of time or that a rating will not be lowered or withdrawn entirely by a Rating Agency if in its judgment circumstances so warrant.

  Book-Entry Registration. The Certificates will be initially represented by two or more certificates registered in the name of Cede, the nominee for DTC, and will not be registered in the names of the Certificateholders or their nominees. Because of this, unless and until Definitive Certificates are issued, beneficial owners of Certificates ("Certificate Owners") will not be recognized by the Trustee as "Certificateholders" (as that term is used in the Pooling and Servicing Agreement). Consequently, until such time, Certificate Owners will only be able to exercise the rights of Certificateholders indirectly through DTC, Cedel, Euroclear and their participating organizations. See "Description of the Certificates--Book-Entry Registration" and "--Definitive Certificates."

                          THE DEPOSITOR AND THE TRUST

THE DEPOSITOR

  Bombardier Credit Receivables Corporation (the "Depositor" or "BCRC"), which, as of the Closing Date, will be a wholly-owned subsidiary of BCI and an indirect wholly-owned subsidiary of Bombardier Corporation (which is a direct wholly-owned subsidiary of Bombardier Inc.), was incorporated on November 9, 1993. The Depositor was organized for limited purposes, which include purchasing receivables, beneficial ownership interests and participation interests in receivables, debt obligations secured by receivables and other forms of indebtedness and transferring such receivables, interests, debt obligations and indebtedness to third parties and any activities incidental to and necessary or convenient for the accomplishment of such purposes (including, without limitation, entering into and performing its obligations under the Pooling and Servicing Agreement and the Receivables Purchase Agreement).

  The Depositor's mailing address is P.O. Box 5544, Burlington, Vermont 05402. The Depositor's telephone number is (802) 655-2824.

  The Depositor has taken steps intended to assure that the voluntary or involuntary application with respect to Bombardier Corporation or BCI for relief under the Bankruptcy Code or other bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the enforcement of creditors' rights generally (collectively, "Insolvency Laws") will not result in the substantive consolidation of the assets and liabilities of the Depositor with those of Bombardier Corporation or BCI. These steps include the creation of the Depositor as a separate, limited-purpose subsidiary pursuant to a certificate of incorporation containing certain limitations (including restrictions on the nature of the Depositor's business, as described above, and a restriction on the Depositor's ability to commence a voluntary case or proceeding under any Insolvency Law without the unanimous affirmative vote of all of its directors). The Depositor's certificate of incorporation includes a provision that requires it to have among its directors at least two directors who qualify under the certificate of incorporation as independent directors. However, there can be no assurance that the activities of the Depositor would not result in a court concluding that the assets and liabilities of the Depositor should be substantively consolidated with those of Bombardier Corporation or BCI in a proceeding under any Insolvency Law.

  In addition, tax and certain other statutory liabilities, such as liabilities to the Pension Benefit Guaranty Corporation relating to the underfunding of pension plans of Bombardier Inc. or any of its subsidiaries including Bombardier Corporation and BCI, can be asserted against the Depositor. To the extent that any such liabilities arise after the transfer of Receivables to the Trust, the Trust's interest in the Receivables would be prior to the interest of the claimant with respect to any such liabilities. However, the existence of a claim against the Depositor could permit the claimant to subject the Depositor to an involuntary proceeding under the Bankruptcy Code or other Insolvency Law.

THE TRUST

  The Trust was formed under and is administered in accordance with the laws of the State of New York pursuant to the Pooling and Servicing Agreement. The Depositor conveys to the Trust, without recourse, the Receivables arising under the Accounts. To date, the Trust has issued the Series 1994-1 Certificates and the Series 1996-1 Certificates. The property of the Trust consists of the Receivables existing in the Accounts on the Initial Cut-Off Date, the Receivables existing in the Additional Accounts added since the issuance of the Series 1994-1 Certificates as set forth in Annex II hereto and all Receivables generated in the Accounts from time to time thereafter during the term of the Trust as well as Receivables generated in any Accounts added to the Trust from time to time hereafter (less Receivables paid or charged-off and excluding (i) Receivables generated in Removed Accounts or Ineligible Accounts after the applicable Removal Commencement Date, (ii) Receivables removed from the Trust from time to time after the Initial Cut-Off Date, and
(iii) after the Series 1994-1 Final Payment Date, Participation Interests in the Receivables that have been transferred to third parties as described under "The Floorplan and Asset-Based Financing Business--Participation Arrangements" and "Description of the Certificates--Removal of Accounts and Assignment of Receivables"), an assignment of substantially all of

BCRC's rights and remedies under the Receivables Purchase Agreement, all funds collected or to be collected in respect of such Receivables included as property of the Trust, all funds on deposit in certain accounts of the Trust (including funds on deposit in the Excess Funding Account, the Collection Account and the Reserve Fund), the Collateral Security relating to such Receivables included as property of the Trust, and any Enhancement issued with respect to any other Series. See "Description of the Certificates--Addition of Accounts." See "Description of the Receivables Purchase Agreement" for a summary of certain terms of the Receivables Purchase Agreement.

  The property of the Trust may in the future include Enhancements for the benefit of investor certificateholders of other Series. The Certificateholders will not have any interest in any Enhancement provided for the benefit of the investor certificateholders of other Series.

  The Trust was formed for the transactions relating to the issuance of certificates such as the Series 1994-1 Certificates, the Series 1996-1 Certificates, the Series 1997-1 Certificates and similar transactions, as contemplated by the Pooling and Servicing Agreement, and prior to formation had no assets or obligations. The Trust has not engaged and will not engage in any business activity, other than as described herein, but rather will only acquire and hold the Receivables and the other assets of the Trust and proceeds therefrom, issue the Certificates, other Series of investor certificates, the BCRC Certificate and the Variable Funding Certificate, issue additional Series and make payments thereon and related activities. As a consequence, the Trust is not expected to have any need for, or source of, capital resources other than the assets of the Trust.

  See also "Description of the Certificates--The Trustee."

                                USE OF PROCEEDS

  The net proceeds from the sale of the Certificates will be paid to the Depositor, which will use such proceeds, except the portion used to fund the Reserve Fund, to repay amounts owing to BCI under the Note or to purchase Receivables from BCI and to provide for amortization of a portion of the principal amount of the Series 1996-1 Certificates. BCI will use the related proceeds to reduce commercial paper borrowings and for general corporate purposes.

               THE FLOORPLAN AND ASSET-BASED FINANCING BUSINESS

GENERAL

  The following discussion includes descriptions of the Domestic Inventory Receivables and the Asset-Based Receivables. Currently, however, the Pool consists solely of Domestic Inventory Receivables. The Pool may, in the future, include Asset-Based Receivables as provided herein. The descriptions below of practices and procedures apply to current practices and procedures; these practices and procedures may change over time.

  Without limiting the foregoing, BCI expects to provide financing to additional dealers, and directly to manufacturers and distributors. In addition, BCI expects that the financing needs of Obligors will change over time, whether as a result of seasonality or other changes in such Obligors' businesses. In certain cases, after the Series 1994-1 Final Payment Date, designated Accounts and the Receivables arising thereunder transferred to the Trust may be acquired by BCI (or an affiliate of BCI) from another lender. Accordingly, the types of credit arrangements designated as Accounts and the Receivables arising thereunder that are transferred to the Trust, the products or other assets financed by those Receivables and the security, if any, provided in connection with such arrangements, are expected to change over time, and the relative proportions of the various types of credit arrangements and collateral may change over time. Consequently, there can be no assurance that Additional Accounts designated in the future will relate to the same types of products or will be of the same credit quality as previously designated Accounts or that the Receivables in the new Accounts will be supported by the same security that is currently provided for the Domestic Inventory Receivables. The (a) designation of Additional Accounts and (b) addition of Asset-Based Receivables (which will not be permitted until after the Series 1994-1 Final Payment Date) are subject to satisfaction of certain conditions described herein under "Description of the Certificates--Addition of Accounts."

  Currently, the Receivables sold to BCRC consist solely of extensions of credit and advances (referred to as inventory, wholesale or floorplan financing) made by BCI (or, after the Series 1994-1 Final Payment Date, made by an affiliate of BCI or another lender and acquired by BCI or one of its affiliates) to dealers (as of October 25, 1996, approximately 3228 Eligible Obligors) of consumer, recreational and commercial products ("Domestic Inventory Receivables"). The Receivables may, after the Series 1994-1 Final Payment Date, at the options of BCI and BCRC (but subject to certain conditions), also consist of extensions of credit and advances by BCI (or an affiliate) (or made by another lender and acquired by BCI or one of its affiliates) to (i) dealers to finance such dealers' working capital needs and
(ii) manufacturers and distributors to finance such manufacturers' and distributors' production, manufacturing and inventory of consumer, recreational and commercial products ("Asset-Based Receivables"). BCI and BCRC are under no obligation to make the decision that the Trust will include Asset-Based Receivables in addition to the Domestic Inventory Receivables. No selection procedures believed by BCI to be adverse to the holders of the Certificates were or will be used in selecting the Receivables to be sold or contributed to BCRC. The accounts (whether or not they would be "Eligible Accounts") with respect to Domestic Inventory Receivables are referred to in this section and in the historical information provided under the sections "The Accounts" and "Maturity and Principal Payment Considerations" as the "BCI Domestic Inventory Portfolio." The Domestic Inventory Receivables are secured by the products financed for such dealers and occasionally by mortgages, assignments of certificates of deposit or letters of credit. The Asset-Based Receivables would be generally expected to be secured by finished goods inventory, accounts receivable arising from the sale of such inventory, certain work-in-process, raw materials and component parts, as well as other assets of the borrower.

  With respect to Domestic Inventory Receivables, BCI generally provides dealers with inventory financing by paying to manufacturers, importers or distributors the wholesale cost of inventory items purchased by such dealers. These dealers are located in the United States and the Domestic Inventory Receivables are denominated in U.S. dollars. In most instances a manufacturer, importer or distributor may make a number of financing sources other than BCI available to its dealers. BCI has, however, in the past entered into, and may in the future enter into, captive financing arrangements with manufacturers, importers or distributors whereby BCI is made the primary source of financing for such manufacturer's, importer's or distributor's dealers. In some cases, BCI has in the past offered (and BCI may in the future offer) attractive financing rates in order to obtain captive financing arrangements with certain manufacturers, importers or distributors.

  Asset-Based Receivables that may be sold to the Trust would be generally expected to arise from asset-based revolving credit facilities provided to dealers, manufacturers and distributors and would be denominated in U.S. dollars.

  As of October 25, 1996, no single Obligor represented more than 3% of the BCI Domestic Inventory Portfolio.

  The principal products for which BCI currently provides domestic inventory financing (which gives rise to Domestic Inventory Receivables) include, but are not limited to, marine products (boats, motors and trailers) other than Bombardier products, Bombardier products (such as Ski-Doo(R) snowmobiles, Sea-Doo(R) personal watercraft and jetboats and Celebrity(R) boats), recreational vehicles, manufactured housing, motorcycles, lawn and garden equipment, horse trailers and consumer electronics and appliances. BCI expects to expand the type of products for which it provides domestic inventory financing to include, among others, musical instruments, medical equipment, heating, ventilation and air conditioning related products and specialty vehicles (e.g. vehicles made specially for certain uses, such as ambulances or airport buses). As of October 25, 1996, approximately 35.0% (based on outstanding receivables) or 47.3% (based on financing volume for the nine month period ended October 25, 1996) of the Domestic Inventory Receivables were attributable to products manufactured by Bombardier Inc. or its subsidiaries.

  The products for which BCI expects to provide dealer, manufacturer or distributor financing (which gives rise to Asset-Based Receivables) would be expected to be varied. The types of products covered by Domestic Inventory Receivables and Asset-Based Receivables may change over time.

  BCI services the Domestic Inventory Receivables, and expects to service the Asset-Based Receivables, through its executive offices in Colchester, Vermont and through various regional offices.

CREATION OF THE RECEIVABLES

  Domestic Inventory Receivables. BCI typically finances 100% of the wholesale invoice price of new inventory financed by U.S. dealers through BCI. Receivables in respect of the inventory are generally originated concurrently with the shipment of such inventory to the financed dealers with BCI generally advancing funds directly to the manufacturer, importer or distributor on behalf of the dealer. In most cases, the products with respect to which BCI provides domestic inventory financing are new products. However, in limited circumstances, BCI provides financing of used inventory acquired by dealers for whom BCI provides inventory financing.

  Once a dealer has commenced the floorplanning of a manufacturer's, importer's or distributor's inventory through BCI, BCI, if requested, will generally finance all purchases of inventory by such dealer from such manufacturer, importer or distributor, up to the credit limits established from time to time for such dealer. BCI may limit or cancel this arrangement if a dealer fails to perform its obligations under its inventory security agreement or other floorplan financing agreement with BCI, if the relevant manufacturer, importer or distributor fails to perform its obligations under its repurchase agreement, if the aggregate outstanding amount of receivables with respect to any one manufacturer, importer or distributor reaches BCI's predetermined limit or if the dealer (or manufacturer, importer or distributor) is experiencing financial difficulties.

  Asset-Based Receivables. BCI expects to offer extensions of credit and advances to dealers to finance such dealers' working capital needs and to manufacturers and distributors to enable such manufacturers and distributors to finance production, manufacturing and inventory of consumer, recreational and commercial products. Asset-Based Receivables would typically be expected to involve a revolving line of credit, for a contractually committed period of time, pursuant to which the borrower may receive extensions of credit, subject to availability of adequate collateral. The amount of Asset-Based Receivables arising under an Account at any time would be determined primarily by the financing needs of the borrower.

CREDIT UNDERWRITING PROCESS AND SECURITY

  Domestic Inventory Receivables. BCI's credit underwriting process generally begins by obtaining the endorsement of its program by a manufacturer, importer or distributor and entering into a repurchase agreement with such manufacturer, importer or distributor. Under the repurchase agreement, the manufacturer, importer or distributor generally agrees to repurchase any of its goods which were financed by BCI and which are repossessed by BCI after a dealer defaults, subject to certain conditions which are contained in the agreements (for further discussion of repurchase agreements, see "-- Relationship with Manufacturers, Importers and Distributors" below). Thereafter, BCI will, with the assistance of such manufacturer, importer or distributor, generally prepare and distribute promotional material for the purpose of encouraging all eligible and credit worthy dealers of such manufacturer, importer or distributor to participate in the program. In certain cases, the manufacturer, importer or distributor is the primary promoter of the program offered by BCI.

  A list of dealers together with the recommended credit line limits for such dealers is generally obtained from the manufacturer, importer or distributor. The dealers are then normally contacted by either BCI's telemarketing department or personnel from BCI's field force. If a dealer is interested in the program, an application for financing is completed. After receipt of such application, BCI currently investigates the dealer by reviewing, among other things, the dealer's financial statements, trade references, past actual performance and anticipated future performance and personal credit history. Upon approval, credit limits are established for approved dealers and the dealer executes an inventory security agreement or other floorplan financing agreement in favor of BCI. Credit limits are generally subject to different levels of management approval generally based on the amount of the proposed credit limit.

  Domestic inventory financing originated by BCI is typically documented by an inventory security agreement or other floorplan financing agreement providing for a security interest in favor of BCI in all inventory of the dealer the purchase of which was financed or floorplanned by BCI. The agreements generally also set forth the dealer's obligations with respect to payment terms, the maintenance and security (including insurance) of the inventory, remedies of BCI upon a default by such dealer and other matters relating to the dealer's inventory and business and BCI's rights. The inventory security agreements and other floorplan financing agreements generally require the dealer to maintain insurance (for the benefit of BCI) with respect to the inventory being financed by BCI. Although BCI's right to the proceeds of such insurance will not be transferred by BCI to BCRC (or by BCRC to the Trust), BCI has agreed under the Pooling and Servicing Agreement to treat such insurance proceeds received by BCI as recoveries on the related Domestic Inventory Receivables. The inventory security agreements and other floorplan financing agreements generally also require the dealer to take (or assist BCI in taking) all actions as may be necessary for BCI to perfect its security interest in the financed products. After the Series 1994-1 Final Payment Date, BCI or one of its affiliates may also acquire Domestic Inventory Receivables from third-party lenders, and although such receivables may not arise in an account pursuant to an inventory security agreement or other floorplan financing agreement established by BCI (or such affiliate), such account will satisfy BCI's customary underwriting standards.

  BCI generally maintains an active and ongoing relationship with the dealers to whom it provides floorplan financing and generally reevaluates individual dealers' credit limits (i) prior to increasing such credit limit, (ii) on an annual basis and (iii) if a dealer is experiencing financial difficulties or is not complying with its obligations under its inventory security agreement or other floorplan financing agreement with BCI. BCI reserves the right to deny any new or increased credit requests. At times, based upon BCI's relationship with the manufacturer, importer or distributor and, in the case of a manufacturer, importer or distributor who has entered into a repurchase agreement, the past practice of such manufacturer, importer or distributor in performing its obligations under such repurchase agreement (discussed under "--Relationship with Manufacturers, Importers and Distributors" below), BCI may establish a dealer line of credit that would otherwise not be granted on the strength of dealer credit alone.

  Asset-Based Receivables. BCI's credit underwriting process with respect to Asset-Based Receivables is expected to give consideration to a variety of factors, including, among others, the financial condition of the borrowing entity, its credit history and relationship with current and previous lenders and its historical performance and trends. Upon satisfaction of certain credit criteria, terms and conditions, an account would be approved for a revolving line of credit, the size of which would be based on a variety of factors including the need of the borrower.

  Upon approval of the credit, an evaluation of the borrowing base of the borrower would be performed and advance rates would be established based on the type of collateral. For purposes of evaluating items such as finished goods inventory, work-in-process, raw materials, component parts and real estate, an independent appraisal may be obtained and used in connection with establishing advance rates. With respect to accounts receivable, eligibility criteria, typically excluding items past due in excess of, or aged over, a specific number of days from invoice date, would be established, and concentration limits would be set with respect to the individual items within the receivables base. Next, an advance rate on eligible receivables would be determined based on a review of historical and projected data, giving consideration to factors such as credit loss experience, dilution, contingent sales and aged items. The intended result of the above analyses would be to set eligibility criteria and advance rates such that, upon any necessary collateral liquidation, BCI would fully recover any principal dollars advanced on the revolving line of credit.

  The adequacy of the borrowing base would be monitored periodically. In addition, the financial condition of the borrower would be monitored in connection with financial covenants set forth in the loan agreements, and the borrower would be subject to audit by BCI.

PAYMENT TERMS

  Domestic Inventory Receivables. BCI is generally entitled to receive repayment in full of the related loan upon sale of the inventory for which floorplan financing has been provided. This payment system is commonly known as the Pay-as-Sold Program. Interest is generally payable monthly. See "--Billing and Collection Procedures" below. A scheduled payment program is made available in limited instances to certain manufacturer's, importer's and distributor's eligible dealers pursuant to which such dealers may schedule the repayment of financed inventory over several months (generally 90 to 180 days), whether sold or not. The sum of all payments under the scheduled payment program will equal the advance to the dealer, which advance in most cases will be the full price of the financed product (rather than the discounted price which is paid to the manufacturer, importer or distributor in scheduled payment situations), plus in certain instances interest on the amount advanced to the dealer. In certain cases where there is a scheduled payment program, there is no interest collected on such Domestic Inventory Receivable, since the advances were made at a discount from the face amount of the receivables. See "Description of the Certificates--Discount Option." The first payment is generally due 30 days from the invoice date and subsequent payments are generally due each 30 days thereafter.

  Asset-Based Receivables. Obligors would be generally obligated to pay interest on outstanding borrowings pursuant to a schedule, which normally would be expected to be monthly or quarterly. Principal payments and draws would also generally be settled on a periodic basic (which may be weekly, monthly or quarterly) or, if earlier, when and to the extent principal outstanding balances exceed eligible collateral at negotiated advance rates (i.e., the maximum percentage of the borrowing base, or portion thereof, that the borrowed amount can represent).

BILLING AND COLLECTION PROCEDURES

  Domestic Inventory Receivables. A statement setting forth billing and related account information is prepared by BCI and generally mailed or otherwise transmitted to each dealer on a monthly basis. Each dealer's statement is generally generated and distributed on the second or third day following BCI's month-end cut-off date. Interest and other nonprincipal charges are usually required to be paid by the fifteenth day of each month and in all cases prior to the month-end cut-off date for the month in which such amounts are generally billed. Both interest and other nonprincipal charges are generally billed in arrears. Generally, dealers remit payments to bank lock boxes. In cases where a manufacturer, importer or distributor is responsible for a payment (such as interest payments in certain situations), billing goes to such manufacturer, importer or distributor.

REVENUE EXPERIENCE

  Domestic Inventory Receivables. BCI generally charges dealers interest at a floating rate determined by BCI on each business day. BCI is currently determining the rate to be the "prime rate" designated in the "Wall Street Journal," plus a spread generally ranging from 0% to 8.5% per annum based on risk and/or other factors including the manufacturer's, importer's or distributor's support of the dealer. The interest rate for any given period is the average daily prime rate plus the applicable spread and is applied to the average balances outstanding during the applicable period. The average spread over the average prime rate charged to dealers for the Domestic Inventory Receivables for the fiscal years ended January 31, 1996, 1995, 1994, 1993 and 1992 was approximately 3.98%, 4.45%, 4.50%, 4.85% and 4.71%, respectively. The average prime rate for the fiscal years ended January 31, 1996, 1995, 1994, 1993 and 1992 was 8.85%, 7.34%, 6.00%, 6.21% and 8.21%, respectively.

  There is seasonality in the level of outstanding Domestic Inventory Receivables and in repayments of principal. See "Maturity and Principal Payment Considerations." Dealer inventory financed by Domestic Inventory Receivables typically increases during the fall and winter months reaching a peak during the late winter or early spring, at which point the outstanding Domestic Inventory Receivables then begin liquidating during the spring and summer. In large part, this seasonality is attributable to the Domestic Inventory Receivables related to marine products and Bombardier products.

RELATIONSHIP WITH MANUFACTURERS, IMPORTERS AND DISTRIBUTORS

  Domestic Inventory Receivables. BCI's primary marketing focus is the manufacturer, importer or distributor of the financed product. Affiliates of BCI (which manufacture Ski-Doo(R) snowmobiles, Sea-Doo(R) personal watercraft and jetboats and Celebrity(R) boats) in the aggregate manufacture products which are financed directly by BCI and with respect to which the resulting Domestic Inventory Receivables represented, as of October 25, 1996, approximately 34.96% of BCI's Domestic Inventory Receivables portfolio. With the exception of four independent manufacturers who accounted, as of October 25, 1996, for approximately 12.90%, 5.69%, 4.05% and 3.79%, respectively, of BCI's Domestic Inventory Receivables portfolio, no other manufacturer, importer, or distributor currently accounts for more than 2% of BCI's Domestic Inventory Receivables portfolio.


  In most instances, rates, terms and procedures are agreed upon at the manufacturer, importer or distributor level, although for large dealers specific arrangements may be made with the individual dealer. In the event of the bankruptcy or insolvency of a manufacturer, importer or distributor, the enforceability of the obligations of a dealer under its inventory security agreement or other floorplan financing agreement with BCI would remain unimpaired.

  In certain situations, the manufacturer, importer or distributor will pay all or a portion of the interest that would otherwise be payable for some period by a dealer with respect to a Domestic Inventory Receivable; in such cases, the manufacturer, importer or distributor makes such payment to BCI and the dealer has a corresponding interest moratorium.

  In the past, most financing to dealers has involved a commitment by the manufacturer, importer or distributor to repurchase the financed products if BCI repossesses such products after a dealer defaults. In some cases, these repurchase obligations lapse when an unsold product reaches a certain age. The repurchase price to be paid to BCI is generally equal to (i) the unpaid principal amount of the Receivable with respect to the repossessed products plus (ii) certain costs of repossession and (iii) in certain circumstances, less a scheduled amount determined according to the age of the repossessed products. In certain cases, manufacturers, importers and distributors are also subject to recourse agreements which obligate the manufacturer, importer or distributor to repurchase the receivables in the event of a dealer default. The obligations of the manufacturer, importer or distributor do not relieve the dealers of any of their obligations to BCI. However, in certain cases, the manufacturer, importer or distributor who makes a payment with respect to a Domestic Inventory Receivable due from a dealer may become subrogated to the related claims by BCI against the dealer and may require a transfer of BCI's corresponding claims against the dealer to the extent of the payment.

  The terms of such repurchase commitments (including pricing) may vary, both by industry and by manufacturer, importer or distributor. In addition, current trends in the domestic inventory financing business indicate that repurchase commitments may not always be available from manufacturers, importers and distributors.

  To the extent repurchase agreements and other agreements are entered into with manufacturers, importers or distributors relating to the dealers who are being financed by Domestic Inventory Receivables, such agreements will, pursuant to the Receivables Purchase Agreement, be assigned by BCI to BCRC, but not by BCRC to the Trust. BCI agrees under the Pooling and Servicing Agreement to use reasonable efforts to collect under such agreements (on behalf of BCRC) with manufacturers, importers and distributors with respect to the Domestic Inventory Receivables, and BCRC and BCI will agree to deposit all such collections into the Trust, where such collections will be treated as recoveries on the related Domestic Inventory Receivables.

  Asset-Based Receivables. Asset-Based Receivables are not expected to be supported by any commitment from a manufacturer, importer or distributor to repurchase any financed products.

MONITORING

  Domestic Inventory Receivables. Once the dealer credit line is established, the relevant manufacturer, importer or distributor may, after obtaining BCI's approval for each shipment, ship products to the dealer and receive payment therefor (as a loan to the dealer) from BCI so long as such dealer's BCI financed inventory level remains within the limits of that dealer's credit line. Provided the relevant account is in good standing, performing under its inventory security agreement or other floorplan financing agreement and the credit line has not been withdrawn, approval will normally be given.

  In order to ensure compliance with the Pay-As-Sold Program, BCI periodically conducts audit inspections of dealers. In most cases, inventory is normally inspected at least four times a year. The audits are intended to ensure that the dealers are paying for floorplanned products as they are sold. The inspections are performed by BCI field representatives or outside inspection service personnel who have been specially trained to audit the inventory of dealers. The field representatives or outside inspection service personnel performing the audit will generally do the following: (i) check the actual inventory; (ii) inspect products for signs of use or excessive wear and tear;
(iii) spot check dealer sales orders; (iv) complete condition reports on product that is worn; (v) inspect the dealer's place of business and report unusual conditions; (vi) collect for interest and principal as needed; and
(vii) obtain the dealer's signature certifying the audit. Should discrepancies in a dealer's inventory and payment schedule or other problems be discovered by the auditing representative, BCI's management is promptly apprised of the situation.

  Asset-Based Receivables. Once BCI establishes a credit line with a borrower, BCI expects to monitor the adequacy of the borrowing base on a periodic basis and expects to perform periodic audits. In addition, BCI expects to monitor the financial condition of the borrower periodically in connection with loan covenants set forth in the loan agreements, and the borrower would be subject to audit by BCI.

  Outsourcing. BCI has delegated certain of its servicing, monitoring and administrative duties to third parties and BCI may from time to time in the future delegate all or a portion of its servicing, monitoring and administrative duties with respect to the Receivables to third parties, provided that no such delegation shall relieve BCI of its responsibility as Servicer with respect to such duties.

COLLECTION ACTIVITY

  Domestic Inventory Receivables. BCI's field management and representatives are responsible for all normal collection activity with respect to Domestic Inventory Receivables. When it has been determined that any further collection activity will require repossession, any remaining inventory is generally repossessed by BCI in conjunction with the applicable manufacturer, importer or distributor. In such instances, if the manufacturer, importer or distributor has entered into a repurchase agreement, such manufacturer, importer or distributor is generally obligated under such repurchase agreement to pay BCI (i) the unpaid principal amount of the Receivables with respect to the repossessed product plus (ii) certain costs of repossession and (iii) in certain circumstances, less a scheduled amount determined according to the age of the repossessed products. The dealer, however, remains obligated to pay BCI for any unpaid interest, other nonprincipal collections and any amounts not otherwise collected from the manufacturer, importer or distributor. Any payments collected by the Servicer from a manufacturer, importer or distributor under any recourse obligation with respect to a defaulting dealer will be treated under the Pooling and Servicing Agreement as a recovery in respect of the related Receivables. Any legal action against a dealer is generally initiated by BCI.

  BCI has not had a formal loan extension policy in place with respect to the Domestic Inventory Receivables. All payments on such receivables are due when the related inventory is sold or when payment is otherwise scheduled to be made and a default will exist if payment is not made when due. BCI has in the past entered into (and may in the future agree to) an extended payment term arrangement with a defaulted dealer, but such arrangements are considered to be workout situations by BCI and no general policy is followed in this regard. When a dealer is on a scheduled payment program and a payment is missed or cannot be made, the usual course of action by BCI involves an inspection of the dealer's inventory. Based on such inspection, a decision is generally made either to extend the payment due date or to institute other collection measures.

  Asset-Based Receivables. Upon default by the borrower under an Asset-Based Receivable credit arrangement, which, among other conditions, may arise as a result of the borrower's failure to comply with certain covenants or failure to maintain an adequate borrowing base to support outstanding balances, BCI would be expected to continue its ongoing assessment of the borrower's financial condition and determine its best course of action for purposes of obtaining repayment, including the possibility of immediate liquidation of all collateral.

  Charge-Off Policy. BCI's historical charge-off policy regarding accounts included in the BCI Domestic Inventory Portfolio has been generally to pursue all collection activities prudently before charging-off the account. The accounts are reviewed semi-annually by BCI's chief executive officer, at which time a decision is made as to which accounts to charge-off.

PARTICIPATION ARRANGEMENTS

  From time to time BCI may permit other financing sources to participate in certain of its financing arrangements with Obligors and in such cases, BCI will provide for such participation by granting to or transferring to such other financing sources an undivided interest in the receivables, related collateral security and other rights associated therewith (a "Participation Interest"). The documentation for the underlying line of credit will remain in the name of BCI, as lender and BCI will be the Servicer under such arrangement. In a separate contractual arrangement with BCI, the holder of the Participation Interest will agree to provide a portion of the funding for such financing to BCI and will have the right to receive a portion of the payments received on account of principal, interest and other fees and charges due from the Obligor and with respect to the related collateral security and other rights associated therewith. BCI may advise an Obligor that the size of its line of credit is conditioned upon participants in the financing. In other circumstances, there will be no such condition and BCI may be obligated to maintain the full amount of the line of credit notwithstanding its expectation that a portion of it will be participated. After the Series 1994-1 Final Payment Date and subject to the Rating Agency Condition being satisfied with respect to the form of the documentation pursuant to which Participation Interests are to be granted, the receivables, related collateral security and other associated rights to be sold by BCI to the Depositor, and in turn by the Depositor to the Trust, may be subject to Participation Interests granted pursuant to such documentation.

  In addition, after the Series 1994-1 Final Payment Date, the Depositor may cause the Trust to transfer an undivided interest in certain Receivables, related Collateral Security and other associated rights included in the Trust's assets to the Depositor, which may thereafter transfer such interest to a third party in the form of a Participation Interest subject to the Rating Agency Condition being satisfied with respect to the form of the documentation pursuant to which such Participation Interests are to be granted.

                                 THE ACCOUNTS

GENERAL

  The following discussion includes descriptions of the Domestic Inventory Receivables and the Asset-Based Receivables. Currently, however, the Accounts consist solely of Eligible Accounts in the BCI Domestic Inventory Portfolio as provided herein. BCI and BCRC have the option, after the Series 1994-1 Final Payment Date and subject to certain conditions, to include accounts containing Asset-Based Receivables.

  The Receivables arise in the Accounts. The Accounts consist of accounts in the BCI Domestic Inventory Portfolio (and may in the future also consist of all or a portion of the accounts in BCI's Asset-Based Receivables portfolio) that were, in either case, Eligible Accounts at the time of such selection. In order to be an Eligible Account, each Account must meet certain criteria provided in the Pooling and Servicing Agreement. See "Description of the Certificates--Representations and Warranties" and "--Eligible Accounts and Eligible Receivables." All Eligible Accounts sold or contributed to BCRC by BCI pursuant to the Receivables Purchase Agreement will be deposited by BCRC into the Trust pursuant to the Pooling and Servicing Agreement. No selection procedures believed by BCI to be adverse to the holders of the Series have been or will be used by BCI in selecting the Accounts to be transferred to BCRC.

  As long as an Account is an Eligible Account, the Receivables in such Account (which will be part of the Trust's assets) may be performing or non-performing Receivables and may be Eligible Receivables or Ineligible Receivables; however, only Eligible Receivables will be considered in determining the Pool Balance (and therefore in determining various amounts or percentages which are based on the Pool Balance).

  The Accounts pursuant to which the Domestic Inventory Receivables have been or will be generated by BCI (or after the Series 1994-1 Final Payment Date, an affiliate of BCI) are inventory security agreements or other floorplan financing agreements entered into with BCI by dealers to finance the purchase by the dealers of inventory. The standard form of inventory security agreement currently used by BCI is filed as an exhibit to the Registration Statement of which this Prospectus forms a part. However, the actual inventory financing agreements entered into with dealers, as well as the terms and conditions of other floorplan financing agreements entered into by BCI (or after the Series 1994-1 Final Payment Date, an affiliate of BCI) with dealers, may differ materially from the standard form of inventory security agreement filed as an exhibit to the Registration Statement. The accounts pursuant to which the Asset-Based Receivables will be generated (which accounts may in the future also be included in the Pool as Accounts) are expected to be revolving credit arrangements entered into with BCI or affiliates of BCI by dealers to finance working capital needs and by manufacturers and distributors to finance such manufacturers' and distributors' production, manufacturing and inventory of consumer, recreational and commercial products. The terms of such revolving credit arrangements would be generally negotiated between BCI (or an affiliate of BCI) and its borrower and, therefore, no general form of financing agreement exists with respect to the Asset-Based Receivables.

  Pursuant to the Pooling and Servicing Agreement, BCRC has the right (subject to certain conditions), and in some circumstances is obligated, to designate from time to time additional qualifying accounts to be included as Accounts and to convey to the Trust the Receivables of such Additional Accounts, including Receivables thereafter created. These accounts must meet the eligibility criteria to qualify as Eligible Accounts as of the date such accounts are designated as Additional Accounts. Pursuant to the Receivables Purchase Agreement, BCI will from time to time sell or contribute the Receivables then existing, with certain exceptions, or thereafter created under the Accounts and under any such Additional Accounts to BCRC, which will transfer such Receivables to the Trust pursuant to the Pooling and Servicing Agreement. See "Description of the Certificates--Addition of Accounts" and "-- Representations and Warranties." Eligible Receivables in the BCI Domestic Inventory Portfolio or Asset-Based Receivables portfolio may consist of performing Receivables which were previously non-performing. However, based on the historical performance of the receivables in the BCI Domestic Inventory Portfolio, the percentage of Eligible Receivables in the Trust which are Domestic Inventory Receivables and which were previously non-performing should be insignificant in relation to the aggregate amount of Domestic Inventory Receivables in the Trust at any one time.

  Subject to certain conditions specified in the Pooling and Servicing Agreement, BCRC has the right to remove Accounts and Receivables from the Trust. See "Description of the Certificates--Removal of Accounts and Assignment of Receivables." Throughout the term of the Trust, the Accounts from which the Receivables arise will be the Accounts designated by BCRC on the Initial Cut-Off Date plus any Additional Accounts, minus any Accounts removed from the Trust.

  Pursuant to the Pooling and Servicing Agreement, the Servicer (expected to be BCI) or any subservicer (which may include a BCI affiliate) may, subject to certain conditions, change the terms relating to the Accounts and the Receivables. See "Description of the Certificates--Collection and Other Servicing Procedures."

  As of October 25, 1996, with respect to the accounts in the BCI Domestic Inventory Portfolio: (a) there were approximately 3,228 Eligible Accounts which had been designated to the Trust; the Receivables in such Accounts had an aggregate principal balance of approximately $678.05 million and all of such Receivables in such Eligible Accounts had been transferred to BCRC and deposited into the Trust; (b) with respect to such Eligible Accounts: (i) 10.48% of the Receivables were in Accounts with credit limits per Account ranging from approximately $0 to $249,999, 24.64% of the Receivables were in Accounts with credit limits per Account ranging from $250,000 to $499,999, 31.57% of the Receivables were in Accounts with credit limits per Account ranging from $500,000 to $999,999, 31.05% of the Receivables were in Accounts with credit limits per Account ranging from $1,000,000 to $14,999,999, and 2.26% of the Receivables were in Accounts with credit limits per Account ranging from approximately $15,000,000 to $30,000,000, (ii) the average aggregate credit limit per Account was approximately $410,880.59, and (iii) the average principal balance of Receivables per Account was approximately $210,053.98; (c) with respect to such Eligible Accounts, the aggregate principal balance of Receivables as a percentage of the aggregate credit limits of such Eligible Accounts was approximately 51.12%; and (d) with respect to such Eligible Accounts, approximately 8.00% of the Receivables were in Accounts for which the related credit lines were initially established in the 1996 calendar year, approximately 16.73% in the 1995 calendar year, approximately 12.00% in the 1994 calendar year, approximately 8.53% in the 1993 calendar year and approximately 54.74% in the 1992 and prior calendar years. With respect to Eligible Accounts pursuant to which Domestic Inventory Receivables are generated, the weighted average spread over the prime rate charged to dealers for the period January 1, 1996 through October 25, 1996 was approximately 3.95%. All of the historical information (including tables and numbers) contained in this Prospectus regarding BCI or any Receivables or Accounts also includes receivables and accounts held by BCI Finance Inc. (formerly BCI Recovery Inc.). BCI Finance Inc., which was incorporated in 1991, is a wholly-owned subsidiary of Bombardier Corporation, which is the parent company of BCI. In October 1991 and June 1993, pools of then non-performing receivables held by BCI were sold to BCI Finance Inc. In January 1993, an additional pool of non-performing receivables held by BCI was transferred to BCI Finance Inc. in exchange for receivables held by BCI Finance Inc. which had become performing receivables.

  BCI and BCRC may designate Additional Accounts from time to time and transfer the Receivables arising therein to the Trust. As a result, the actual composition of the Receivables by business line represented by the Trust's assets is expected to change over time. In addition, due to the variability and uncertainty with respect to the rates at which Receivables in the Trust are created, paid or otherwise reduced, the information set forth below may vary significantly over time.

HISTORICAL SIZE

  The following table sets forth aggregate year-end outstanding principal balances of receivables in the BCI Domestic Inventory Portfolio for each of the dates shown. The Eligible Accounts comprise only a portion of the entire receivables in the BCI Domestic Inventory Portfolio, which portfolio would also include accounts which would not qualify as Eligible Accounts. As a result, the historical information with respect to Eligible Accounts may be different than the historical information set forth below.

               AGGREGATE YEAR-END OUTSTANDING PRINCIPAL BALANCES

                                                        JANUARY 31,
                                             ----------------------------------
              PORTFOLIO                       1996   1995   1994   1993   1992
              ---------                      ------ ------ ------ ------ ------
                                                 (U.S. DOLLARS IN MILLIONS)
      Domestic Inventory Receivables........ $759.7 $652.8 $542.0 $432.5 $388.0

  The following table sets forth information on the average number of dealers financed, average month-end outstanding principal balance on receivables and average volume per dealer for each of the periods shown.

                   SIZE OF BCI DOMESTIC INVENTORY PORTFOLIO

                                                   YEAR ENDED JANUARY 31,
                                             ----------------------------------
                                              1996   1995   1994   1993   1992
                                             ------ ------ ------ ------ ------
                                                (U.S. DOLLARS IN THOUSANDS)
      Average Number of Dealers............   3,377  3,945  4,107  4,090  4,269
      Average Month-End Principal Balances
       Per Dealer..........................  $184.9 $131.8 $107.7 $ 92.0 $ 83.0
      Average Financing Volume Per Dealer..  $527.7 $404.7 $330.6 $265.0 $195.0

DELINQUENCY

  The following table shows delinquency information for the BCI Domestic Inventory Portfolio as of the dates shown.

                            DELINQUENCY EXPERIENCE

                                                                       JANUARY 31,
                                                            --------------------------------------
                          OCTOBER 25, 1996 OCTOBER 27, 1995  1996    1995    1994    1993    1992
                          ---------------- ---------------- ------  ------  ------  ------  ------
                                               (U.S. DOLLARS IN MILLIONS)
Aggregate Principal Bal-
 ance...................       $773.1           $559.5      $759.7  $652.8  $542.0  $432.5  $388.0
Delinquent Amount (1)...       $  4.6           $  8.4      $  4.8  $  9.6  $  8.8  $ 19.7  $ 22.9
Delinquent
 Amount/Aggregate Prin-
 cipal Balance..........          0.6%             1.5%        0.6%    1.5%    1.6%    4.6%    5.9%
Allowance for Credit
 Losses on
 BCI's Books............       $ 11.1           $ 13.2      $  9.7  $ 12.8  $ 10.7  $ 19.4  $ 22.3
Allowance/Aggregate
 Principal
 Balance................          1.4%             2.4%        1.3%    2.0%    2.0%    4.5%    5.7%

--------
(1) Consists of the total principal and past due charges on receivables which were (i) unpaid when due as a result of retail sale of the underlying product (i.e., sold out of trust) or (ii) unpaid when due under a scheduled payment program and with respect to which BCI determined that the payment was undercollateralized after the due date. The percentage of outstanding Domestic Inventory Receivables which were on a scheduled payment program as of the above dates was generally less than 4% by principal balance.

  See the last two paragraphs under "General" above.

LOSS EXPERIENCE

  The following tables set forth BCI's average principal receivables balance and loss experience for each of the periods shown with respect to the receivables in the BCI Domestic Inventory Portfolio. The Eligible Accounts will comprise only a portion of the entire receivables in the BCI Domestic Inventory Portfolio, which also includes accounts that would be ineligible. In addition, the Eligible Accounts may also in the future comprise all or a portion of the receivables in the Asset-Based Receivables portfolio for which there is currently no historical loss experience information available. As a result, actual loss experience with respect to the Eligible Accounts may be different. There can be no assurance that the loss experience for the Receivables in the future will be similar to the historical experience set forth below.

              LOSS EXPERIENCE FOR DOMESTIC INVENTORY RECEIVABLES

                                 NINE MONTHS ENDED               YEAR ENDED JANUARY 31,
                         --------------------------------- --------------------------------------
                         OCTOBER 25, 1996 OCTOBER 27, 1995  1996    1995    1994    1993    1992
                         ---------------- ---------------- ------  ------  ------  ------  ------
                                              (U.S. DOLLARS IN MILLIONS)
Average Principal Re-
 ceivables Balance(1)...      $772.4           $603.9      $624.4  $520.1  $442.1  $378.0  $353.9
Net Losses(2)(4)........      $  1.4           $  2.4      $  7.1  $  0.7  $ 11.0  $  7.6  $  5.0
Net
 Losses/Liquidations....        0.08%            0.18%       0.42%   0.04%   0.88%   0.71%   0.62%
Net Losses/Average
 Principal Receivables
 Balance(3).............        0.18%            0.39%       1.13%   0.13%   2.49%   2.02%   1.42%

--------
(1) Average Principal Receivables Balance is the average of the month-end outstanding principal balances for the twelve months ending on the last day of the period, except for the periods ended October 25, 1996 and October 27, 1995, each of which is based on a nine-month average.
(2) Net losses in any period are gross losses less recoveries for such period. Recoveries include recoveries from collateral security in addition to the products.
(3) Percentages for the nine-month periods ended October 27, 1995 and October 25, 1996 are expressed on an annualized basis.
(4) Net losses in any period reflect losses recorded in such period on BCI's books and records.

  See the last two paragraphs under "General" above.

PRODUCT MIX

  The level of BCI's domestic inventory financing has increased over the last four years. The following table details BCI's annual domestic inventory financing activity by outstanding aggregate receivables and by volume based on current product categories. The increase in financing is not across all industry sectors. BCI has made a deliberate decision to limit its exposure in the consumer electronics and appliances portfolio (which is included in the "Other" product category below). While the information reflected in these tables includes receivables arising under accounts that would not qualify as Eligible Accounts, the relative product mix for receivables arising under accounts that would qualify as Eligible Accounts would be similar to the product mix reflected in these tables.

                            OUTSTANDING RECEIVABLES

                                                                          JANUARY 31,
                 OCTOBER 25,    OCTOBER 27,     ------------------------------------------------------------------------
    PRODUCT          1996           1995            1996           1995           1994           1993           1992
    -------      ------------   ------------    ------------   ------------   ------------   ------------   ------------
                                           (U.S. DOLLARS IN MILLIONS/% OF TOTAL)
Bombardier...... $270.3 (35.0%) $155.8 (27.8%)  $291.5 (38.4%) $202.8 (31.1%) $141.4 (26.1%) $ 97.0 (22.4%) $ 70.2 (18.1%)
Marine..........  258.0 (33.4)   209.4 (37.4)    270.1 (35.6)   228.9 (35.1)   180.1 (33.2)   157.0 (36.3)   147.3 (38.0)
Manufactured
 Housing and
 Recreational
 Vehicles.......  192.8 (24.9)   158.3 (28.3)    164.3 (21.6)   179.9 (27.6)   169.4 (31.2)   127.3 (29.4)   116.2 (29.9)
Other...........   52.0  (6.7)    36.0  (6.4)     33.8  (4.5)    41.1  (6.3)    51.1  (9.4)    51.2 (11.8)    54.3 (14.0)
                 ------------   ------------    ------------   ------------   ------------   ------------   ------------
TOTALS.......... $773.1(100.0%) $ 559.5(100.0%) $759.7(100.0%) $652.8(100.0%) $542.0(100.0%) $432.5(100.0%) $388.0(100.0%)
                 ============   ============    ============   ============   ============   ============   ============

                               FINANCING VOLUME

                     NINE MONTHS ENDED                               YEAR ENDED JANUARY 31,
                 ---------------------------    ------------------------------------------------------------------------
                 OCTOBER 25,    OCTOBER 27,
    PRODUCT          1996           1995            1996           1995           1994           1993           1992
    -------      ------------   ------------    ------------   ------------   ------------   ------------   ------------
                                                 (U.S. DOLLARS IN MILLIONS)
Bombardier...... $      774.9   $      534.8    $      837.6   $      539.5   $      387.5   $      253.7   $      160.1
Marine..........        374.8          330.6           434.2          383.8          280.1          217.8          191.3
Manufactured
 Housing and
 Recreational
 Vehicles.......        350.8          312.1           404.2          534.9          439.0          317.5          263.0
Other...........        135.3           80.6           106.1          138.1          251.2          264.0          217.0
                 ------------   ------------    ------------   ------------   ------------   ------------   ------------
TOTALS.......... $    1,635.9   $    1,258.2    $    1,782.1   $    1,596.4   $    1,357.7   $    1,053.0   $      831.4
                 ============   ============    ============   ============   ============   ============   ============

  Currently, the above categories consist primarily of the following products (which categories and products may change over time as types of products are added or subtracted): (i) the Bombardier category currently consists primarily of Ski-Doo(R) snowmobiles, Sea-Doo(R) personal watercraft and jetboats and Celebrity(R) boats and related parts and accessories, (ii) the Marine category currently consists primarily of boats (less than 25 feet), motors and trailers, which may also be sold in packages consisting of all three components, but does not include Bombardier products, (iii) the Manufactured Housing and Recreational Vehicles category currently consists primarily of single and double-wide mobile homes and Class A and Class C motor homes and trailers and towables and (iv) the Other category currently consists primarily of appliances, televisions, stereos, other electronics equipment and lawn and garden equipment, motorcycles and horse trailers.

  See the last two paragraphs under "General" above.

AGING EXPERIENCE

  The following table provides the age distribution of product inventory for all dealers in BCI's portfolio of Domestic Inventory Receivables as a percentage of total principal outstanding at the date indicated. Because the Eligible Accounts will comprise only a portion of the entire BCI Domestic Inventory Portfolio, which also includes accounts that would be ineligible, actual age distribution with respect to the Eligible Accounts may be different.

        PRODUCT AGE DISTRIBUTION FOR THE DOMESTIC INVENTORY RECEIVABLES

                                                      JANUARY 31,
                     OCTOBER 25, OCTOBER 27, ---------------------------------
      DAYS              1996        1995     1996   1995   1994   1993   1992
      ----           ----------- ----------- -----  -----  -----  -----  -----
      1-120.........    55.52%      60.75%   61.44% 64.79% 61.63% 53.40% 48.50%
      121-180.......    14.69%       9.51%   13.92% 14.25% 14.55% 15.50% 14.20%
      181-270.......    10.59%       9.31%    9.37%  8.95%  9.56% 10.00% 10.70%
      Over 270......    19.20%      20.32%   15.54% 12.01% 14.26% 21.10% 26.70%

  See the last two paragraphs under "General" above.

GEOGRAPHIC DISTRIBUTION

  The following table provides the geographic distribution of dealers on the basis of the principal amount of receivables outstanding and the number of dealers generating such receivables with respect to the BCI Domestic Inventory Portfolio. This table includes dealers who have either month-end outstanding principal balances as of October 25, 1996 or who had a positive average daily principal balance for the month ended October 25, 1996. While some of the receivables included in this table arose under accounts that would not qualify as Eligible Accounts, the relative geographic distribution of receivables arising under accounts that would qualify as Eligible Accounts would be similar to the distribution reflected in this table.

     GEOGRAPHIC DISTRIBUTION OF ACCOUNTS REPRESENTED BY DOMESTIC INVENTORY
                                RECEIVABLES(1)

                          RECEIVABLES
                          OUTSTANDING  PERCENTAGE OF              PERCENTAGE OF
                         (U.S. DOLLARS  RECEIVABLES  TOTAL NUMBER   NUMBER OF
           STATE         IN THOUSANDS)  OUTSTANDING  OF ACCOUNTS    ACCOUNTS
           -----         ------------- ------------- ------------ -------------
   Texas................    $69,733         9.0%         192           5.6%
   California...........    $62,402         8.1%         120           3.5%
   Florida..............    $47,206         6.1%         110           3.2%
   New York.............    $41,686         5.4%         131           3.8%
   Michigan.............    $41,270         5.3%         100           2.9%

--------
(1) No other state represents more than 5% of the outstanding Domestic Inventory Receivables. Eight states (North Carolina, Ohio, Minnesota, Wisconsin, Vermont, Georgia, Maine and South Carolina) each represent between approximately 4.2% and 2.5% of the outstanding Domestic Inventory Receivables and ten states (Pennsylvania, Alabama, Illinois, Tennessee, Arizona, Louisiana, Washington, Virginia, Montana and Indiana) each represent between approximately 2.4% and 1.6% of the outstanding Domestic Inventory Receivables. The remaining states each represent less than 1.6% of the outstanding Domestic Inventory Receivables.

    See the last two paragraphs under "General" above.

                            BOMBARDIER CAPITAL INC.

  BCI was incorporated in Massachusetts in 1974 and is a wholly-owned subsidiary of Bombardier Corporation.

  BCI is a financial services company which at the present time primarily finances, on a secured basis, the purchases of inventory by dealers from specified manufacturers, distributors and importers of recreational, consumer and commercial products throughout the continental United States. BCI is also currently involved in financing and leasing business jets and snow grooming equipment sold by its affiliates, as well as financing the receivables of its affiliates through its Commercial and Industrial Finance Division. Recently, the Commercial and Industrial Finance Division has increased its scope and offers financing and leasing products tailored for the truck trailer and industrial equipment industries. BCI may engage in additional types of financing and other activities in the future.

  The principal products for which BCI currently provides inventory financing (also referred to as wholesale or floorplan financing) include marine products (boats, motors and trailers) which are not Bombardier products, Bombardier products (such as Ski-Doo(R) snowmobiles, Sea-Doo(R) personal watercraft and jetboats and Celebrity(R) boats), recreational vehicles, lawn and garden equipment, horse trailers, motorcycles, manufactured housing and consumer electronics and appliances and specialty vehicles. As of October 25, 1996, BCI was providing inventory financing to approximately 3,475 dealers located throughout the continental United States and acts as a financing source for approximately 377 manufacturers and distributors.

  Asset-Based Receivables would be expected to involve BCI providing extensions of credit and advances to dealers to finance their working capital needs and to manufacturers and distributors to finance such manufacturers' and distributors' production and inventory of consumer, recreational and commercial products.

  In addition, BCI provides customer financing for Bombardier products that currently primarily include Learjet and Challenger business jets and ski hill resort snow grooming equipment, as well as providing financing assistance (in certain cases) in connection with sales of commercial aircraft manufactured by affiliates. Receivables and other related extensions of credit by BCI in connection with such customer financing will not be included as assets in the Trust. Currently, BCI provides two primary types of business jet financing. The first type involves offering leasing and financing to customers (independent third parties) with respect to new aircraft manufactured by a BCI affiliate or a trade-in aircraft. The second type of activity involves the purchase by BCI of trade-in aircraft from aircraft customers of BCI affiliates, which trade-in aircraft purchased by BCI are then leased back to the BCI affiliate or to the customer while the affiliate attempts to remarket the aircraft. BCI's Commercial and Industrial Finance Division also provides loan and lease financings for certain equipment not manufactured by Bombardier. Receivables and other related extensions of credit by BCI in connection with such loan and lease financing will not be included as assets in the Trust.

  As of January 31, 1994, January 31, 1995 and January 31, 1996, BCI's assets (primarily financing assets) were approximately $495.6 million, $601.2 million and $729.8 million, respectively, and shareholders' equity was approximately $70.8 million, $72.1 million and $81.0 million, respectively. For the fiscal years ended 1994, 1995 and 1996, total BCI revenues were approximately $64.3 million, $57.4 million and $82.3 million, respectively.

  The mailing address of BCI's executive offices is currently 1600 Mountain View Drive, Colchester, Vermont 05446. The telephone number of such offices is currently (802) 654-8393.

  As of the Closing Date, BCRC will be a wholly-owned direct subsidiary of BCI. BCI is a wholly-owned direct subsidiary of Bombardier Corporation. Bombardier Corporation is an Idaho corporation and a direct wholly-owned subsidiary of Bombardier Inc.

  Bombardier Inc. is a Canadian corporation which, directly and through its subsidiaries, is engaged in design, development, manufacture and marketing in the transportation equipment, aerospace, defense and motorized consumer products industries. In addition, five Bombardier subsidiaries are engaged in financial services and one in real estate. Bombardier Inc. and its subsidiaries operate plants in Austria, Belgium, Canada, Finland, France, Germany, Mexico, the United Kingdom and the United States.

  Bombardier Inc.'s equity securities are publicly traded on The Montreal Exchange and The Toronto Stock Exchange and on the Brussels and Antwerp stock exchanges in Belgium. Bombardier Inc. is a reporting issuer under the securities laws of various provinces in Canada (including Quebec and Ontario) and therefore makes various public filings with the securities commissions of those provinces, as well as filings with the exchanges on which its securities are traded.

  The registered office of Bombardier Inc. is at 800 Rene-Levesque Boulevard West, Montreal, Quebec, Canada H3B 1Y8.

                 MATURITY AND PRINCIPAL PAYMENT CONSIDERATIONS

  Principal payments with respect to the Certificates will not commence until the Distribution Date in November 2001, unless an Early Amortization Event has occurred or unless BCI elects not to extend the Initial Principal Payment Date. Principal with respect to the Class B Certificates will not be distributable until all principal with respect to the Class A Certificates has been distributed (although distribution to the Class B Certificates may occur on the same day as the final principal payment to the holders of the Class A Certificates). It is expected that the final principal payment with respect to the Class A Certificates will be made on the Class A Expected Final Payment Date and that a single principal payment in respect of the Class B Certificates will be made on the Class B Expected Payment Date, but the principal of the Class A or the Class B Certificates may be paid earlier or, depending on the actual payment rate on the Receivables, later, as described herein. Because the majority of Domestic Inventory Receivables are payable upon the retail sale of the related Eligible Product, the timing of such payments is uncertain. In addition, there is no assurance that BCI will generate additional Receivables under the Accounts or that any particular pattern of payments will occur. In the event of a decline in the rate at which additional Receivables are generated during the Revolving Period, BCRC may be unable to convey new Receivables to the Trust (under existing Accounts designated for the Trust) at the level anticipated or may be unable to contribute Receivables in new Accounts when otherwise required to do so under the Pooling and Servicing Agreement. (The obligation to designate additional Accounts under certain circumstances applies to Accounts of the same type or types as are then included in the Pool; therefore, if the Pool includes only Accounts containing Domestic Inventory Receivables, only Domestic Inventory Receivables would be required to be added to the Pool unless BCI and BCRC, at their options, after the Series 1994-1 Final Payment Date, and subject to certain conditions, decide to designate accounts containing Asset-Based Receivables.) Such failure on the part of BCRC would constitute an Early Amortization Event, causing principal payments on the Certificates to commence earlier than would otherwise have been the case (and causing principal payments to the Class A Certificateholders to be made without regard to the Class A Controlled Distribution Amount). Further, during the Amortization Period or any Initial Amortization Period or Early Amortization Period, a decline in the rate at which additional Receivables are generated may have the effect of reducing the rate of principal distributions on the Certificates, thus extending the maturity of the Certificates and increasing their exposure to losses in the Pool. Alternatively, the issuance of other Series may result in the allocation of Excess Principal Collections from such other Series to the Certificates during any Initial Amortization Period or Early Amortization Period, which may shorten the maturity of the Certificates. See "Description of the Certificates--Interest" and "--Principal" and "The Floorplan and Asset-Based Financing Business."

  Following the exhaustion of coverage provided by the Available Subordinated Amount, the yield to maturity on the Certificates will be more sensitive to the rate and timing of Defaulted Receivables. For a description of Investor Charge-Offs, see "Description of the Certificates--Investor Charge-Offs."

  The amount of new Receivables generated in any month and monthly payment rates on the Receivables may vary because of seasonal variations in Eligible Product sales and inventory levels, retail incentive programs provided by the manufacturers, importers and distributors of the Eligible Products covered by Domestic Inventory Receivables, and various economic factors affecting Eligible Product sales generally. The following table sets forth the highest and lowest monthly payment rates for the Domestic Inventory Receivables portfolio during any month in the periods shown and the average of the monthly payment rates for all months during the periods shown, in each case calculated as the percentage equivalent of a fraction, the numerator of which is the aggregate of all collections of principal during the period and the denominator of which is the average aggregate principal balance for such period. There can be no assurance that the rate of Principal Collections will be similar to the historical experience set forth below. Because the Eligible Accounts will comprise only a portion of the entire BCI Domestic Inventory Portfolio, actual monthly payment rates with respect to the Eligible Accounts may be different.

   MONTHLY PRINCIPAL PAYMENT RATES FOR THE BCI DOMESTIC INVENTORY PORTFOLIO

                                NINE MONTHS ENDED     YEAR ENDED JANUARY 31,
                             ----------------------- ----------------------------
                             OCTOBER 25, OCTOBER 27,
                                1996        1995     1996  1995  1994  1993  1992
                             ----------- ----------- ----  ----  ----  ----  ----
   Highest Month...........     32.6%       35.9%    35.9% 37.3% 34.0% 29.5% 25.1%
   Lowest Month............     11.1%       11.1%    11.1% 14.4% 14.5% 15.3% 10.4%
   Average of the Months in
    the
    Period.................     23.1%       24.6%    22.9% 24.4% 24.3% 23.8% 19.5%

  See the last paragraph under "The Accounts--General."

  Because BCI may cause an Initial Amortization Period to commence on any Initial Principal Payment Date and because the occurrence of an Early Amortization Event would initiate an Early Amortization Period, the final distribution of principal on the Certificates may be made, in the case of the Class A Certificates, prior to the Class A Expected Final Payment Date and, in the case of the Class B Certificates, prior to the Class B Expected Payment Date. See "Description of the Certificates--Early Amortization Events" and "-- Extension of Initial Principal Payment Date."

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

  The Certificates will be issued pursuant to the Pooling and Servicing Agreement, dated as of January 1, 1994, filed as an exhibit to the Registration Statement of which this Prospectus is a part, as supplemented by the respective supplements relating to prior Series of investor certificates and to the Certificates and the Variable Funding Certificate and as amended by Amendment Number 1 dated as of January 1, 1997 ("Amendment Number 1") (as so supplemented and amended and as further supplemented and amended from time to time, the "Pooling and Servicing Agreement"), among BCRC, as depositor, BCI, as servicer (in such capacity, the "Servicer") and Bankers Trust Company, as trustee (the "Trustee"). The Pooling and Servicing Agreement provides that it is governed by New York law. The following discussion represents a summary of certain terms of the Pooling and Servicing Agreement and does not purport to provide a complete description. For further information, owners and prospective owners of Certificates are advised to examine the Pooling and Servicing Agreement, including Amendment Number 1, copies of which (without certain exhibits or schedules) will be made available by the Trustee upon written request.

  The Certificates will evidence undivided beneficial ownership interests in the Receivables representing the right to receive from the Trust, upon certain terms as further described herein, funds up to (but not in excess of) the amounts required to make payments of interest on and principal of the Certificates pursuant to the Pooling and Servicing Agreement. The initial principal balance of the Class A Certificates is $400,000,000 and the initial principal balance of the Class B Certificates is $27,125,000.

  The Certificates will initially be represented by two or more certificates registered in the name of the nominee of DTC (together with any successor depository selected by the Depositor, the "Depository"), except as set forth below. The Certificates will be available for purchase in minimum denominations of $1,000 and integral multiples thereof in book-entry form. The Depositor has been informed by DTC that DTC's nominee will be Cede & Co. ("Cede"). Accordingly, Cede is expected to be the holder of record of the Certificates. No Certificate Owner will be entitled to receive a certificate representing such person's beneficial interest in the Certificates, unless and until Definitive Certificates are issued under the limited circumstances described herein. All references herein to actions by Certificateholders shall refer to actions taken by DTC upon instructions from its Participants (as defined below), and all references herein to distributions, notices, reports and statements to Certificateholders shall refer to distributions, notices, reports and statements to Cede, as the registered holder of the Certificates. See "Book-Entry Registration" and "Definitive Certificates" below.

INTEREST

  Interest on the principal balance of the Class A Certificates will accrue at a per annum rate (the "Class A Certificate Rate") equal to the lesser of (i) the sum of (A) LIBOR (as defined in the third following paragraph) and (B) 0.12% and (ii) the Net Receivables Rate (as defined in the second following paragraph) and will be payable to the holders of the Class A Certificates on each Distribution Date, commencing February 18, 1997. Interest on the principal balance of the Class B Certificates will accrue at a per annum rate (the "Class B Certificate Rate") equal to the lesser of (i) the sum of (A) LIBOR (as defined in the third following paragraph) and (B) 0.33% and (ii) the Net Receivables Rate (as defined in the second following paragraph) and will be payable to the holders of the Class B Certificates on each Distribution Date, commencing February 18, 1997. Interest due on a Distribution Date will accrue from and including the preceding Distribution Date (or, in the case of the first Distribution Date, from and including the Closing Date) to but excluding such Distribution Date (each such period, an "Interest Period"). Interest due for any Distribution Date will be calculated on the basis of the actual number of days elapsed during the related Interest Period and a 360-day year. Interest due but not paid on any Distribution Date will be due on the next Distribution Date together with, to the extent lawfully payable, interest on such amount at the applicable Certificate Rate. Interest payments on the Certificates will be derived solely from (i) Investor Non-Principal Collections for a Collection Period, (ii) the amount, if any, then on deposit in the Reserve Fund, (iii) any Investment Proceeds and (iv) Series 1997-1 Available Retained Collections to the extent of the Required Subordination Draw Amount. See "Allocation Percentages" and "Distribution from the Collection Account; Reserve Fund" below. Such amounts available to make interest payments on the Certificates will be distributed first in respect of the Class A Certificates and then to the Class B Certificates, in each case up to the accrued and unpaid interest thereon.

  "Adjustment Date" shall mean the second London Business Day preceding the first day of the related Interest Period.

  "Net Receivables Rate" shall mean, for any Adjustment Date, the weighted average of the interest rates borne by the Receivables included in the Pool for the preceding Collection Period less, if BCI is the Servicer, 2%, or, if BCI is not the Servicer, 3%.

  "LIBOR" with respect to any Interest Period will be based on the offered rates for deposits in United States dollars having a maturity of one month (the "Index Maturity") commencing on the related Adjustment Date which appears on the Telerate Page 3750 as of 11:00 A.M., London time, on such date of calculation. If such rate does not appear on Telerate Page 3750, LIBOR with respect to such Interest Period will be determined at approximately 11:00 A.M., London time, on such Adjustment Date on the basis of the rates at which deposits in United States dollars are offered by four major banks in the London interbank market (selected by the Calculation Agent) to prime banks in the London interbank market for a period equal to the Index Maturity and in a principal amount equal to an amount of not less than U.S. $1,000,000 and that is representative for a single transaction in such market at such time. The Calculation Agent will request the principal London office of each such bank to provide a quotation of its rate. If at least two such quotations are provided, LIBOR will be the arithmetic mean

(rounded up or down, as the case may be, to the nearest whole multiple of 0.0625% per annum; provided, however, that any amount falling in the middle shall be rounded up to the nearest whole multiple of 0.0625%) of such quotations. If fewer than two quotations are provided, LIBOR with respect to such Interest Period will be the arithmetic mean (rounded upwards or downwards as aforesaid) of the rates quoted at approximately 11:00 A.M., New York City time, on such Adjustment Date by three major banks in New York, New York selected by the Calculation Agent for loans in United States dollars to leading European banks having the Index Maturity and in a principal amount equal to an amount of not less than U.S. $1,000,000 and that is representative for a single transaction in such market at such time; provided, however, that if the banks selected as aforesaid are not quoting as mentioned in this sentence, LIBOR in effect for the applicable period will be LIBOR in effect for the previous period.

  "Telerate Page 3750" means the display page currently so designated on the Dow Jones Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

  "London Business Day" means any day on which dealings in deposits in United States dollars are transacted in the London interbank market.

  "Calculation Agent" means the Trustee or any other Calculation Agent selected by the Depositor which is reasonably acceptable to the Trustee.

PRINCIPAL

  In general, no principal payments will be made on the Certificates until the Distribution Date in November 2001, unless (i) BCI elects not to extend the Initial Principal Payment Date or (ii) an Early Amortization Event, as described herein, occurs. If BCI elects not to extend the Initial Principal Payment Date, principal distributions on the Certificates will begin on such Initial Principal Payment Date, the earliest of which would be the February 2000 Distribution Date. If an Early Amortization Event occurs, principal distributions on the Certificates will begin on the Distribution Date following the end of the Collection Period in which such event occurs. During the Revolving Period, Principal Collections allocable to the Certificates, subject to certain limitations, will either (a) be deposited in the Excess Funding Account as described herein, (b) be allocated to one or more outstanding Series which are in amortization, early amortization or accumulation periods to cover principal payments due to the certificateholders of any such Series or which provide for excess funding accounts or similar arrangements or (c) if no such Series is then amortizing or accumulating principal or otherwise provides for excess funding accounts or similar arrangements, either be paid (or made available) to the holder of the BCRC Certificate to maintain at a constant level the interest in the Trust represented by the Certificates, or held as Unallocated Principal Collections. See "Allocation Percentages--Principal Collections for all Series" and "Distributions from the Collection Account; Reserve Fund--Principal Collections" below.

  During the Amortization Period, the Initial Amortization Period or any Early Amortization Period, Principal Collections allocable to the Certificates plus certain other amounts comprising Available Investor Principal Collections will no longer be deposited in the Excess Funding Account or allocated to another outstanding Series or paid or made available to the holder of the BCRC Certificate, as described above, but rather will be deposited (up to the amount of Monthly Principal for the related Distribution Date) into the Collection Account and distributed to the Certificateholders as Monthly Principal until either the outstanding principal balance of each class of the Certificates has been reduced to zero or the Series 1997-1 Termination Date has occurred.

  During the Amortization Period, Principal Collections allocable to the Certificates will be distributed first to the Class A Certificateholders on each Class A Amortization Date, in an amount up to the Class A Controlled Distribution Amount, until the principal balance of the Class A Certificates has been reduced to zero, and then to the Class B Certificateholders, commencing on the Class B Expected Payment Date or, if later, the date when the principal balance of the Class A Certificates has been reduced to zero, up to an amount equal to the principal balance of the Class B Certificates. During any Initial Amortization Period or Early Amortization Period, Principal Collections allocable to the Certificates will be distributed first to the Class A Certificates (without regard to the Class A Controlled Distribution Amount) until the principal balance thereof is reduced to zero, and then to the Class B Certificates until the principal balance thereof is reduced to zero.

  It is expected that the final principal payment with respect to the Class A Certificates will be made on the Class A Expected Final Payment Date and that a single principal payment in respect of the entire principal balance of the Class B Certificates will be made on the Class B Expected Payment Date, but the principal of the Class A or the Class B Certificates may be paid earlier or, depending on the actual payment rate on the Receivables, later, as described under "Maturity and Principal Payment Considerations" herein. If an interest in the Receivables represented by each outstanding Series is required to be repurchased as described below under the last paragraph of "Representations and Warranties," principal payments on the Certificates will be made on the Distribution Date following such repurchase. See "Allocation Percentages--Principal Collections for all Series" and "Distributions from the Collection Account; Reserve Fund--Principal Collections" below.

  Distributions on the Certificates will be made on each Distribution Date to the holder of Certificates in whose names the Certificates were registered (expected to be Cede, as nominee of DTC) at the close of business on the day preceding such Distribution Date (or, if Definitive Certificates are issued, on the last day of the preceding calendar month) (each a "Record Date"). However, the final distribution on the Certificates will be made only upon presentation and surrender of the Certificates. Distributions will be made to DTC in immediately available funds.

EXTENSION OF INITIAL PRINCIPAL PAYMENT DATE

  Unless an Early Amortization Event occurs, principal with respect to the Class A Certificates is expected to be paid monthly commencing on the November 2001 Distribution Date and principal with respect to the Class B Certificates is expected to be paid, concurrently with the final distribution on the Class A Certificates, on the April 2002 Distribution Date; provided, however, that the Certificateholders will receive payments of principal earlier if BCI elects not to extend the Initial Principal Payment Date. The first Initial Principal Payment Date will be the February 2000 Distribution Date, but will successively and automatically be extended to the next Distribution Date after the then-current Initial Principal Payment Date unless BCI elects not to so extend; provided further, however, that the Initial Principal Payment Date may not extend beyond the Class A Expected Final Payment Date. In the event that BCI elects not to extend the Initial Principal Payment Date, the Revolving Period or the Amortization Period, as applicable, will end and the Available Investor Principal Collections for each Distribution Date commencing on the Initial Principal Payment Date will be paid (i) first, to the Class A Certificateholders until the earlier of the date on which the outstanding principal balance of the Class A Certificates has been reduced to zero or the Series 1997-1 Termination Date and (ii) second to the Class B Certificateholders until the earlier of the date on which the outstanding principal balance of the Class B Certificates has been reduced to zero or the Series 1997-1 Termination Date.

  BCI will cause the Trustee to provide a copy of BCI's notice not to extend the Initial Principal Payment Date to each Certificateholder, BCRC and the Rating Agencies. The Servicer will cause the Trustee to mail such notice no later than the fifth business day following the Distribution Date prior to the effective Initial Principal Payment Date on which principal payments will commence.

BOOK-ENTRY REGISTRATION

  DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the UCC and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates. Participants include the Underwriters, securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

  Certificate Owners that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Certificates may do so only through Participants and Indirect Participants. In addition, Certificate Owners will receive all distributions of principal of and interest on the Certificates from the Trustee through DTC and its Participants. Under a book-entry format, Certificate Owners will receive payments after the related Distribution Date because, while payments are required to be forwarded to Cede, as nominee for DTC, on each such date, DTC will forward such payments to its Participants which thereafter will be required to forward them to Indirect Participants or Certificate Owners. It is anticipated that the only Certificateholder (as such term is used in the Pooling and Servicing Agreement) will be Cede, as nominee of DTC, and that Certificate Owners will not be recognized by the Trustee as Certificateholders under the Pooling and Servicing Agreement. Certificate Owners will only be permitted to exercise the rights of Certificateholders under the Pooling and Servicing Agreement indirectly through DTC and its Participants, who in turn will exercise their rights through DTC.

  Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Certificates and is required to receive and transmit distributions of principal of and interest on the Certificates. Participants and Indirect Participants with which Certificate Owners have accounts with respect to the Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners.

  Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Certificate Owner to pledge Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Certificates, may be limited due to the lack of a physical certificate for such Certificates.

  DTC has advised the Depositor that neither DTC nor Cede will consent or vote with respect to any action permitted to be taken by the Certificateholders under the Pooling and Servicing Agreement or any other agreement. Under its usual procedures, DTC mails an omnibus proxy to the issuer as soon as possible after the record date. The omnibus proxy assigns Cede's consenting or voting rights to those Participants to whose accounts the Certificates are credited on the record date (identified in a listing attached thereto).

  Cedel is incorporated under the laws of Luxembourg as a professional depository. Cedel holds securities for its participating organizations ("Cedel Participants") and facilitates the clearance and settlement of securities transactions between Cedel Participants through electronic book-entry changes in accounts of Cedel Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Cedel in any of 28 currencies, including United States dollars. Cedel provides to its Cedel Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedel interfaces with domestic markets in several countries. As a professional depository, Cedel is subject to regulation by the Luxembourg Monetary Institute. Cedel Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Cedel is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedel Participant, either directly or indirectly.

  Euroclear was created in 1968 to hold securities for participants of Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

  The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

  Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

  Distributions with respect to the Certificates held through Cedel or Euroclear will be credited to the cash accounts of Cedel Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Certain Federal Income Tax Consequences." Cedel or the Euroclear Operator, as the case may be, will take any action permitted to be taken by a Certificateholder under the Pooling and Servicing Agreement on behalf of a Cedel Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of its Depositary (as defined below) to effect such actions on its behalf through DTC.

  Holders of Certificates may hold their Certificates through DTC (in the United States) or Cedel or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations which are participants in such systems.

  The Certificates will initially be registered in the name of Cede & Co., the nominee of DTC. Cedel and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Cedel's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A. ("Citibank") will act as depositary for Cedel and Morgan Guaranty Trust Company of New York ("Morgan") will act as depositary for Euroclear (in such capacities, individually the "Depositary" and collectively the "Depositaries").

  Transfers between Participants will occur in accordance with DTC rules. Transfers between Cedel Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

  Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Cedel Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Cedel Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

  Because of time zone differences, credits of securities received in Cedel or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Cedel Participants on such business day. Cash received in Cedel or Euroclear as a result of sales of securities by or through a Cedel Participant or Euroclear Participant to a Participant will be received with value on the DTC settlement date but will be available in the relevant Cedel or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the Certificates, see "Certain Federal Income Tax Consequences--Foreign Investors."

  Although DTC, Cedel and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Certificates among participants of DTC, Cedel and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

DEFINITIVE CERTIFICATES

  The Certificates will be issued in fully registered, certificated form to Certificate Owners or their nominees ("Definitive Certificates"), rather than to DTC or its nominee, only if (i) the Depositor advises the Trustee that DTC is no longer willing or able to discharge properly its responsibilities as Depository with respect to the Certificates and the Depositor is unable to locate a qualified successor, (ii) the Depositor, at its option, advises the Trustee that it elects to terminate the book-entry system with respect to the Certificates through DTC or (iii) after the occurrence of a Servicer Default under the Pooling and Servicing Agreement, Certificate Owners representing not less than 50% of the aggregate unpaid principal amount of the Certificates or of a class of the Certificates advise the Trustee and DTC through Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of such Certificate Owners.

  Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trustee is required through DTC to notify all Certificate Owners of the availability through DTC of Definitive Certificates for the Certificates. Upon surrender by DTC of the certificate or certificates held by it or its nominee representing such Certificates and instructions for registration, the Trustee will issue the Certificates in the form of Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates ("Holders") as Certificateholders under the Pooling and Servicing Agreement.

  Distributions of principal of and interest on the Certificates will be made by the Trustee directly to holders in accordance with the procedures set forth herein and in the Pooling and Servicing Agreement. Distributions on each Distribution Date will be made to holders in whose names the Definitive Certificates were registered at the close of business on the preceding Record Date. Distributions will be made by wire transfer to the address of each holder as it appears on the register maintained by the Trustee. The final distribution on any Certificate (whether Definitive Certificates or the certificate or certificates registered in the name of Cede representing the Certificates), however, will be made only upon presentation and surrender of such Certificate on the final payment date at such office or agency as is specified in the notice of final distribution to Certificateholders. The Trustee will provide such notice to registered Certificateholders not later than the fifth day of the month of the final distribution.

  Definitive Certificates will be transferable or exchangeable at the offices of the Trustee, which shall initially be Bankers Trust Company. Unless otherwise provided in the related Supplement, no service charge will be imposed for any registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

RETAINED INTEREST AND VARIABLE FUNDING CERTIFICATE

  The Trust's assets will be allocated in part to the Certificates and any other Series of investor certificates that may be outstanding from time to time, with the remainder being allocated to BCRC as holder of the "BCRC Certificate" (evidencing the "Retained Interest") and to the holder (currently
BCRC) of the "Variable Funding Certificate" (evidencing the "Variable Funding Interest"). The Retained Interest will consist of (x) the portion thereof that will be in part subordinated from time to time to the Certificates and, in part, to the investor certificates in respect of each prior Series and to any additional Series (i.e., the Pool Available Subordinated Amount on such date (after giving effect to the allocations, distributions, withdrawals and deposits to be made on such date)) and (y) with respect to each Series on any date of determination, a percentage (which in the case of the Certificates will initially be 4%) of the related adjusted invested amount (including the Adjusted Invested Amount) of each such Series, which will not be subordinated to the Certificates. The sum of (x) and (y) is referred to as the "Retained Participation Amount." As of the Closing Date, the amount under the foregoing clause (x) allocable to the Certificates will be no less than $24,859,127 and the amount under the foregoing clause (y) allocable to the Certificates will be $17,085,000.

  The Variable Funding Interest will consist of the Variable Funding Amount (i.e., the excess, if any, of the Pool Balance over the Required Pool Balance) which generally will fluctuate and could be eliminated as the Pool Balance fluctuates relative to the Required Pool Balance. However, upon the occurrence of a Liquidation Event, the proportionate interest in the Pool Balance represented by the Variable Funding Certificate as of the date of such Liquidation Event will be fixed relative to the interests represented by the Certificates and the investor certificates of other Series for purposes of further allocations of Principal Collections from the Pool and the relative interest of the Variable Funding Certificate in further allocations of Non-Principal Collections will not be less than the relative interest thereof as of the Liquidation Event. See "Allocation of Collections; Deposits in Collection Account; Limited Subordination of the Retained Interest" below. On each business day on which Non-Principal Collections and Principal Collections are received by the Servicer, the holder of the Variable Funding Certificate will be entitled to receive a distribution equal to the product of (x) the Variable Funding Percentage and (y) all Non-Principal Collections and Principal Collections.

  Pursuant to the Pooling and Servicing Agreement, the BCRC Certificate and the Variable Funding Certificate have been issued to BCRC. BCRC holds the BCRC Certificate and has pledged its interest in the Variable Funding Certificate to BCI as security for the Note issued by BCRC to BCI as part of the consideration for the sale of the Receivables by BCI to BCRC. Amounts allocated to BCRC with respect to the Variable Funding Certificate or the BCRC Certificate may be available to BCRC to pay principal and interest on such Note. See "Description of the Receivables Purchase Agreement--Sale and Transfer of Receivables." Except after the occurrence of a Liquidation Event as described herein, the outstanding principal balance of the Variable Funding Certificate will fluctuate to reflect increases or decreases in the aggregate outstanding principal balance of the Receivables, including any increases due to the transfer of additional Receivables to the Trust. The holder of the Variable Funding Certificate will own an undivided interest in the Trust that will rank pari passu with the interest of all Series in the aggregate and the portion of the Retained Interest that is not subordinated to the Certificates or to the investor certificates of any other Series.

NEW ISSUANCES

  The Pooling and Servicing Agreement provides that, pursuant to one or more supplements thereto (each, a "Supplement"), BCRC may cause the Trustee to issue one or more new Series. Under the Supplement, BCRC may specify, among other things, with respect to any Series: (a) its name or designation, (b) its initial principal amount (or method for calculating such amount) and the currency in which it is denominated, (c) its certificate rate (or the method for determining its certificate rate), (d) the payment date or dates and the date or dates from which interest shall accrue; (e) the method for allocating collections to certificateholders, (f) the issuer and terms of any form of Enhancement with respect thereto, (g) the terms on which the investor certificates of such Series may be exchanged for investor certificates of another Series, repurchased by the Depositor or remarketed to other investors, (h) the Series termination date (i) the designation of any Series Accounts and the terms governing the operation of any such Series Accounts, (j) the monthly servicing fee and the investors' servicing fee, (k) the number of classes of investor certificates of such Series and, if more than one class, the rights and priorities of each such class, (l) the extent to which the investor certificates of such Series will be issuable in temporary or permanent global form, (m) whether the investor certificates of such Series may be issued in bearer form and any limitations imposed thereon, (n) the priority of such Series with respect to any other Series, (o) whether such Series will be part of a group and (p) any other terms permitted by the related Supplement (all such terms, the "Principal Terms" of such Series). The Depositor may offer any Series under a prospectus or other disclosure document in transactions either registered under the Securities Act or exempt from registration thereunder, directly or through the Underwriters or one or more other underwriters or placement agents. There is no limit to the number of investor certificates that may be issued under the Pooling and Servicing Agreement.

  As stated above, the Pooling and Servicing Agreement provides that BCRC may specify the terms of a new Series such that each Series has an amortization period, controlled amortization period or accumulation period which may have a different length and begin on a different date than the amortization period or accumulation period for any other Series. Further, one or more Series may be in their early amortization periods, controlled amortization period or accumulation periods while other Series are not. Thus, certain Series may be amortizing or accumulating principal, while other Series are not amortizing or accumulating principal. Moreover, different Series may have the benefits of different forms of Enhancement issued by different entities. Under the Pooling and Servicing Agreement, the Trustee will hold each form of Enhancement only on behalf of the Series (or a particular class within a Series) to which it relates. The Pooling and Servicing Agreement also provides that the Depositor may specify different certificate rates and monthly servicing fees with respect to each Series (or a particular class within a Series). In addition, the Depositor has the option under the Pooling and Servicing Agreement to vary between Series (or classes within a Series) the terms upon which a Series (or classes within a Series) may be repurchased by the Depositor.

  Under the Pooling and Servicing Agreement and pursuant to a Supplement, a new Series may be issued only upon the satisfaction of certain specified conditions. BCRC may cause the issuance of a new Series by notifying the Trustee at least five business days in advance of the applicable issuance date (each, a "Series Issuance Date"). The notice shall state the designation of any Series and with respect to such Series: (a) its initial principal amount,
(b) its currency and certificate rate, (c) the issuer of any Enhancement with respect to such Series and (d) the related Series Issuance Date. The Pooling and Servicing Agreement provides that the Trust will issue any Series only upon delivery to it of the following: (i) a Supplement in form satisfactory to the Trustee signed by BCRC and the Servicer and specifying the Principal Terms of such Series; (ii) any related Enhancement agreement executed by each of the parties thereto other than the Trustee; and (iii) an opinion of counsel to the effect that, for federal income and Vermont state income tax purposes, (x) such issuance will not adversely affect the characterization of the investor certificates of any outstanding Series or class as debt of BCRC, (y) such issuance will not cause or constitute a taxable event with respect to any certificateholder or the Trust and (z) the investor certificates of such new Series will be characterized as debt of BCRC (an opinion of counsel to the effect referred to in clauses (x) and (y) with respect to any action is referred to herein as a "Tax Opinion"). Such issuance is also subject to the conditions that (a) the Depositor shall have delivered to the Trustee and any Enhancement Provider a certificate of a vice president or more senior officer, dated the related Series Issuance Date, to the effect that the Depositor reasonably believes that such issuance will not cause an Early Amortization Event to occur, (b) after giving effect to such issuance, BCRC shall have an interest in the Pool represented by the BCRC Certificate and the Variable Funding Certificate equal in the aggregate to at least 2% of the aggregate amount of Receivables included in the Pool, in each case as of the Series Issuance Date and after giving effect to such issuance and (c) written notice of the proposed New Issuance shall have been given to each Rating Agency at least five Business Days before the Series Issuance Date and no Rating Agency shall have notified BCRC, BCI or the Trustee that such issuance will result in a reduction or withdrawal of the ratings of any outstanding Series or class of investor certificates. Upon satisfaction of all such conditions, the Trust will issue such Series.

SUPPLEMENTAL CERTIFICATE

  The Pooling and Servicing Agreement provides that the BCRC Certificate shall, at all times, be beneficially owned by BCRC; however, under certain conditions, BCRC may surrender the BCRC Certificate to the Trustee in exchange for a newly issued BCRC Certificate and a second certificate (the "Supplemental Certificate"). The Supplemental Certificate is not required to be beneficially owned by BCRC and may be delivered to or at the direction of BCRC to any entity. The Pooling and Servicing Agreement requires that any Supplemental Certificate be created pursuant to a Supplement setting forth the terms of the Supplemental Certificate. It is a condition to delivery of the Supplemental Certificate that, following delivery of the Supplemental Certificate to another entity, BCRC shall, nevertheless, have an interest in the Pool (represented by the remaining BCRC Certificate and the Variable Funding Certificate) equal to at least 2% of the aggregate amount of Receivables included in the Pool. Additional conditions to the delivery of a Supplemental Certificate are (i) BCRC shall have given the Rating Agencies 10 days' prior notice and the Rating Agency Condition shall have been satisfied with respect to such exchange and (ii) a Tax Opinion shall be delivered to the Trustee. In addition, if the Supplement pursuant to which the Supplemental Certificate is issued amends any of the terms of the Pooling and Servicing Agreement, the Supplement shall be subject to the conditions described under the caption "Amendments" below.

  If any Supplemental Certificate is to be transferred or exchanged, it shall be transferred or exchanged only upon satisfaction of the conditions set forth in clauses (i) and (ii) of the preceding paragraph.

  If a Supplemental Certificate is issued, all references herein to the BCRC Certificate and distributions made with respect to the BCRC Certificate shall include the Supplemental Certificate and distributions to be made with respect to the Supplemental Certificate and references to the holder of the BCRC Certificate or to BCRC as holder of the BCRC Certificate shall include BCRC and the holder of the Supplemental Certificate.

CONVEYANCE OF RECEIVABLES AND COLLATERAL SECURITY

  On the date of the issuance of the Series 1994-1 Certificates (the "Initial Closing Date"), BCRC sold and assigned to the Trust all of BCRC's right, title and interest in and to the Receivables under the Eligible Accounts purchased from BCI and the related Collateral Security as of the Initial Cut-Off Date, all Receivables thereafter created in such Accounts and BCRC's interest in the related Collateral Security and the Receivables Purchase Agreement (other than repurchase agreements and other agreements with manufacturers, importers or distributors), and the proceeds of all of the foregoing. Since the Initial Closing Date, BCRC has twice added Additional Accounts to the Trust as shown in Annex II hereto.

  In connection with the sale of the Receivables then existing or thereafter arising under the Eligible Accounts sold or contributed to BCRC by BCI and the transfer of such Receivables by BCRC to the Trust, BCI has indicated in its computer records that such Receivables and the related Collateral Security have been transferred to BCRC and that BCRC has transferred its interest therein to the Trust. In addition, BCI provided to BCRC, and BCRC has provided to the Trustee, a computer file or microfiche or written list containing a true and complete list of all the Eligible Accounts and the outstanding balances of the Receivables therein as of the Initial Cut-Off Date and as of the Additional Cut-Off Dates, as applicable. BCI has retained and will not deliver to BCRC or to the Trustee any other records or agreements relating to such Receivables. Except as set forth above, the records and agreements relating to the Receivables in such Eligible Accounts have not and will not be segregated from those relating to other accounts and receivables of BCI, and the physical documentation relating to such Receivables will not be stamped or marked to reflect the transfer of such Receivables to the Trust. BCRC has filed one or more financing statements in accordance with Vermont state law to perfect the Trust's interest in such Receivables, the Collateral Security, the Receivables Purchase Agreement and the proceeds thereof. See "Risk Factors-- Certain Legal Aspects" and "Certain Legal Aspects of the Receivables."

  As described below under "Addition of Accounts," BCRC has the right (subject to certain limitations and conditions), and in some circumstances is obligated, to designate from time to time additional accounts to be included as Additional Accounts, to acquire from BCI under the Receivables Purchase Agreement the Receivables then existing or thereafter created in such Additional Accounts and to convey to the Trust the Receivables then existing or subsequently arising thereunder. Each such Additional Account must be an Eligible Account. In respect of any conveyance of Receivables in Additional Accounts, BCRC will follow the procedures set forth in the preceding paragraph, except that the computer file or microfiche or written list will show information for such Additional Accounts as of the date such Additional Accounts are identified and selected (the "Additional Cut-Off Date").

REPRESENTATIONS AND WARRANTIES

  In certain situations, BCRC is required from time to time to add or remove or repurchase Receivables in certain designated Accounts to or from the Trust. In addition, under certain conditions BCRC has the right at its option to add or remove Receivables in certain designated Accounts to or from the Trust. The following paragraphs as well as those set forth under the captions "Addition of Accounts" and "Removal of Accounts and Assignment of Receivables" below summarize the circumstances under which such actions must or may be taken and the respective repurchase obligations of BCRC and BCI with respect to the Accounts and the Receivables.

  BCRC has made representations and warranties to the Trustee and will make such representations and warranties on the Closing Date relating to the Accounts, the Receivables and the Collateral Security to the effect, among other things, that (a) as of the Initial Cut-Off Date, the Initial Closing Date, the Closing Date and any future Series Issuance Date, each Account is an Eligible Account and, in the case of Additional Accounts, as of the Additional Cut-Off Date and the date the related Accounts are included as Accounts (an "Addition Date") and on each Transfer Date, each Additional Account is an Eligible Account, (b) each Receivable and all Collateral Security conveyed to the Trust on the Initial Closing Date or, in the case of Additional Accounts, on the Addition Date, and on each Transfer Date have been conveyed to the Trust free and clear of any liens, except for liens created or permitted under the Pooling and Servicing Agreement and (c) with respect to each Receivable and all Collateral Security transferred to the Trust on the Initial Closing Date or, in the case of Additional Accounts, the Addition Date, and on each Transfer Date, all appropriate consents and governmental authorizations required to be obtained by BCRC in connection with the conveyance of each such Receivable or Collateral Security to the Trust have been duly obtained. If BCRC breaches any representation and warranty described in this paragraph and such breach remains uncured for 30 days or such longer period as may be agreed to by the Trustee, after the earlier to occur of the discovery of such breach or receipt of written notice of such breach by BCRC, and such breach has a materially adverse effect on the Certificateholders and the holders of investor certificates of each other outstanding Series or the interest represented by the Variable Funding Certificate, such Receivable or, in the case of a breach relating to an Account, all Receivables in the related Account will be retransferred from the Trust to BCRC on the terms and conditions set forth below (and in the case of an Account, such Account shall no longer be designated for inclusion in the Trust).

  "Transfer Date" means each business day on which Receivables are created in the Eligible Accounts provided that such date is prior to the earlier of the Appointment Date and the Termination Date. An "Appointment Date" occurs if a Liquidation Event occurs or if BCRC violates its covenant not to create or permit to exist any liens on the Receivables or the Collateral Security except to the extent permitted by the Pooling and Servicing Agreement and such violation becomes an Early Amortization Event.

  Each such Receivable shall be retransferred from the Trust to BCRC on or before the end of the Collection Period in which such retransfer obligation arises, with a corresponding reduction in the principal balance of such Receivable from the Pool Balance. Unless a Liquidation Event has occurred, in the event that such deduction would cause the Pool Balance to be less than the Required Pool Balance on the preceding Determination Date (after giving effect to the allocations, distributions, withdrawals and deposits to be made on the related

Distribution Date), on the date on which such retransfer to BCRC is to occur, BCRC will be obligated to make a deposit into the Collection Account in immediately available funds in an amount equal to the amount by which the Pool Balance would be less than the Required Pool Balance as a result of such deduction (the amount of any such deposit being referred to herein as a "Transfer Deposit Amount"), provided that if the Transfer Deposit Amount is not so deposited, the related Receivables will not be reassigned to BCRC and will remain part of the Trust. The reassignment of any such Receivable to BCRC and the payment of any related Transfer Deposit Amount will be the sole remedy respecting any breach of the representations and warranties described in the preceding paragraph with respect to such Receivable available to the Certificateholders or the Trustee on behalf of the Certificateholders.

  In the Pooling and Servicing Agreement, BCRC also makes representations and warranties to the Trustee to the effect, among other things, that as of the Initial Closing Date and each Series Issuance Date (including the Closing Date for the Certificates) (a) it is duly incorporated and in good standing and has the authority to consummate the transactions contemplated by the Pooling and Servicing Agreement and the Pooling and Servicing Agreement (or in the case of Additional Accounts, the related assignment) constitutes a valid, binding and enforceable agreement of BCRC and (b) the Pooling and Servicing Agreement constitutes a valid sale, transfer and assignment to the Trust of all right, title and interest of BCRC in the Receivables and the Collateral Security, whether then existing or thereafter created, and the proceeds thereof, under the UCC as then in effect in the State of Vermont, which is effective on the Closing Date (or as of the Addition Date, if applicable). In the event that
(i) any of the representations and warranties described in clause (a) of this paragraph has been breached, (ii) the representation and warranty with respect to the Pooling and Servicing Agreement in clause (b) of this paragraph has been breached and the Pooling and Servicing Agreement does not constitute the grant of a perfected security interest in the Receivables and the Collateral Security (and the proceeds thereof) under the UCC as then in effect in the State of Vermont or (iii) certain other representations and warranties set forth in the Pooling and Servicing Agreement are breached, and, in the case of clause (i), (ii) or (iii), such breach has a material adverse effect on the interests of the Certificateholders and the holders of investor certificates of each other outstanding Series or the holder of the Variable Funding Certificate, either the Trustee, the holder of the Variable Funding Certificate, or the holders of investor certificates of all outstanding Series (including the Certificates) evidencing not less than a majority of the aggregate unpaid principal amount of all outstanding Series of investor certificates, by written notice to BCRC and the Servicer (and to the Trustee and the issuer or provider of any Enhancement (an "Enhancement Provider") if given by certificateholders), may, unless a Liquidation Event has occurred, direct the Depositor to repurchase the interest in the Receivables represented by each outstanding Series or the Variable Funding Certificate (or both) within 60 days of such notice, or within such longer period specified in such notice. Such repurchase will not be required to be made, however, if at the end of such applicable period, (x) each such representation and warranty shall be satisfied in all material respects or (y) in the case of clause (b) of this paragraph, the Pooling and Servicing Agreement then constitutes the grant of a security interest in the Receivables and the Collateral Security (and proceeds thereof) under the UCC as then in effect in the State of Vermont, and any material adverse effect on the interest in the Receivables represented by each outstanding Series or the Variable Funding Certificate (or both), as applicable caused thereby shall have been cured. The portion of the price for such repurchase in respect of the Certificates will be equal to the sum of (i) the aggregate principal balance of the Certificates on the Distribution Date on which the purchase is scheduled to be made and (ii) accrued and unpaid interest on the unpaid principal balance of the Certificates at the applicable Certificate Rate plus any Class A Carry-Over Amount or Class B Carry-Over Amount (together with interest on overdue Monthly Interest, to the extent lawfully payable). The deposit by or on behalf of BCRC with the Trustee of the repurchase price for all outstanding Series or the Variable Funding Certificate (or both), in immediately available funds, will be considered a payment in full of such Series or the Variable Funding Certificate (or both). If notice is given as provided above, the obligation of BCRC to make any such deposit will constitute the sole remedy respecting a breach of the representations and warranties available to the investor certificateholders or the holder of the Variable Funding Certificate or the Trustee on behalf of such certificateholders.

  "Determination Date" means, with respect to any Distribution Date, the day that is two Business Days prior to such Distribution Date.

ELIGIBLE ACCOUNTS AND ELIGIBLE RECEIVABLES

  An "Eligible Account" is defined to mean (i) each individual financing account established by BCI or, after the Series 1994-1 Final Payment Date, established by an affiliate of BCI or by a third party (but which satisfies BCI's customary underwriting standards) and acquired by BCI (or an affiliate of BCI), with an Obligor with respect to Eligible Products pursuant to an inventory security agreement or, after the Series 1994-1 Final Payment Date, pursuant to a floorplan financing agreement other than an inventory security agreement, in the ordinary course of business, and (ii) after the Series 1994-1 Final Payment Date, each individual line of credit or financing agreement extended by BCI (or an affiliate of BCI) or by a third party (but which satisfies BCI's customary underwriting standards) and acquired by BCI or an affiliate of BCI to an Obligor for the purpose of financing working capital, manufacturing, production or inventories and secured by assets of such Obligor, which, in each case, as of the date of determination thereof (a) relates to an Obligor that is an "Eligible Obligor" and (b) is in existence and, after its establishment or acquisition by BCI or an affiliate of BCI, is maintained and serviced by BCI. Prior to the Series 1994-1 Final Payment Date, an Account shall not be an Eligible Account if BCI has assigned (or granted any participation rights in) such Account or any Receivable therein to any person (other than BCRC or the Trust). After the Series 1994-1 Final Payment Date, BCI (or its affiliates) may assign (or grant participation rights in) such Account or any Receivable therein to any person without affecting such Account's status as an Eligible Account. See "Removal of Accounts and Assignment of Receivables" below and "The Floorplan and Asset-Based Financing Business--Participation Arrangements." Payments received on account of Receivables arising in Accounts in which a third-party has a Participation Interest are allocated to the Trust only to the extent of BCI's undivided interest in the related advance and the amount of such payments allocated to the undivided interest of the third party will not be included in the Trust. In addition, Receivables arising under Accounts included in the Pool shall, upon removal for assignment to a third party or removal for any other purpose, no longer be included in the Trust's assets. The definition of Eligible Account may be changed by amendment to the Pooling and Servicing Agreement without the consent of the Certificateholders if the Rating Agency Condition is satisfied.

  An "Eligible Obligor" is defined to mean (a) in the case of Domestic Inventory Receivables, a dealer that is located in the United States of America (including its territories and possessions), (b) in the case of Asset-Based Receivables, a dealer, distributor or manufacturer that is located in the United States of America (including its territories and possessions) and
(c) which Obligor, in the case of Domestic Inventory Receivables and Asset-Based Receivables, has not been identified by the Servicer as being the subject of any voluntary or involuntary bankruptcy, insolvency, liquidation or receivership proceedings.

  An "Eligible Receivable" is defined to mean each Receivable: (a) which was originated by BCI or, after the Series 1994-1 Final Payment Date, by an affiliate of BCI or acquired by BCI (or an affiliate of BCI) (with respect to Domestic Inventory Receivables and, after the Series 1994-1 Final Payment Date, Asset-Based Receivables) in each case in the ordinary course of business, (b) which arose under an Account that at the time such Receivable was transferred to the Trust was an Eligible Account, (c) which is owned by BCI at the time of sale or contribution by BCI to BCRC, (d) which represents the obligation of an Obligor to repay an advance made to or on behalf of such Obligor (or credit extended for such Obligor), in the case of Domestic Inventory Receivables, to finance an Eligible Product and, in the case of Asset-Based Receivables, to finance working capital or the production, manufacturing or inventory of Eligible Products, (e) which in the case of (i) Domestic Inventory Receivables, at the time of creation and (except with respect to Receivables that are payable in accordance with a repayment schedule regardless of whether the related Eligible Products have been sold and with respect to which the related Eligible Products have then been sold) at the time of transfer to the Trust, is secured by a first priority perfected security interest in the Eligible Product relating thereto and, (ii) Asset-Based Receivables included in the Trust, the obligations with respect thereto at the time of transfer to the Trust are secured by a first priority perfected security interest in goods, accounts, work in process, raw materials, component parts or other rights or assets of the Obligor; (f) which is not unenforceable as a result of any violation of requirements of law applicable thereto and the related inventory security agreement or, after the Series 1994-1 Final Payment Date, the other floorplan financing agreement in the case of Domestic Inventory Receivables or the related loan agreement in the case of Asset-Based Receivables is not unenforceable as a result of any violation of requirements of law applicable to any party thereto, (g) with respect to which all consents and governmental authorizations required to be obtained by BCI (or an affiliate of BCI) or BCRC in connection with the creation of such Receivable or the transfer thereof to BCRC and the Trust or the performance by BCI (or an affiliate of BCI) of the inventory security agreement or, after the Series 1994-1 Final Payment Date, the other floorplan financing agreement in the case of Domestic Inventory Receivables or the related loan agreement in the case of Asset-Based Receivables pursuant to which such Receivable was created, have been duly obtained, effected or given and are in full force and effect, (h) as to which at all times following the transfer of such Receivable to the Trust, the Trust will have good and marketable title thereto free and clear of all liens arising prior to the transfer or arising at any time, other than liens permitted pursuant to the Pooling and Servicing Agreement and other than tax and certain other statutory liens (including liens in favor of the Pension Benefit Guaranty Corporation) which may arise thereafter and which relate to affiliates of BCRC, (i) which has been the subject of a valid transfer and assignment from the Depositor to the Trust of all the Depositor's right, title and interest therein (including, with certain exceptions, any proceeds thereof), (j) which will at all times be the legal and assignable payment obligation of the Obligor relating thereto, enforceable against such Obligor in accordance with its terms (as such terms may be modified or revised from time to time with the consent of the Servicer), except as such enforceability may be limited by the Bankruptcy Code or other applicable Insolvency Laws,
(k) which at the time of transfer to the Trust is enforceable against the Obligor to the extent of the full principal amount of such Receivable, except as such enforceability may be limited by the Bankruptcy Code or other applicable Insolvency Laws, (l) as to which, at the time of transfer of such Receivable to the Trust, BCI (or an affiliate of BCI) and BCRC have satisfied all their respective obligations under the Pooling and Servicing Agreement with respect to such Receivable required to be satisfied at such time, (m) as to which, at the time of transfer of such Receivable to the Trust, neither BCI (or any affiliate of BCI) nor BCRC has taken any action (or failed to take any action required of it under the Receivables Purchase Agreement or the Pooling and Servicing Agreement) which would impair the rights of the Trust or the certificateholders therein and (n) which constitutes either an "account" or "chattel paper" as defined in Article 9 of the UCC as then in effect in the State of Vermont; provided, however, that "Eligible Receivables" do not include any Domestic Inventory Receivables that have not been paid in full within 491 days following the origination thereof subject, for the period from the Closing Date through May 31, 1998, to the limitation that with respect to Domestic Inventory Receivables included in the Pool Balance on the Closing Date, no more than 10% of the aggregate principal balance of such Domestic Inventory Receivables (which percentage is expected to equal approximately $79,000,000) will be excluded from Eligible Receivables pursuant to this proviso, and subject further, commencing June 1, 1998, to the limitation that with respect to each four month period commencing June 1, October 1, and February 1, of each year (each, an "Origination Period"), no more than 10% of the aggregate principal balance of Domestic Inventory Receivables originated and transferred to the Trust during the four month period commencing 16 months prior to each Origination Period will be excluded from Eligible Receivables pursuant to this proviso; in addition, prior to and including the Series 1994-1 Final Payment Date, but not thereafter, Domestic Inventory Receivables in the following categories shall also be excluded from Eligible Receivables:
(1) in the case of a Domestic Inventory Receivable which is to be repaid upon sale of the related Eligible Product and not pursuant to a scheduled payment program, and such related Eligible Product has been sold by the Obligor and the principal of which Receivable has not been paid in full within 21 days,
(2) in the case of a Domestic Inventory Receivable which is to be repaid pursuant to a scheduled payment program, any principal payment of such Receivable has not been paid in full within 21 days and (3) in the case of Domestic Inventory Receivables with respect to which interest payments (aggregating at least $150 with respect to Receivables under the same Account) are more than 120 days delinquent. The foregoing definition of "Eligible Receivables" may be changed by amendment to the Pooling and Servicing Agreement without the consent of the Certificateholders if the Rating Agency Condition for such amendment is satisfied.

  It is not required or anticipated that BCRC or the Trustee will make any initial or periodic general examination of the Receivables or any records relating to the Receivables for the purpose of establishing the presence or absence of defects, compliance with representations and warranties of BCI or for any other purpose. In addition, it is not anticipated or required that BCRC or the Trustee will make any initial or periodic general examination of the Servicer for the purpose of establishing the compliance by the Servicer with its representations or warranties, the observation of its obligations under the Pooling and Servicing Agreement or for any other purpose.

INELIGIBLE RECEIVABLES

  Any Receivable that is not an Eligible Receivable is an "Ineligible Receivable." Although Ineligible Receivables existing or arising in Eligible Accounts will from time to time be transferred to the Trust, the Pool Balance will for all purposes be calculated solely on the basis of the aggregate principal balance of Receivables that are Eligible Receivables.

ADDITION OF ACCOUNTS

  Subject to the conditions described below, BCRC has the right to designate from time to time additional Eligible Accounts (the Receivables in which Accounts would be transferred to BCRC by BCI under the Receivables Purchase Agreement) to be included in the Pool as Accounts. In addition, unless a Liquidation Event has occurred, BCRC is required to designate and to add to the Pool the Receivables of additional Eligible Accounts if, as of the date for which such calculation is made, either (i) the Pool Balance is less than the Required Pool Balance (as defined below) or (ii) the aggregate interest in the Pool represented by the BCRC Certificate and the Variable Funding Certificate held by BCRC is less than 2% of the aggregate amount of Receivables included in the Pool. In either case referred to in the preceding sentence, unless a Liquidation Event has occurred with respect to BCI or BCRC, BCRC under the Receivables Purchase Agreement will be required to purchase or acquire from BCI (but BCI will have no obligation to sell to BCRC), within 10 business days after the event described in (i) or (ii) has occurred, the Receivables arising in such Additional Accounts to the extent necessary to cure the above deficiency. Any provision under the Pooling and Servicing Agreement (and the Receivables Purchase Agreement) requiring BCRC to designate Additional Accounts to the Pool means accounts of the same type, i.e., Accounts giving rise to Domestic Inventory Receivables or if, after the Series 1994-1 Final Payment Date, Asset-Based Receivables have already been added to the Pool, then Accounts giving rise to either Domestic Inventory Receivables or Asset-Based Receivables. However, at the options of BCRC and BCI and subject to certain conditions (including satisfaction of the Rating Agency Condition referred to below), after the Series 1994-1 Final Payment Date, Asset-Based Receivables may be added in satisfaction of such a requirement even if the only Accounts then in the Trust are Accounts containing Domestic Inventory Receivables. Additional accounts referred to in this paragraph are "Additional Accounts" and the term "Accounts" as used herein shall include Additional Accounts.

  Any designation of Additional Accounts referred to in the preceding paragraph is subject to the following conditions, among others: (i) each such Additional Account must be an Eligible Account and with respect to Additional Accounts designated at the option of BCRC, the Rating Agency Condition shall have been satisfied; provided, that after the Series 1994-1 Final Payment Date, the Rating Agency Condition need not be satisfied if the Automatic Addition Condition (described below) has been satisfied; (ii) the addition of the Receivables arising in such Additional Accounts shall not, in the reasonable belief of BCRC, cause an Early Amortization Event to occur; (iii) BCRC shall not select such Additional Accounts in a manner that it believes is adverse to the interests of the certificateholders or any Enhancement Provider; and (iv) unless the Accounts are being added pursuant to the Automatic Addition Condition, BCRC shall deliver certain legal opinions to the Trustee and any Enhancement Providers.

  Each Additional Account must be an Eligible Account at the time of its addition and, unless all necessary conditions (including, without limitation, if not already included in the Pool, satisfaction of the Rating Agency Condition with respect to the inclusion of Asset-Based Receivables) have been met, such Additional Accounts may not include Asset-Based Receivables. However, since Additional Accounts (as well as Receivables in general arising under Accounts subsequent to the Series Cut-Off Date or arising under Additional Accounts) may have been originated or, after the Series 1994-1 Final Payment Date, acquired by BCI or its affiliates at a later date using credit criteria, or having other characteristics, different from those which were applicable to the Accounts and the Receivables therein transferred to the Trust prior to the Closing Date, they may not be of the same credit quality as such Accounts and such Receivables.

  The "Automatic Addition Condition" means, with respect to the designation of Additional Accounts after the Series 1994-1 Final Payment Date, that (i) such Accounts do not contain Asset-Based Receivables unless

Asset-Based Receivables have been previously added to the Trust after having met the Rating Agency Condition, (ii) during the calendar quarter in which such addition occurs, the number of new Accounts which have been added (after taking into account such addition) will not exceed 5% of the number of all Accounts at the end of the preceding calendar quarter and the aggregate dollar amount of Principal Receivables in such new Accounts added pursuant to the Automatic Addition Condition during such calendar quarter shall not exceed 5% of the Pool Balance at the end of the preceding calendar quarter, and (iii) during the 12 consecutive calendar months ending with the calendar month in which the addition is made and including such addition, the number of such new Accounts does not exceed 20% of the number of all Accounts at the beginning of such 12-month period and the aggregate dollar amount of Principal Receivables in such new Accounts added pursuant to the Automatic Addition Condition during such 12-month period shall not exceed 20% of the Pool Balance at the beginning of such 12-month period. When determining the amount of Accounts and Principal Receivables which have been added to the Trust for purposes of the tests set forth in (ii) and (iii) of this paragraph, only those Accounts which have been added pursuant to the Automatic Addition Condition will be taken into consideration. Additions made under other provisions of the Pooling and Servicing Agreement will not be included. If Accounts have been added pursuant to the Automatic Addition Condition certain legal opinions related to such Accounts are to be delivered to the Trustee every six months to the extent that the addition of such Accounts have not been covered by legal opinions previously delivered to the Trustee.

  "Rating Agency Condition" means, with respect to any action, if the terms of the Pooling and Servicing Agreement or the Series 1997-1 Supplement set forth a specific time in advance of the effectiveness of the action that notice must be given to the Rating Agencies, notice shall have been given in accordance with such requirement or if no advance notice is required or no specific time is stated for such notice, the Rating Agencies have received written notice of the proposed action at least 10 days prior to the proposed effective date of such action and either (i) as of the proposed effective date of the action, no Rating Agency shall have notified the Depositor, the Servicer or the Trustee in writing that such action will result in a reduction or withdrawal of any rating of any outstanding Series or class with respect to which it is a Rating Agency, or (ii) each such Rating Agency shall have confirmed in writing to the Depositor, the Servicer or the Trustee that such action will not result in a reduction or withdrawal of the rating of any outstanding Series or class with respect to which it is a Rating Agency.

  "Required Pool Balance" for any date means an amount equal to (x) the sum of the amounts for each Series obtained by multiplying the required investor percentages (including the Required Investor Percentage) by the respective adjusted invested amounts (including the Adjusted Invested Amount), before giving effect to any withdrawals or additions to any excess funding accounts (including the Excess Funding Account) or similar arrangements for any Series on the Distribution Date for which the Required Pool Balance is calculated, plus (y) the Pool Available Subordinated Amount for the most recent preceding Distribution Date (after giving effect to the allocations, distributions, withdrawals and deposits to be made on such preceding Distribution Date) minus
(z) any amount on deposit in any reserve fund on such date, except that, for Series 1997-1, the amount for this clause (z) will be equal to the positive difference, if any, between the amount on deposit in the Reserve Fund and the Reserve Fund Required Amount; provided that, after the Series 1994-1 Final Payment Date, the Required Pool Balance will mean the amount calculated as of the end of any business day equal to (x) the sum of the amounts for each Series obtained by multiplying the required investor percentages (including the Required Investor Percentage) by the respective adjusted invested amounts (including the Adjusted Invested Amount) plus (y) the Pool Available Subordinated Amount as of the end of such Business Day; minus (z) any amount on deposit in any reserve fund on such date, except that, for Series 1997-1, the amount for this clause (z) will be equal to the positive difference, if any, between the amount on deposit in the Reserve Fund and the Reserve Fund Required Amount; provided, further, that with respect to Series 1997-1, for the purpose of calculating the Required Pool Balance, the Pre-Allocated Invested Amount will be subtracted from the product of the Required Investor Percentage and the Adjusted Invested Amount.

  The "Series 1997-1 Required Balance" with respect to any date is the sum of
(x) (i) the Required Investor Percentage of the Adjusted Invested Amount minus
(ii) the Pre-Allocated Invested Amount and (y) the Available Subordinated
Amount.

  "Required Investor Percentage" will mean, with respect to the Certificates, 104%; provided, however, that BCRC may, reduce or otherwise adjust the Required Investor Percentage without the consent of the Certificateholders so long as the Rating Agency Condition has been satisfied.

REMOVAL OF ACCOUNTS AND ASSIGNMENT OF RECEIVABLES

  BCRC shall have the right at any time to cease transferring newly originated Receivables in certain designated Accounts (the "Removed Accounts") to the Trust. To cease transferring any newly originated Receivables in such Removed Account, BCRC (or the Servicer on its behalf) shall, among other things, (a) on or before the fifth business day prior to the date on which the transfer of such Receivables will cease (the "Removal Commencement Date"), furnish to the Trustee, any Enhancement Provider and each Rating Agency a written notice (the "Removal Notice") specifying the Removal Commencement Date; (b) on or before the fifth business day after the Removal Commencement Date, BCRC shall have furnished to the Trustee a computer file, microfiche list or other list of the Removed Accounts, specifying for each Removed Account its number, the aggregate amount outstanding in such Removed Account and the aggregate amount of Receivables therein as of the day immediately preceding the Removal Commencement Date; (c) represent and warrant that the removal of such Removed Accounts will not, in the reasonable belief of BCRC, cause an Early Amortization Event to occur or cause the Pool Balance to be less than the Required Pool Balance; (d) represent and warrant that no selection procedures believed by BCRC to be adverse to the holders of certificates of any Series were utilized in selecting the Removed Accounts; (e) represent and warrant that the removal of such Removed Accounts will not result in a reduction or withdrawal of the ratings of the Certificates or any other outstanding Series or class of investor certificates by any Rating Agency; and (f) on or before the related Removal Commencement Date, deliver to the Trustee and any Enhancement Provider an officers' certificate confirming the items set forth in clauses (c), (d) and (e) above. Under certain conditions, the Pooling and Servicing Agreement may be amended without the consent of the Certificateholders or any Rating Agency to permit BCRC to also remove existing Receivables in Removed Accounts (including all amounts then held or thereafter received in respect of such Receivables). See "Amendments."

  On the fifth business day after any date on which an Account becomes an Ineligible Account (the "Removal Commencement Date"), BCRC will commence the removal of the Receivables of such Ineligible Account from the Trust by (a) furnishing to the Trustee, any Enhancement Provider and the Rating Agencies a Removal Notice specifying the Removal Commencement Date and the Ineligible Accounts to be removed; (b) on or before the fifth business day after the Removal Commencement Date, furnishing to the Trustee a computer file, microfiche list or other list of the Ineligible Accounts, specifying for each Ineligible Account its number and the aggregate amount and outstanding principal balance of Receivables therein as of the date immediately preceding the Removal Commencement Date and (c) from and after such Removal Commencement Date, ceasing to transfer to the Trust any Receivables arising in the Ineligible Accounts.

  With respect to the removal of Accounts pursuant to either of the two immediately preceding paragraphs, whether such removal occurs at the option of BCRC prior to the time that BCRC is permitted to remove existing Receivables in Removed Accounts or upon a required removal of an Ineligible Account, (a) from and after the applicable Removal Commencement Date, all Principal Collections in respect of each Removed Account or Ineligible Account will be allocated first to the oldest outstanding principal balance of such Account, until the Determination Date on which the outstanding principal balance of Receivables (the "Designated Balance") in such Account is reduced to zero (with respect to any such Account, the "Removal Termination Date"); and (b) on each business day from and after such Removal Commencement Date until the related Removal Termination Date, BCRC will allocate (x) to the Trust (to be further allocated pursuant to the Pooling and Servicing Agreement), Non-Principal Collections in respect of such Accounts based on the ratio of (1) the amount of Principal Receivables in such Accounts on such business day that were previously sold to the Trust to (2) the total amount of Principal Receivables in such Account on such business day and (y) to the Depositor the remainder of the Non-Principal Collections in respect of such Accounts on such business day.

  Upon satisfaction of the above conditions on the related Removal Termination Date, such Removed Accounts or Ineligible Accounts shall be deemed to have been removed from the Trust and BCRC shall be permitted to sell, transfer, assign, set over and otherwise convey, without recourse, representation or warranty, all the right, title and interest in and to the Receivables remaining and thereafter arising in the Removed Accounts or Ineligible Accounts, all amounts received or to be received with respect thereto and all proceeds thereof.

  After the Series 1994-1 Final Payment Date, BCRC shall have the right at any time to remove specific Receivables from the Trust, including all amounts then held or thereafter received in respect of such Receivables, without removing any other Receivables in the related Account then existing or thereafter arising, and shall have the right to remove the related Collateral Security and other rights associated with such Receivables, provided the Receivables are removed from the Trust in connection with an assignment of such Receivables to a third party in return for payment for such Receivables. As a condition to the assignment and removal of such Receivables, the payment therefor shall be in an amount at least equal to the principal amount of such Receivables plus accrued interest to the removal date. All of such payments shall be included as collections. BCRC has agreed pursuant to the Pooling and Servicing Agreement that any such removal will take place only if, in the reasonable belief of BCRC, no Early Amortization Event will occur as a result of such removal.

  During any Collection Period after the Series 1994-1 Final Payment Date, BCRC shall have the right to cause the Trustee to remove from the Trust and reassign to BCRC (i) at any time during the period from the Closing Date through May 31, 1998, Domestic Inventory Receivables included in the Pool Balance on the Closing Date that continue to be unpaid in full 450 or more days following the origination thereof, provided that the aggregate amount of such Domestic Inventory Receivables that may be so removed and reassigned shall not exceed 10% of the aggregate principal balance of Domestic Inventory Receivables included in the Pool Balance on the Closing Date (which percentage is expected to equal approximately $79,000,000), and (ii) at any time during any Origination Period commencing after May 31, 1998, Domestic Inventory Receivables originated and transferred to the Trust during the four month period commencing 16 months prior to such Origination Period that continue to be unpaid in full 450 or more days following the origination thereof, provided that the aggregate amount of such Domestic Inventory Receivables that may be so removed and reassigned shall not exceed 10% of the aggregate principal balance of Domestic Inventory Receivables originated and transferred to the Trust during such four month period commencing 16 months prior to such Origination Period. BCRC shall effect such removal and reassignment by depositing in the Collection Account for application as collections on the Receivables an amount equal to the principal amount of such Receivables plus accrued interest to the date of such reassignment. The Trust will be under no obligation to hold any such Receivables for the purpose of allowing BCRC to cause a reassignment of such Receivables.

  In addition to the provisions described above, the Pooling and Servicing Agreement provides that, after the Series 1994-1 Final Payment Date, in connection with the granting of Participation Interests in Receivables in the Trust, BCRC shall have the right to remove from the Trust the undivided interest which is to be granted to a third party. If an interest in a Receivable is removed, the Collateral Security or interest in the Collateral Security attributable to such interest may also be removed. The requirements for removing an undivided interest include the requirement that BCRC or the Servicer on BCRC's behalf, represent and warrant that such removal will not, in the reasonable belief of BCRC, cause an Early Amortization Event to occur or cause the Pool Balance to be less than the Required Pool Balance. See "The Floorplan and Asset-Based Financing Business--Participation Arrangements."

CREDIT SUPPORT FOR THE CERTIFICATES

  The following sections summarize the structure for allocating collections made on the Receivables and certain other amounts among the Classes of Certificates, the other Series, the Variable Funding Certificate and the BCRC Certificate.

COLLECTION ACCOUNT

  The Servicer has established and is required to maintain, or cause to be established and maintained, an Eligible Deposit Account for the benefit of certificateholders in the name of the Trustee (the "Collection Account"). "Eligible Deposit Account" means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution or trust company organized under the laws of the United States or any one of the states thereof (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution or trust company has a credit rating from each Rating

Agency in one of its generic rating categories which signifies investment grade. "Eligible Institution" means (a) the corporate trust department of the Trustee or (b) a depository institution or trust company organized under the laws of the United States or any one of the states thereof (or a domestic branch of a foreign bank) which at all times (i) has either (x) a long-term unsecured debt rating acceptable to each such Rating Agency or (y) a certificate of deposit rating acceptable to each such Rating Agency and (ii) is a member of the FDIC. Funds in the Collection Account generally will be invested in (i) obligations of or fully guaranteed by the United States, (ii) demand deposits, time deposits or certificates of deposit of depository institutions or trust companies incorporated under the laws of the United States or any state thereof (or any domestic branch of a foreign bank) and subject to supervision and examination by Federal or state banking or depository institution authorities, the commercial paper or other short-term unsecured debt obligations (other than such obligations the rating of which is based on the credit of a person or entity other than such depository institution or trust company) of which at the time of the Trust's investment or contractual commitment to invest therein has a credit rating from any individual Rating Agency in the highest investment category granted thereby,
(iii) commercial paper at the time of the Trust's investment of contractual commitment to invest therein having a credit rating from any individual Rating Agency in the highest investment category granted thereby, (iv) demand deposits, time deposits and certificates of deposit which are fully insured by the FDIC, (v) bankers' acceptances issued by any depository institution or trust company described in (ii) above, (vi) investments in money market funds which have the highest rating from, or have otherwise been approved in writing by, any individual Rating Agency, (vii) certain repurchase obligations entered into with depositor institutions or trust companies with respect to securities which are direct obligations of or obligations guaranteed by the United States or any agency or instrumentality thereof which is backed by the full faith and credit of the United States, and (viii) other investments acceptable to any individual Rating Agency as being consistent with the then-current rating of the Certificates (collectively, "Eligible Investments"). Any earnings (net of losses and investment expenses) on funds in the Collection Account will be credited to the Collection Account. The Servicer will have the revocable power to instruct the Trustee to make withdrawals and payments from the Collection Account for the purpose of carrying out the Trustee's or the Servicer's duties under the Pooling and Servicing Agreement.

EXCESS FUNDING ACCOUNT

  The Excess Funding Account is intended to preserve for the benefit of the Certificateholders certain Principal Collections otherwise payable in respect of other Series or the BCRC Certificate during the Revolving Period and the Amortization Period. The Excess Funding Account is held for the benefit of the Certificateholders in the name of the Trustee.

  The following is a discussion of how deposits to and withdrawals from the Excess Funding Account will be made prior to the Series 1994-1 Final Payment Date. The succeeding paragraph specifies how such withdrawals and deposits will be made pursuant to the Delayed Amendments after the Series 1994-1 Final Payment Date. On each Distribution Date during the Revolving Period, if the Pool Balance at the end of the preceding Collection Period is less than the Required Pool Balance for such Distribution Date, the Servicer will cause Available Investor Principal Collections to be deposited by the Servicer in the Excess Funding Account in an amount equal to the Excess Funded Amount as of such Distribution Date, minus the amount then held in the Excess Funding Account. The "Excess Funded Amount" as of a Distribution Date is equal to the product of (a) the excess, if any, of (i) the Required Pool Balance on the day immediately prior to such Distribution Date over (ii) the Pool Balance at the end of the preceding Collection Period and (b) a fraction the numerator of which is the Series 1997-1 Required Balance and the denominator of which is the aggregate of the required balances for all Series (including the Series 1997-1 Required Balance) providing for excess funding accounts or similar arrangements. On each Distribution Date during the Revolving Period, funds on deposit in the Excess Funding Account (including without limitation the Excess Funded Amount) will be withdrawn and paid (or made available) to the holder of the BCRC Certificate or allocated to one or more Series which are in amortization, early amortization or accumulation periods if the excess referred to in the preceding sentence (i.e., the excess of the amount under clause (i) over the amount under clause (ii)) has been reduced or no longer exists, which would generally occur as a result of the addition of Receivables to the Trust.

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

  Following the Series 1994-1 Final Payment Date, on each Business Day during the Revolving Period and the Amortization Period, if the Pool Balance at the end of the preceding Business Day was less than the Required Pool Balance also calculated as of the end of such preceding Business Day, the Servicer will cause Principal Collections allocable to the Certificates (during an Amortization Period, after depositing into the Collection Account an amount equal to the Monthly Principal for the related Distribution Date) to be deposited by the Servicer in the Excess Funding Account in an amount equal to the Excess Funded Amount (such amount having been also calculated as of the end of the preceding Business Day), minus the amount then held in the Excess Funding Account. The "Excess Funded Amount" shall, following the Series 1994-1 Final Payment Date, be calculated for each Business Day and shall be an amount equal to the product of (a) the excess, if any, of (i) the Required Pool Balance as of the end of the preceding day over (ii) the Pool Balance as of the end of such preceding day and (b) a fraction the numerator of which is the Series 1997-1 Required Balance and the denominator of which is the aggregate of the required balances for all Series (including the Series 1997-1 Required Balance) providing for excess funding accounts or similar arrangements. Following the Series 1994-1 Final Payment Date, on each Business Day during the Revolving Period or the Amortization Period, funds on deposit in the Excess Funding Account (including without limitation the Excess Funded Amount) will be withdrawn and paid (or made available) to the holder of the BCRC Certificate or allocated to one or more Series which are in amortization, early amortization or accumulation periods to the extent that as of the end of the preceding day, the excess referred to the preceding sentence (i.e., the amount under clause (a) (i) over the amount under clause (a) (ii)) has been reduced or no longer exists.

  Funds on deposit in the Excess Funding Account will be invested at the direction of the Servicer in Eligible Investments. On each Distribution Date, all net investment income earned on amounts in the Excess Funding Account since the preceding Distribution Date will be withdrawn from the Excess Funding Account and applied as described herein.

ALLOCATION PERCENTAGES

  This section sets forth the procedure for calculating the Certificates' allocable share of certain distributions and other payments made with respect to the Receivables. Amounts not allocated to the Certificates as described below will be allocated to other Series, the Variable Funding Certificate or the BCRC Certificate.

  Allocation to the Certificates. The Servicer will allocate amounts to the Certificates for each Collection Period as follows:

    (i) Non-Principal Collections and the Defaulted Amount will be allocated to the Certificates based on the Floating Allocation Percentage;

    (ii) during the Revolving Period, Principal Collections will be allocated to the Certificates based on the Floating Allocation Percentage;

    (iii) during the Amortization Period, any Initial Amortization Period and any Early Amortization Period, Principal Collections will be allocated to the Certificates based on the Principal Allocation Percentage; and

    (iv) Miscellaneous Payments will be allocated to the Certificates on the basis of the Series 1997-1 Investor Allocation Percentage;

provided, however, that with respect to the allocation of Principal Collections among Series and the Variable Funding Certificate for any Collection Period, if the sum of (i) the sum of the floating allocation percentages (including the Floating Allocation Percentage, if applicable) for each Series in its revolving period, (ii) the principal allocation percentage (including the Principal Allocation Percentage, if applicable) for each Series in its amortization, accumulation or early amortization period and (iii) the Variable Funding Percentage exceeds 100%, then Principal Collections for such Collection Period will be allocated among the Series and the Variable Funding Certificate pro rata on the basis of such allocation percentages after the pro rata reduction of such percentages so that the sum thereof equals 100% for such period; provided further, that with respect to the allocation of Non-Principal Collections among Series and the Variable Funding Certificate for any Collection

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

Period, if the sum of (i) the sum of the floating allocation percentages (including the Floating Allocation Percentage) for each Series and (ii) the Variable Funding Percentage exceeds 100%, then Non-Principal Collections for such Collection Period will be allocated among the Series and the Variable Funding Certificate on the basis of such allocation percentages after the pro rata reduction of such percentages so that the sum thereof equals 100% for such period.

  "Floating Allocation Percentage" means the percentage (which shall never exceed 100%) obtained (x) prior to and including the Series 1994-1 Final Payment Date, for any Collection Period, by dividing the Invested Amount as of the last day of the immediately preceding Collection Period by the Pool Balance as of such last day and (y) after the Series 1994-1 Final Payment Date, for each day in a Collection Period, by dividing the Invested Amount as of the close of business on the preceding day by the Pool Balance as of the close of business on such preceding day; provided, however, that, with respect to the Collection Period in which the Certificates are issued, the Floating Allocation Percentage shall mean the percentage obtained by dividing the Invested Amount of the Certificates by the Pool Balance on the Series Cut-Off Date (giving pro forma effect as of the Series Cut-Off Date to the issuance of the Certificates); provided further, that for purposes of allocating Principal Collections, when calculating the Floating Allocation Percentage, the Invested Amount shall be reduced by the Pre-Allocated Invested Amount.

  "Principal Allocation Percentage" means the percentage (which shall never exceed 100%) obtained by dividing the Invested Amount as of the last day of the Revolving Period less the Pre-Allocated Invested Amount by the Pool Balance (x) prior to and including the Series 1994-1 Final Payment Date, for any Collection Period, as of the last day of the immediately preceding Collection Period and (y) after the Series 1994-1 Final Payment Date, as of each day in such Collection Period.

  "Invested Amount" means for any date an amount equal to (a) the Adjusted Invested Amount of the Certificates, minus (b) the amount, without duplication, of principal payments (except principal payments made from the Excess Funding Account and any transfers from the Excess Funding Account to the Collection Account) made on the Certificates prior to such date minus (c) the excess, if any, of the aggregate amount of Investor Charge-Offs for all Distribution Dates preceding such date over the aggregate amount of any reimbursements of Investor Charge-Offs for all Distribution Dates preceding such date.

  "Adjusted Invested Amount" means the Initial Principal Amount of the Certificates plus (x) the amount of any withdrawals from the Excess Funding Account in connection with an increase in Receivables in the Trust since the Closing Date minus (y) the amount of any additions to the Excess Funding Account in connection with a reduction in the Receivables in the Trust since the Closing Date.

  "Pre-Allocated Invested Amount" (i) until the Series 1994-1 Final Payment Date, means $251,000,000 plus the aggregate amount of all principal payments made with respect to the Series 1994-1 Certificates since the Closing Date, and (ii) after the Series 1994-1 Final Payment Date, means zero.

  "Miscellaneous Payments" for any Collection Period means the sum of (a) Adjustment Payments and Transfer Deposit Amounts on deposit in the Collection Account on the related Distribution Date received with respect to such Collection Period and (b) Unallocated Principal Collections available to be treated as Miscellaneous Payments as of the Distribution Date following such Collection Period as described below under "Principal Collections for all Series."

  "Pool Available Subordinated Amount" means for any date the sum of the Available Subordinated Amount and the aggregate available subordinated amounts for all other outstanding Series.

  "Pool Invested Amount" means for any date the sum of the Invested Amount and the invested amounts for all other outstanding Series.

  "Series 1997-1 Investor Allocation Percentage" means, for any Collection Period, the percentage obtained by dividing the Invested Amount as of the last business day preceding such Collection Period by the Pool Invested Amount on such day.

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

  Principal Collections for all Series. Principal Collections allocable to the Certificates for any Collection Period during the Revolving Period will first be allocated to the Excess Funding Account to the extent described above under "--Excess Funding Account." Principal Collections allocable to the Certificates for any Collection Period with respect to the Amortization Period, any Initial Amortization Period or any Early Amortization Period will first be allocated to make required payments of Monthly Principal on the Certificates. See "Distributions from the Collection Account; Reserve Fund-- Principal Collections" below. Principal Collections allocable to the Certificates for any Collection Period during the Amortization Period remaining after the allocation to provide for the payment of the Monthly Principal on the Certificates will then be allocated to the Excess Funding Account to the extent described above under "Excess Funding Account." Thereafter, the Servicer will determine the amount of Available Investor Principal Collections remaining after such required payments are made and the amount of any similar excess for any other Series (collectively, "Excess Principal Collections"). The Servicer will allocate Excess Principal Collections to cover any principal distributions on any Series which are either scheduled or permitted and which have not been covered out of Principal Collections and certain other amounts allocated to such Series ("Principal Shortfalls"). Excess Principal Collections will generally not be used to cover investor charge-offs for any Series. If Principal Shortfalls exceed Excess Principal Collections for any Collection Period, Excess Principal Collections will be allocated pro rata among the applicable Series entitled to receive monthly principal (and giving effect to any requirements to apply such distributions sequentially among classes of the same Series) based on the relative amounts of Principal Shortfalls. To the extent that Excess Principal Collections exceed Principal Shortfalls, the balance will be paid (or made available) to the holder of the BCRC Certificate only if the Pool Balance for the related Distribution Date (determined after giving effect to any Receivables transferred to the Trust on such date) exceeds the Required Pool Balance for the immediately preceding Determination Date (after giving effect to the allocations, distributions, withdrawals and deposits to be made on such Distribution Date). Any amount not paid to the holder of the BCRC Certificate because the Pool Balance does not exceed the Required Pool Balance will be held unallocated ("Unallocated Principal Collections") in the Collection Account until the Pool Balance exceeds the Required Pool Balance, at whichtime such amount will be paid to the holder of the BCRC Certificate, or until an early amortization event occurs or an accumulation or amortization period commences for any Series, after which event or commencement such amount will be treated as a Miscellaneous Payment.

ALLOCATION OF COLLECTIONS; DEPOSITS IN COLLECTION ACCOUNT; LIMITED SUBORDINATION OF THE RETAINED INTEREST

  Except as otherwise provided in the following paragraphs, the Servicer, no later than two business days after the date of receipt of any collections on the Receivables, will deposit such collections (net of the Variable Funding Percentage of such collections and the Excess Retained Percentage of such collections) into the Collection Account.

  Notwithstanding the foregoing, for so long as (i) BCI remains the Servicer under the Pooling and Servicing Agreement, (ii) no Servicer Default has occurred and is continuing and (iii) (x) BCI is a subsidiary of Bombardier Corporation (which shall own at least 80% of the voting common stock of BCI) and BCI has and maintains a short-term debt rating of at least A-1 by Standard & Poor's and P-1 by Moody's, (y) BCI arranges for and maintains a letter of credit or other form of Enhancement in respect of the Servicer's obligation to make deposits of collections on the Receivables in the Collection Account that is acceptable in form and substance to each Rating Agency or (z) BCI otherwise obtains the Rating Agency confirmations described below, then, subject to any limitations in the confirmations referred to below, BCI need not deposit collections into the Collection Account on the days indicated in the preceding paragraph but may use for its own benefit all such collections until the business day immediately preceding the related Distribution Date, at which time BCI will make such deposits in a single deposit into the Collection Account in an amount equal to the net amount of such deposits and withdrawals which would have been made had the conditions described in this paragraph not applied; provided, however, that prior to ceasing daily deposits as described above, BCI shall have delivered to the Trustee written confirmation from each of the Rating Agencies that the failure by BCI to make daily deposits will not result in a reduction or withdrawal of the ratings of the Certificates or any other outstanding Series or class of investor certificates.

  In addition to and notwithstanding the foregoing, with respect to any Collection Period, the Servicer will only be required to deposit collections into the Collection Account up to the aggregate amount of collections required to be deposited into all Series Accounts or, without duplication, distributed on the related Distribution Date to all investor certificateholders and to each Enhancement Provider pursuant to the terms of any Supplement or Enhancement agreement, and if, at any time prior to such Distribution Date, the amount of collections deposited in the Collection Account exceeds the amount required to be deposited, the Servicer will be permitted to withdraw such excess from the Collection Account.

  The requirements of the preceding paragraphs are subject to the following exceptions. On any date on which collections are received, the Servicer may distribute (or make available) directly (a) to the holder of the Variable Funding Certificate, an amount equal to the Variable Funding Percentage of such collections and (b) to the holder of BCRC Certificate, the Excess Retained Percentage of such collections. In addition, prior to the Series 1994-1 Final Payment Date and subject to certain limitations, the Servicer may instruct the Trustee to distribute (or make available) directly to the holder of the BCRC Certificate on each such date of receipt during a Collection Period an amount equal to the Available Retained Collections if the Pool Balance (determined after giving effect to any Principal Receivables transferred to the Trust on such date) exceeds the Required Pool Balance for the Related Distribution Date (after giving effect to the allocations, distributions, withdrawals and deposits to be made on such Distribution Date); provided, however, that Available Retained Collections will be paid to the holder of the BCRC Certificate with respect to any Collection Period only after an amount equal to the sum of (i) the Deficiency Amount, if any, relating to the immediately preceding Collection Period and (ii) the excess, if any, of the Reserve Fund Required Amount over the amount in the Reserve Fund on the immediately preceding Distribution Date (after giving effect to the allocations of, distributions from, and deposits in, the Reserve Fund on such Distribution Date), has been deposited in the Collection Account from such Available Retained Collections. After the Series 1994-1 Final Payment Date, on any date on which collections are received during the Revolving Period, the Amortization Period or any Initial Amortization Period, the Servicer will allocate to Series 1997-1 an amount equal to the sum of (1) the product of (x) the Floating Allocation Percentage for such date and (y) the aggregate amount of Non-Principal Collections on such date and (2) the Series 1997-1 Available Retained Collections for such date (such amount for any such date, the "Daily Allocation"), and of that allocation, the Servicer will deposit and retain in the Collection Account an amount equal to the lesser of
(a) the Daily Allocation on such date and (b) the difference between (I) the sum of the amounts required to be distributed on the related Distribution Date pursuant to clauses (i) through (viii) under "Distributions from the Collection Account; Reserve Fund--Non-Principal Collections" below (provided that if BCI is the Servicer, such amounts shall not include the Monthly Servicing Fee) and (II) the sum of the Daily Allocations previously deposited in the Collection Account for the current Collection Period, and the remainder of such Daily Allocation will be retained by the Servicer for application as described herein. During the Early Amortization Period, the entire Daily Allocation for each date will be deposited and retained in the Collection Account. On each Determination Date with respect to the Revolving Period, the Amortization Period or any Initial Amortization Period, the Servicer will deposit in the Collection Account an amount equal to the excess, if any, of any Daily Allocation retained by the Servicer and not deposited in the Collection Account during the related Collection Period over the amounts required to be distributed on the related Distribution Date pursuant to clauses (i) through (viii) under "Distributions from the Collection Account; Reserve Fund--Non-Principal Collections" below, provided that if BCI is the Servicer, BCI may make such deposit net of the Monthly Servicing Fee and the amounts payable from Series 1997-1 Available Retained Collections on the related Distribution Date as described under "Distributions from the Collection Account; Reserve Fund" below.

    "Available Retained Collections" for any date on which the Servicer receives collections (each, a "Deposit Date") means the sum of (a) the Available Retained Non-Principal Collections for such date and (b) the Available Retained Principal Collections for such date; provided, however, that the Available Retained Collections will be zero for any Collection Period with respect to which the Available Subordinated Amount is zero for the Distribution Date occurring in such Collection Period.

    "Available Retained Non-Principal Collections" for any Deposit Date means an amount equal to the product of (a) the excess of (i) the Retained Percentage for the related Collection Period (or, after the Series

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

  1994-1 Final Payment Date for such Deposit Date) over (ii) the Excess Retained Percentage for such Collection Period (or, after the Series 1994-1 Final Payment Date for such Deposit Date) multiplied by (b) Non-Principal Collections for such date.

    "Available Retained Principal Collections" for any Deposit Date means an amount equal to the product of (a) the excess of (i) the Retained Percentage for the related Collection Period (or, after the Series 1994-1 Final Payment Date for such Deposit Date) over (ii) the Excess Retained Percentage for such Collection Period (or, after the Series 1994-1 Final Payment Date, for such Deposit Date) and (b) Principal Collections for such date.

    "Series 1997-1 Available Retained Collections" means, for any Deposit Date, an amount equal to the product of (a) the Available Retained Collections for such day and (b) a fraction, the numerator of which is the Available Subordinated Amount and the denomninator of which is the Pool Available Subordinated Amount, in each case on such day.

    "Excess Retained Percentage" prior to and including the Series 1994-1 Final Payment Date, for any Collection Period means (x) the Retained Percentage for such Collection Period minus (y) the percentage equivalent of a fraction the numerator of which is equal to the Pool Available Subordinated Amount for the Distribution Date preceding such Collection Period (or the Pool Available Subordinated Amount as of the Closing Date with respect to the first two Collection Periods) and the denominator of which is the Pool Balance at the end of the preceding Collection Period (or as of the Series Cut-Off Date with respect to the first Collection Period); and after the Series 1994-1 Final Payment Date means, for any date of determination, (x) the Retained Percentage for such date minus (y) the percentage equivalent of a fraction, the numerator of which is equal to the Pool Available Subordinated Amount as of the end of the immediately preceding day and the denominator of which is the Pool Balance as of the end of the immediately preceding day.

    "Retained Percentage" prior to and including the Series 1994-1 Final Payment Date, for any Collection Period and after the Series 1994-1 Final Payment Date, for any date of determination, means 100% minus (a) when used with respect to Non-Principal Collections, the sum of (i) the aggregate of the floating allocation percentages for each outstanding Series (including the Certificates) and (ii) prior to and including the Series 1994-1 Final Payment Date, the Variable Funding Percentage for the related Collection Period, and after the Series 1994-1 Final Payment Date, the Variable Funding Percentage for such date of determination and (b) when used with respect to Principal Collections, the sum of (i) the aggregate of the floating allocation percentages for each outstanding Series (including the Certificates, if applicable) in its revolving period, (ii) the aggregate of the principal allocation percentages for each outstanding Series (including the Certificates, if applicable) in its amortization, accumulation or early amortization period and (iii) prior to and including the Series 1994-1 Final Payment Date, the Variable Funding Percentage for the related Collection Period and after the Series 1994-1 Final Payment Date, the Variable Funding Percentage for such date of determination, but in each case the Retained Percentage shall not be less than 0%.

    "Variable Funding Percentage" prior to and including the Series 1994-1 Final Payment Date, for any Collection Period and after the Series 1994-1 Final Payment Date, for any date of determination, means a percentage (which percentage shall never be less than 0% nor more than 100%) equal to
  (x) prior to and including the Series 1994-1 Final Payment Date, the Variable Funding Amount as of the last day of the immediately preceding Collection Period divided by the Pool Balance as of such last day and (y) after the Series 1994-1 Final Payment Date, the Variable Funding Amount as of such day divided by the Pool Balance as of the close of business on the day preceeding such day; provided, however, that for purposes of allocating Principal Collections following the occurrence of a Liquidation Event, the Variable Funding Percentage will be calculated on the basis of the Variable Funding Amount as of the last day immediately preceding the date of such Liquidation Event; provided, further, that following a Liquidation Event, the relative interest of the Variable Funding Certificate in further allocations of Non-Principal Collections will not be less than the relative interest thereof as of the Liquidation Event.

  Limited Subordination of Retained Interest. A portion of the Retained Participation Amount up to the Available Subordinated Amount will be available to fund payment of principal and interest on the Certificates in the event that the proportionate interests of the Certificates in collections received with respect to the Receivables during any particular Collection Period are less than the required distributions thereon. The following paragraphs describe the extent to which collections otherwise allocable to the BCRC Certificate will be available to satisfy shortfalls with respect to the payment of principal and interest on the Certificates.

  Deficiency Amount. For each Distribution Date, the Servicer will determine for the Certificates the amount (the "Deficiency Amount"), if any, by which
(a) the sum of (i) Monthly Interest for such Distribution Date, (ii) Monthly Interest accrued but not paid with respect to prior Distribution Dates (and interest thereon), (iii) the Net Servicing Fee for such Distribution Date,
(iv) the Investor Default Amount for such Distribution Date, and (v) the Series 1997-1 Investor Allocation Percentage of any Adjustment Payment for such Distribution Date that has not been deposited in the Collection Account as required under the Pooling and Servicing Agreement, exceeds (b) the sum of
(i) Investor Non-Principal Collections and Investment Proceeds for such Distribution Date and (ii) the amount of funds in the Reserve Fund on such Distribution Date available to fund the amount by which the amount in clause
(a) exceeds the amount in clause (b) (i) as described below under "Distributions from the Collection Account; Reserve Fund--Non-Principal Collections." The lesser of the Deficiency Amount and the Available Subordinated Amount is the "Required Subordination Draw Amount."
    "Class A Monthly Interest" for any Distribution Date means an amount equal to the product of (x) the actual number of days elapsed in the related Interest Period divided by 360 days and (y) the product of (i) the Class A Certificate Rate and (ii) the outstanding principal balance of the Class A Certificates as of the close of business on the preceding Distribution Date (or for the first Distribution Date, the Closing Date) after giving effect to any payments of principal on the Class A Certificates on such preceding Distribution Date.
    "Class B Monthly Interest" for any Distribution Date means an amount equal to the product of (x) the actual number of days elapsed in the related Interest Period divided by 360 days and (y) the product of (i) the Class B Certificate Rate and (ii) the outstanding principal balance of Class B Certificates as of the close of business on the preceding Distribution Date (or for the first Distribution Date, the Closing Date) after giving effect to any payments of principal on the Class B Certificates on such preceding Distribution Date.
    "Monthly Interest" for any Distribution Date means the sum of the Class A Monthly Interest and the Class B Monthly Interest with respect to such Distribution Date.

  Required Subordinated Amount. The "Required Subordinated Amount" means, as of any date of determination, the sum of (i) the product of (A) the Subordinated Percentage and (B) the Invested Amount and (ii) the Incremental Subordinated Amount for the immediately preceding Distribution Date or, if such date of determination is a Distribution Date, for such date; provided, however, that for any date prior to the end of the Revolving Period, the Required Subordinated Amount shall in no event be less than an amount equal to the sum of (x) 3.75% of the Initial Principal Amount of the Certificates and
(y) the Incremental Subordinated Amount for the immediately preceding Distribution Date or, if such date of determination is a Distribution Date, for such date; provided further, that upon the commencement of the Initial Amortization Period or the Amortization Period or if an Early Amortization Event occurs, the Required Subordinated Amount for each date of determination thereafter will equal the Required Subordinated Amount as of the close of business on the day preceding the first day of the Initial Amortization Period or the Amortization Period or the day on which such Early Amortization Event occurs.

  Available Subordinated Amount. The "Available Subordinated Amount" for any date of determination after the first Distribution Date means an amount equal to the sum of:
  (i) the lesser of:
      (a) the Available Subordinated Amount for the preceding Distribution Date, minus, with certain limitations, the Required Subordination Draw Amount for the preceding Distribution Date or, if such date of determination is a Distribution Date, such Distribution Date, minus the amount of any deposits in the Reserve Fund from Series 1997-1 Available Retained Collections for the purpose of reimbursing funds withdrawn from the Reserve Fund applied to cover any portion of the Investor Default Amount on the preceding Distribution Date or, if such date of determination is a Distribution Date, such Distribution Date, minus an amount equal to the Defaulted Amount for the immediately preceding

    Collection Period multiplied by a fraction, the numerator of which is the Available Subordinated Amount as of the last day of the preceding Collection Period (or in the case of the first Distribution Date, the Required Subordinated Amount as of the Closing Date) and the denominator of which is the Pool Balance as of the last day of the preceding Collection Period (or in the case of the first Distribution Date, the Pool Balance as of the Closing Date), plus the aggregate amount of Excess Servicing paid to the holder of the BCRC Certificate on the previous Distribution Date as described below under "Distributions from the Collection Account; Reserve Fund--Excess Servicing," minus the Incremental Subordinated Amount for the second preceding Distribution Date or if such date of determination is a Distribution Date, the preceding Distribution Date, plus the Incremental Subordinated Amount for the immediately preceding Distribution Date, or if such date of determination is a Distribution Date, such Distribution Date plus the Subordinated Percentage multiplied by the aggregate amount of any increases in the Invested Amount resulting from any withdrawals from the Excess Funding Account since the preceding Distribution Date; and
      (b) the Required Subordinated Amount for such date of determination;
    and

  (ii) the amount of any optional increase in the Available Subordinated Amount exercised by BCRC as described below in the final paragraph of this section "Allocation of Collections; Deposits in Collection Account; Limited Subordination of the Retained Interest--Available Subordinated Amount." The Available Subordinated Amount for any date of determination during the period from the Closing Date through the first Distribution Date is equal to the Required Subordinated Amount as of such date of determination, which will equal at least $24,859,127 on the Closing Date.
    The "Subordinated Percentage" will equal the percentage equivalent of a fraction, the numerator of which is 5.5% and the denominator of which will be the excess of 100% over 5.5%.
    The "Incremental Subordinated Amount" on any Distribution Date will equal the product of (a) a fraction, the numerator of which is the sum of the Invested Amount on the last day of the immediately preceding Collection Period (or with respect to the first Distribution Date, the Invested Amount on the Closing Date) and the Available Subordinated Amount for such Distribution Date (calculated without subtracting or adding the Incremental Subordinated Amount for such Distribution Date as described in clause (a) of the definition of Available Subordinated Amount or clause (ii) of the definition of Required Subordinated Amount), and the denominator of which is the Pool Balance on such last day and (b) the Overconcentration Amount on such Distribution Date.
    "Obligor Overconcentrations" on any Distribution Date means, with respect to any Account, the excess of (x) the aggregate principal amount of Eligible Receivables in such Account on the last day of the Collection Period immediately preceding such Distribution Date over (y) 2% of the Pool Balance with respect to Specified Obligors and 1.5% of the Pool Balance with respect to all other Obligors, in each case on the last day of such immediately preceding Collection Period. As used in this definition, "Specified Obligors" means any Obligor with respect to the six largest Accounts in the Trust calculated on the basis of the amount of Principal Receivables in such Account. The percentages set forth in this description of Obligor Overconcentrations and the manner of determining the Specified Obligors may be adjusted from time to time without the consent of the Certificateholders if the Rating Agency Condition is satisfied.
    "Manufacturer Overconcentrations" on any Distribution Date means the excess of (x) the aggregate amount of Eligible Receivables created in connection with the financing of products manufactured by any single manufacturing entity (other than the Designated Manufacturer described below in the definition of Designated Manufacturer Overconcentrations) which Eligible Receivables are in the Pool on the last day of the Collection Period immediately preceding such Distribution Date over (y) 15% of the Pool Balance on the last day of such immediately preceding Collection Period; provided, however, that the percentage specified in clause (y) may be adjusted from time to time without the consent of the Certificateholders, if the Rating Agency Condition is satisfied.
    "Designated Manufacturer Overconcentrations" on any Distribution Date means the excess of (x) the aggregate amount of Eligible Receivables created in connection with the financing of products manufactured by the Designated Manufacturer which Eligible Receivables are in the Pool on the last day of the Collection Period immediately preceding such Distribution Date over (y) 50% of the Pool Balance on the last day of such immediately preceding Collection Period where the "Designated Manufacturer" is collectively

  Bombardier Inc. and its subsidiaries; provided, however, that the percentage specified in clause (y) and the entities included as Designated Manufacturer may be adjusted from time to time without the consent of the Certificateholders, if the Rating Agency Condition is satisfied.

    "Industry Overconcentrations" on any Distribution Date means the excess of (x) the aggregate amount of Eligible Receivables created in connection with the financing of products manufactured by manufacturing entities that are part of the same industry (i.e., producing the same principal product, provided that products manufactured by Bombardier Inc. and its affiliates will not be included in the calculation of Industry Overconcentration) which Eligible Receivables are in the Pool on the last day of the Collection Period immediately preceding such Distribution Date over (y) an amount equal to 35% of the Pool Balance on the last day of such immediately preceding Collection Period; provided, however, that with respect to each industry specified below, the percentage in clause (y) of this definition shall be deemed to equal the percentage set forth opposite such industry:

            INDUSTRY                                                  PERCENTAGE
            --------                                                  ----------
      Marine Products................................................     45%
      Recreational Vehicles..........................................     15%
      Lawn and Garden................................................     10%
      Consumer Electronics and Appliances............................     10%

    Some or all of the percentages specified in this description of Industry Overconcentrations may be adjusted from time to time without the consent of the Certificateholders, if the Rating Agency Condition is satisfied.

    "Overconcentration Amount" on any Distribution Date means the sum of (without duplication) the Obligor Overconcentrations, the Manufacturer Overconcentrations, the Designated Manufacturer Overconcentrations and the Industry Overconcentrations on such Distribution Date.

  If the Available Subordinated Amount for any Distribution Date is less than the Required Subordinated Amount for such Distribution Date, an Early Amortization Event will occur. The holder of the BCRC Certificate could elect to increase the Available Subordinated Amount (but the aggregate amount of such increases may not exceed an amount equal to 1% of the Initial Principal Amount of the Certificates) at the time such an Early Amortization Event would otherwise occur, thus preventing or delaying the occurrence of such Early Amortization Event.

DISTRIBUTIONS FROM THE COLLECTION ACCOUNT; RESERVE FUND

  Non-Principal Collections. On each Distribution Date, the Trustee will apply Investor Non-Principal Collections and Investment Proceeds for such Distribution Date to make the following distributions in the following order of priority:

    (i) an amount equal to Class A Monthly Interest for such Distribution Date, plus the amount of any Class A Monthly Interest previously due but not distributed on a prior Distribution Date (plus, but only to the extent permitted under applicable law, interest at the Class A Certificate Rate on Class A Monthly Interest previously due but not distributed), shall be distributed on the Class A Certificates;

    (ii) an amount equal to Class B Monthly Interest for such Distribution Date, plus the amount of any Class B Monthly Interest previously due but not distributed on a prior Distribution Date (plus, but only to the extent permitted under applicable law, interest at the Class B Certificate Rate on Class B Monthly Interest previously due but not distributed) shall be distributed on the Class B Certificates;

    (iii) an amount equal to the Net Servicing Fee for such Distribution Date shall be distributed to the Servicer (unless such amount has been deducted from amounts that would otherwise be deposited to the Collection Account as described above under "Allocation of Collections; Deposits in Collection Account; Limited Subordination of the Retained Interest" or waived as described under "Servicing Compensation and Payment of Expenses" below);

    (iv) an amount equal to the Reserve Fund Deposit Amount, if any, for such Distribution Date shall be deposited in the Reserve Fund;

    (v) an amount equal to the Investor Default Amount, if any, for such Distribution Date shall be treated as a portion of Available Investor Principal Collections for such Distribution Date and shall be allocated by the Trustee in the manner described under "Principal Collections" below;

    (vi) an amount equal to the remainder of the Monthly Servicing Fee for such Distribution Date, if any, due but not paid the Servicer shall be paid to the Servicer (unless such amount has been deducted from amounts that would otherwise be deposited to the Collection Account as described above under "Allocation of Collections; Deposits in Collection Account; Limited Subordination of the Retained Interest" or waived as described under "Servicing Compensation and Payment of Expenses" below);

    (vii) any Class A Carry-Over Amount for such Distribution Date, plus the amount of any Class A Carry-Over Amount previously due but not distributed on a previous Distribution Date, shall be distributed to the Class A Certificateholders;

    (viii) any Class B Carry-Over Amount for such Distribution Date, plus the amount of any Class B Carry-Over Amount previously due but not distributed on a previous Distribution Date, shall be distributed to the Class B Certificateholders; and

    (ix) the balance, if any, shall constitute Excess Servicing and shall be allocated by the Trustee in the manner described under "Excess Servicing" below.

  If such Investor Non-Principal Collections and Investment Proceeds are not sufficient to make the distributions required by clauses (i), (ii), (iii) and
(v), the Trustee shall withdraw funds from the Reserve Fund and apply such funds to complete, to the extent available, the distributions pursuant to such clauses (i), (ii), (iii) and (v) in the numerical order thereof.

  If there is a Deficiency Amount for such Distribution Date, the Servicer will apply or cause the Trustee to apply the aggregate amount of Series 1997-1 Available Retained Collections for the related Collection Period on such Distribution Date, but only up to the Required Subordination Draw Amount, to make the distributions required by clauses (i), (ii), (iii) and (v) above that have not been made through the application of funds from the Reserve Fund as described in the preceding paragraph. Any such Series 1997-1 Available Retained Collections remaining after the application thereof pursuant to the preceding sentence shall be treated as a portion of the Available Investor Principal Collections, but only up to the amount of unpaid Adjustment Payments allocated to the Certificates. Prior to the Series 1994-1 Final Payment Date, if the Required Subordination Draw Amount for the Certificates and the required subordination draw amounts for all other Series exceeds such Available Retained Collections, the Available Retained Collections shall be allocated among such Series pro rata on the basis of such required subordination draw amounts (including the Required Subordination Draw Amount). The holder of the BCRC Certificate may elect to increase the Available Subordinated Amount, up to a maximum aggregate increase equal to 1% of the Initial Principal Amount of the Certificates, in order to avoid the occurrence of an Early Amortization Event.

    "Investor Non-Principal Collections" for any Distribution Date means the portion of Non-Principal Collections for the related Collection Period allocated to the Certificates as described above under "Allocation Percentages--Allocation to the Certificates" and "Allocation of Collections; Deposits in Collection Account; Limited Subordination of the Retained Interest."

    "Investment Proceeds" for any Distribution Date means an amount equal to the sum of (a) all interest and other investment earnings (net of losses and investment expenses) on funds on deposit in the Reserve Fund and the Excess Funding Account and (b) the Series 1997-1 Investor Allocation Percentage of net investment earnings credited to the Collection Account on the second Business Day prior to the Distribution Date with respect to funds held in the Collection Account.

    "Excess Servicing" for any Distribution Date means the amount described in clause (ix) above.

  Reserve Fund. An Eligible Deposit Account will be established and maintained in the name of the Trustee for the benefit of the Certificateholders (the "Reserve Fund"). BCRC will make an initial deposit into the Reserve Fund on the Closing Date in an amount equal to $2,135,625. The "Reserve Fund Required Amount" means an amount which on any Distribution Date will equal 0.50% of the outstanding principal balance of the Certificates on such Distribution Date (after giving effect to any reduction thereof on such Distribution Date). If, after giving effect to the allocations, distributions and deposits in the Reserve Fund described herein under the caption "Non-Principal Collections," the amount in the Reserve Fund is less than the Reserve Fund Required Amount for such Distribution Date, the Trustee shall deposit any remaining Series 1997-1 Available Retained Collections (to the extent of the Available Subordinated Amount) for the related Collection Period into the Reserve Fund until the amount in the Reserve Fund is equal to the Reserve Fund Required Amount. The "Reserve Fund Deposit Amount" means, with respect to any Distribution Date, the amount, if any, by which the Reserve Fund Required Amount for such Distribution Date exceeds the amount on deposit in the Reserve Fund after giving effect to any withdrawal therefrom on such Distribution Date. Funds in the Reserve Fund will be invested in the same manner in which funds in the Collection Account may be invested. On each Distribution Date, the Servicer will credit to the Collection Account any investment earnings (net of losses and investment expenses) with respect to the Reserve Fund. After the payment in full of the aggregate principal balance of the Certificates, any funds remaining on deposit in the Reserve Fund will be paid to the holder of the BCRC Certificate.

  If, for any Distribution Date with respect to an Early Amortization Period, after giving effect to the allocations, distributions and deposits described in the preceding paragraph, the amount in the Reserve Fund is less than the Excess Reserve Fund Required Amount as of such Distribution Date, the Trustee shall deposit the remaining Series 1997-1 Available Retained Collections (to the extent of the Available Subordinated Amount) for the related Collection Period into the Reserve Fund until the amount in the Reserve Fund is equal to such Excess Reserve Fund Required Amount. The "Excess Reserve Fund Required Amount" for any Distribution Date with respect to an Early Amortization Period, means an amount equal to the greater of (a) 5% of the Initial Principal Amount of the Certificates and (b) the excess of (i) the Required Pool Balance (after giving effect to any changes thereto on such Distribution
Date) over (ii) the Pool Balance (after giving effect to changes thereto on such Distribution Date); provided that the Excess Reserve Fund Required Amount shall in no event exceed the Available Subordinated Amount for such Distribution Date.

  In connection with the allocations to the Reserve Fund referred to in the two preceding paragraphs, prior to the Series 1994-1 Final Payment Date, if the remaining Available Retained Collections are not sufficient to fund the reserve funds for all outstanding Series (including the Reserve Fund), then such remaining Available Retained Collections will be allocated to such reserve funds (including the Reserve Fund, if applicable) pro rata on the basis of the respective amounts required to be deposited therein.

  Excess Servicing. On each Distribution Date, the Trustee will allocate Excess Servicing with respect to the Collection Period immediately preceding such Distribution Date, in the following order of priority:

    (a) an amount equal to the aggregate amount of Investor Charge-Offs which have not been previously reimbursed (after giving effect to the allocation on such Distribution Date of the Series 1997-1 Investor Allocation Percentage of Miscellaneous Payments with respect to such Distribution
  Date) will be included in Available Investor Principal Collections for such Distribution Date;

    (b) an amount equal to the aggregate outstanding amounts of the Monthly Servicing Fee which have been previously waived as described below under "Servicing Compensation and Payment of Expenses" will be distributed to the Servicer; and

    (c) the balance, if any, shall be distributed (or made available) to the holder of the BCRC Certificate and shall also increase the Available Subordinated Amount to the extent described in the definition thereof.

  Principal Collections. The Trustee will allocate Available Investor Principal Collections as follows:

    (a) prior to and including the Series 1994-1 Final Payment Date, for each Distribution Date with respect to the Revolving Period, first, to make a deposit to the Excess Funding Account if the Pool Balance at the end of the preceding Collection Period is less than the Required Pool Balance for such Distribution Date (calculated as provided above under "Excess Funding Account," before giving effect to any deposits to any excess funding account for any other Series to be made on such Distribution
  Date) and, second, to Excess Principal Collections as described above under "Allocation Percentages--Principal Collections for all Series"; after the Series 1994-1 Final Payment Date, on each business day, with respect to the Revolving Period, first, to make a deposit to the Excess Funding Account if the Pool Balance at the end of the preceding business day was less than the Required Pool Balance for such day (calculated as provided above under "Excess Funding Account") and, second, to Excess Principal Collections as described above under "Allocation Percentages--Principal Collections for all Series";

    (b) for each Distribution Date with respect to the Amortization Period:

      (i) an amount equal to the Class A Controlled Distribution Amount is expected to be distributed to the Class A Certificateholders on each Class A Amortization Date, until the principal balance of the Class A Certificates is reduced to zero; and

      (ii) an amount equal to the principal balance of the Class B Certificates is expected to be distributed to the Class B
    Certificateholders on the later of the Class B Expected Payment Date and the date on which the principal balance of the Class A Certificates has been reduced to zero; and

      (iii) an amount, if any, equal to the difference between the Excess Funding Amount and the amount then on deposit in the Excess Funding Account shall be deposited into the Excess Funding Account; and

      (iv) the balance, if any, will be allocated to Excess Principal Collections; and

    (c) for each Distribution Date with respect to any Initial Amortization Period or Early Amortization Period:

      (i) an amount equal to Monthly Principal for such Distribution Date will be distributed first to the holders of Class A Certificates until the principal amount thereof is reduced to zero and then to holders of the Class B Certificates until the principal amount thereof is reduced to zero; and

      (ii) the balance, if any, will be allocated to Excess Principal
    Collections.

  In the event that the Invested Amount is greater than zero on the Series 1997-1 Termination Date, any funds remaining in the Reserve Fund (after the application of funds in the Reserve Fund as described above under "Non-Principal Collections") will be treated as a portion of Available Investor Principal Collections for the Distribution Date occurring on the Series 1997-1 Termination Date.

    "Available Investor Principal Collections" for any Distribution Date means the sum of (a) the product of (i) the Floating Allocation Percentage, with respect to the Revolving Period, or the Principal Allocation Percentage, with respect to the Amortization Period, any Initial Amortization Period or any Early Amortization Period, for the related Collection Period and (ii) Principal Collections for the related Collection Period, (b) the amount, if any, of Investor Non-Principal Collections, funds in the Reserve Fund and Series 1997-1 Available Retained Collections allocated to cover any Investor Default Amount or any unpaid Adjustment Payments allocated to the Certificates or to reimburse Investor Charge-Offs, (c) the Series 1997-1 Investor Allocation Percentage of Miscellaneous Payments for such Distribution Date, (d) Excess Principal Collections, if any, from other Series allocated to the Certificates, (e) if an Initial Amortization Period or an Early Amortization Period began during the related Collection Period, any amounts on deposit in the Excess Funding Account and (f) on the Series 1997-1 Termination Date, any funds remaining in the Reserve Fund (after the application of funds in the Reserve Fund as described above under "Non-Principal Collections"). If the sum of the Floating Allocation Percentage (during the Revolving Period) or the Principal Allocation Percentage (during the Early Amortization Period, Initial Amortization Period or Amortization Period), the floating allocation percentages for all other outstanding Series of investor certificates in their revolving periods and the principal allocation percentages for all other outstanding Series in their amortization or early amortization periods exceeds 100%, then the Principal Collections shall be allocated among all Series pro rata on the basis of such floating allocation percentages and principal allocation percentages.

    "Monthly Principal" with respect to any Distribution Date relating to the Amortization Period or any Initial Amortization Period or Early Amortization Period will equal Available Investor Principal Collections for such Distribution Date; provided, however, that for any Distribution Date that corresponds to a Class A Amortization Date, Monthly Principal in respect of the Class A Certificates shall not exceed the Class A Controlled Distribution Amount; and provided, further, that Monthly Principal will not exceed the applicable outstanding principal balances of the Class A and Class B Certificates, respectively.

    "Class A Amortization Date" means each Distribution Date with respect to the Amortization Period.

    "Class A Amortization Period Length" means six months.

    "Class A Controlled Amortization Amount" for any Class A Amortization Date means an amount equal to the principal balance of the Class A Certificates as of the October 2001 Distribution Date divided by the number of months comprising the Class A Amortization Period Length.

    "Class A Controlled Distribution Amount" for any Class A Amortization Date means the Class A Controlled Amortization Amount plus any Class A Controlled Amortization Amounts that were not paid on any previous Class A Amortization Date.

    "Class A Expected Final Payment Date" means the April 2002 Distribution
  Date.

    "Class B Expected Payment Date" means the April 2002 Distribution Date.

DISCOUNT OPTION

  The Pooling and Servicing Agreement provides that, after the Series 1994-1 Final Payment Date, BCRC may at any time designate a fixed percentage of the amount of collections in respect of Receivables arising in the Accounts on and after the date of such designation that otherwise would be treated as Principal Collections to be treated as Non-Principal Collections. BCRC must provide 10 days' prior written notice to the Servicer, the Trustee and each Rating Agency of any such designation, and such designation will become effective on the date specified therein only if (i) an officer's certificate is delivered to the Trustee to the effect that in the reasonable belief of BCRC such designation would not result in an Early Amortization Event or have a materially adverse effect on the certificateholders and (ii) the Rating Agency Condition shall have been satisfied.

DEFAULTED RECEIVABLES AND RECOVERIES

  "Defaulted Receivables" on any Distribution Date are (i) all Receivables (other than Receivables that were designated as Ineligible Receivables at the time of transfer to the Trust and Receivables which became Ineligible Receivables because they were not paid in full within 491 days after the origination thereof) which were charged off by the Servicer as uncollectible in respect of the immediately preceding Collection Period, (ii) all Receivables that have been SAU for more than 60 days, (iii) all Receivables in an Account in which interest in the amount of $150 or more has been delinquent for 90 days or more, and (iv) all Receivables which were Eligible Receivables when transferred to the Trust, which arose in an Account which became an Ineligible Account and which were not Eligible Receivables for any six consecutive Distribution Dates after such Account became an Ineligible Account. (Receivables are not Defaulted Receivables merely because they become Ineligible Receivables.) The "Defaulted Amount" for any Collection Period will be an amount (which shall not be less than zero) equal to (a) the aggregate principal amount of Receivables that became Defaulted Receivables during the preceding Collection Period less (b) the full amount of any Defaulted Receivables subject to retransfer from the Trust to BCRC or purchase by the Servicer for such Collection Period unless certain events of bankruptcy, insolvency, or receivership have occurred with respect to either of BCRC or the Servicer (or unless a Liquidation Event has occurred), in which event the Defaulted Amount will not be reduced for those Defaulted Receivables. Receivables will be charged off as uncollectible in accordance with the written policies of BCI and its affiliates and otherwise in accordance with procedures that are customary and usual in the industry. A portion of the Defaulted Amount equal to the product of (x) the Defaulted Amount for such Collection Period and (y) the Floating Allocation Percentage for such Collection Period will be allocated to the Certificates. The portion of the Defaulted Amount allocated to the Certificates is referred to as the "Investor Default Amount."

  "SAU" means, with respect to a Receivable, that if such Receivable was originally secured by a security interest in an Eligible Product, such Eligible Product has been sold and such Receivable has not been paid in full.

  If the Servicer adjusts downward the outstanding principal balance of any Eligible Receivable because of a rebate, billing error, refund, credit adjustment or billing error to an Obligor, or because such Receivable was created in respect of a product which was refused or returned by an Obligor, the amount of such adjustment will be deducted from the Pool Balance. Furthermore, to the extent that the reduction in the Pool Balance would reduce the Pool Balance below the Required Pool Balance on the immediately preceding Determination Date (after giving effect to the allocations, distributions, withdrawals and deposits to be made on the related Distribution Date), then unless a Liquidation Event has occurred, the Depositor will be required to deposit a cash amount equal to such deficiency (up to the amount of such adjustment) into the Collection Account in immediately available funds (an "Adjustment Payment") on the day on which such adjustment occurs.

INVESTOR CHARGE-OFFS

  If the Available Subordinated Amount is reduced to zero, and on any Distribution Date the Deficiency Amount is greater than zero, the Invested Amount will be reduced by the excess of such Deficiency Amount over any remaining Available Subordinated Amount on the related Determination Date, but not by more than the Investor Default Amount for such Distribution Date (an "Investor Charge-Off"). Any reduction in the Invested Amount may have the effect of slowing or reducing the return of principal on the Certificates. If the Invested Amount has been reduced by any Investor Charge-Offs, it will thereafter be increased on any Distribution Date (but not by an amount in excess of the aggregate Investor Charge-Offs) by the sum of (a) the Series 1997-1 Investor Allocation Percentage of Miscellaneous Payments for such Distribution Date and (b) the amount of Excess Servicing allocated and available for such purpose as described above.

OPTIONAL REPURCHASE

  On any Distribution Date occurring on or after the date on which the Invested Amount is reduced to 10% or less of the initial aggregate principal balance of the Certificates, BCRC will have the option, subject to certain conditions, to repurchase the entire amount of the Certificates. The purchase price will be equal to the sum of the aggregate principal balance of the Certificates on such Distribution Date, accrued and unpaid interest due on the Certificates (together with interest on overdue Monthly Interest to the extent lawfully payable) on the date of such repurchase and any Class A Carry-Over Amount or Class B Carry-Over Amount for such Distribution Date or previously due but not distributed on a prior Distribution Date. The purchase price will be deposited in the Collection Account in immediately available funds on the Distribution Date on which BCRC exercises such option. Following any such deposit, the Certificateholders will have no further rights with respect to the Certificates, other than the right to receive the final distribution on the Certificates. In the event that BCRC fails for any reason to deposit such purchase price, payments will continue to be allocated to the Certificates as described above under "Distributions from the Collection Account; Reserve Fund."

EARLY AMORTIZATION EVENTS

  Commencing on the first Distribution Date following the Collection Period in which an Early Amortization Event has occurred, Principal Collections allocable to the Certificates will no longer be allocated to any other Series or the BCRC Certificate but instead will be allocated to the Certificates monthly on each Distribution Date, except as described below, and the Class A Controlled Distribution Amount will no longer apply to distributions of principal on the Class A Certificates. An "Early Amortization Event" refers to any of the following events:

    (a) a failure by BCRC to convey Receivables in Additional Accounts to the Trust within five business days after the day on which it is required to convey such Receivables pursuant to the Pooling and Servicing Agreement;

    (b) failure on the part of BCRC, the Servicer or BCI, as applicable, (i) to make any payment or deposit required by the terms of the Pooling and Servicing Agreement, including but not limited to any Transfer Deposit Amount or Adjustment Payment, on or before the date occurring five (5) business days after the date such payment or deposit is required to be made, which failure is not cured within five business days after notice from the Trustee of such failure; (ii) with respect to any Series, to deliver a Distribution Date Statement within ten business days after notice from the Trustee of such failure; (iii) to duly comply with,

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  observe or perform in any material respect the covenant of the Depositor not to create any lien (other than tax and certain other statutory liens (including liens in favor of the Pension Benefit Guaranty Corporation) and certain other liens and interests permitted by the Pooling and Servicing Agreement on any Receivable which failure has a material adverse effect on the holders of the investor certificates or the holder of the Variable Funding Certificate and which continues unremedied for a period of 60 days after written notice of such failure, requiring the same to be remedied, has been given to the Depositor by the Trustee or any Enhancement Provider; provided, however, that an Early Amortization Event shall not be deemed to have occurred if the Depositor shall have repurchased the related Receivables or, if applicable, all the Receivables during such period in accordance with the provisions of the Pooling and Servicing Agreement; or
  (iv) to duly observe or perform in any material respect any other of its covenants or agreements set forth in the Pooling and Servicing Agreement, which failure has a materially adverse effect on the holders of the investor certificates or the holder of the Variable Funding Certificate and which continues unremedied for a period of 45 days after written notice of such failure, requiring the same to be remedied, shall have been given to the Depositor by the Trustee or any Enhancement Provider;

    (c) any representation or warranty made by BCRC in the Pooling and Servicing Agreement or any information required to be given by BCRC to the Trustee to identify the Accounts proves to have been incorrect in any material respect when made or when delivered and continues to be incorrect in any material respect for a period of 60 days after written notice (or within such longer period as may be specified in such notice) of such failure, requiring the same to be remedied, shall have been given to BCRC by the Trustee, and as a result the interests of the holders of the investor certificates or the holder of the Variable Funding Certificate are materially and adversely affected (excluding, however, any representation or warranty made by BCRC that the Pooling and Servicing Agreement constitutes, or the transfer of the Receivables to the Trust is, a valid sale, transfer and assignment to the Trust of all right, title and interest of BCRC in the Receivables and the Collateral Security if the Pooling and Servicing Agreement constitutes the grant of a security interest in the Receivables and Collateral Security); provided, however, that an Early Amortization Event shall not be deemed to occur thereunder if BCRC has repurchased the related Receivables or all such Receivables, if applicable, during such period in accordance with the provisions of the Pooling and Servicing Agreement;

    (d) the occurrence of certain events of bankruptcy, insolvency or receivership relating to any of Bombardier Corporation, the Depositor or the Servicer (or BCI if it is not the Servicer);

    (e) BCRC or the Trust becomes an investment company within the meaning of the Investment Company Act of 1940, as amended;

    (f) on any Distribution Date, the Available Subordinated Amount is less than the Required Subordinated Amount after giving effect to the distributions to be made on such Distribution Date;

    (g) on any Distribution Date, the balance of the Reserve Fund is less than the Reserve Fund Required Amount, in each case after giving effect to all deposits and distributions on such Distribution Date;

    (h) any Servicer Default occurs;

    (i) any Class A Carry-Over Amount or Class B Carry-Over Amount, as applicable, is outstanding on six consecutive Distribution Dates, where the "Class A Carry-Over Amount" for any Distribution Date on which the Class A Certificate Rate is calculated on the basis of the Net Receivables Rate, is the excess of (x) Class A Monthly Interest for such Distribution Date determined as if the Class A Certificate Rate were based on the LIBOR formula set forth in the definition of "Class A Certificate Rate" over (y) the actual Class A Monthly Interest for such Distribution Date and the "Class B Carry-Over Amount" for any Distribution Date on which the Class B Certificate Rate is calculated on the basis of the Net Receivables Rate, is the excess of (x) Class B Monthly Interest for such Distribution Date determined as if the Class B Certificate Rate were based on the LIBOR formula set forth in the definition of "Class B Certificate Rate" over (y) the actual Class B Monthly Interest for such Distribution Date;

    (j) the ratio (expressed as a percentage) of (x) the average for each month of the net losses on the Receivables in the Pool (i.e., gross losses less recoveries on any Receivables (including, without limitation,

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

  recoveries from Collateral Security in addition to the products financed by the Receivables, recoveries from manufacturers, distributors or importers and insurance proceeds)) during any three consecutive calendar months to
  (y) the average of the month-end Pool Balances for such three-month period, exceeds 5% on an annualized basis; provided, that this clause (j) may be revised or waived without the consent of the Certificateholders if the Rating Agency Condition is satisfied;

    (k) the average Monthly Payment Rate (x) with respect to the three Collection Periods included in the period from January through March of any calendar year is less than 12% and (y) with respect to any other three consecutive Collection Periods is less than 14%, where the "Monthly Payment Rate" for a Collection Period is the percentage obtained by dividing the aggregate Principal Collections for such Collection Period by the average daily Pool Balance for such Collection Period; provided, that this clause
  (k) may be revised or waived without the consent of the Certificateholders if the Rating Agency Condition is satisfied;

    (l) the failure to pay the outstanding principal amount of the Class A Certificates on the Class A Expected Final Payment Date or the failure to pay the outstanding principal amount of the Class B Certificates on the Class B Expected Payment Date;

    (m) a Liquidation Event occurs; at all times the term "Liquidation Event" will refer to certain events of bankruptcy, insolvency or receivership relating to BCI or BCRC. In addition, prior to and including the Series 1994-1 Final Payment Date, but not thereafter, a Liquidation Event shall occur if: (i) there occurs an Event of Default under (and as defined in) any credit or loan agreement pursuant to which credit facilities (including loans, loan commitments and letter of credit facilities) in excess of $10,000,000 in the aggregate have been established or made available to BCI, (ii) BCI, BCRC and the Trustee receive written notice (the "First Notice") from any party to such agreement stating that by reason of such Event of Default the loans outstanding to BCI or BCRC under such agreement in an aggregate amount in excess of $10,000,000 (the "Defaulted Agreement") are immediately due and payable and/or any credit commitment established thereunder in an aggregate amount in excess of $10,000,000 is terminated and (iii) the party delivering the First Notice delivers, within 30 days after delivery of the First Notice, a second notice (the "Second Notice") to BCI, BCRC and the Trustee stating (1) that the First Notice has not been rescinded, (2) that the Event of Default has not been waived, (3) that the acceleration of loans under the Defaulted Agreement or the termination of any credit commitment established thereunder has not been rescinded or annulled, and (4) that BCI has not paid all its indebtedness and has not satisfied all its other obligations, contingent or otherwise, under the Defaulted Agreement (other than obligations which by the terms of the Defaulted Agreement survive the termination of the Defaulted Agreement and the repayment of the credit extended thereunder);

    (n) the sum of all Eligible Investments and amounts on deposit in the Excess Funding Account and excess funding accounts for all other Series represents more than 50% of the total assets of the Trust on each of six or more consecutive Distribution Dates, after giving effect to all payments made or to be made on such Distribution Date: or

    (o) either (i) at any time during the period from and including the Closing Date through May 31, 1998, more than 10% of the aggregate principal amount of Domestic Inventory Receivables that were included in the Pool Balance on the Closing Date and are then owned by the Trust have not been paid in full within 491 days following the date of origination thereof or
  (ii) at any time during any Origination Period commencing after May 31, 1998, more than 10% of the aggregate principal amount of Domestic Inventory Receivables originated and transferred to the Trust during the four month period commencing 16 months prior to such Origination Period and are then owned by the Trust have not been paid in full within 491 days following the date of origination thereof.

  Upon the occurrence of any event described above, an Early Amortization Event will be deemed to have occurred without any notice or other action on the part of any other party immediately upon the occurrence of such event. The Early Amortization Period will commence as of the day on which the Early Amortization Event occurs. Monthly distributions of principal on the Certificates will begin on the first Distribution Date following the Collection Period in which an Early Amortization Period has commenced.

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

  If an Early Amortization Period results from the failure by BCRC to convey Receivables in Additional Accounts to the Trust as described in clause (a) above during the Revolving Period and no other Early Amortization Event has occurred, the Early Amortization Period resulting from such failure will terminate and the Revolving Period will recommence (unless the scheduled termination date of the Revolving Period has occurred) as of the end of the first Collection Period during which an Early Amortization Event would no longer be deemed to exist as described in clause (a) above. An Early Amortization Event would no longer be deemed to exist as described in clause
(a) above as a result of a reduction in the Invested Amount or the invested amounts of other Series occurring due to principal payments distributed on the Certificates and the certificates at other outstanding Series during the Early Amortization Period or as a result of the subsequent addition of Receivables to the Trust.

  In addition to the consequences of an Early Amortization Event discussed above, if a Liquidation Event occurs, or BCRC violates its covenant set forth in clause (b)(iii) above (and such violation of such covenant becomes an "Early Amortization Event" as described in clause (b)(iii) above), on the day of such Liquidation Event or such Early Amortization Event occurring because of such violation, as applicable, BCRC will immediately cease to transfer Receivables to the Trust and promptly give notice to the Trustee of such Liquidation Event or Early Amortization Event occurring because of such violation, as applicable. Furthermore, under the terms of the Pooling and Servicing Agreement, within 15 days following an insolvency event with respect to BCRC or an Early Amortization Event as described in the preceding sentence as a result of the occurrence of a violation set forth in (b)(iii) above, the Trustee will publish a notice of such insolvency event or Early Amortization Event occurring because of such violation stating that the Trustee intends to sell, liquidate or otherwise dispose of all Receivables in the Trust in a commercially reasonable manner and on commercially reasonable terms and, unless within a specified period of time holders of Certificates and certificates of each other outstanding Series representing more than 50% of the aggregate outstanding principal balance of the certificates of each such Series (or, with respect to any Series with two or more classes, the certificates of each such class) and the holder of the Variable Funding Certificate, instruct the Trustee not to sell, liquidate or dispose of the Receivables in the Trust, the Trustee will proceed to dispose of the Receivables. In the event of any such sale, liquidation or disposition, the related proceeds will be allocated pro rata (based on the applicable allocation percentages for each Series and the Variable Funding Percentage) among the Certificates, any other outstanding Series and the interest represented by the Variable Funding Certificate. If the portion of such proceeds allocated to the Certificates and the proceeds of any collections on the Receivables in the Collection Account allocable to the Certificates are not sufficient to pay the aggregate unpaid principal balance of the Certificates in full plus accrued and unpaid interest thereon, Certificateholders will incur a loss. Notwithstanding the above, in the case of the violation of the covenant described in clause (b)(iii) above, the Trustee will not sell the Receivables upon an Early Amortization Event occurring because of such violation unless the proceeds allocable to the Certificates are sufficient to pay the aggregate unpaid principal balance of each Series of certificates in full plus accrued and unpaid interest thereon.

TERMINATION

  The Trust and the respective obligations and responsibilities of the Depositor, the Servicer and the Trustee created by the Pooling and Servicing Agreement will terminate on the earlier to occur of (a) the day following the Distribution Date on which the aggregate of the invested amounts for all Series is zero and (b) January 1, 2014 (the "Termination Date"). Upon termination of the Trust, all right, title and interest in the Receivables and the Collateral Security and other funds related thereto (other than amounts in the Collection Account for the final distribution of principal and interest to certificateholders) will be conveyed and transferred to the Depositor.

  In any event, the last payment of principal and interest on the Certificates will be due and payable no later than the Series 1997-1 Termination Date. In the event that the Invested Amount is greater than zero on the Series 1997-1 Termination Date, the Trustee will use its best efforts to sell or cause to be sold an interest in the Pool Balance then represented by the Certificates. The net proceeds of such sale will be paid pro rata to Certificateholders as of the Series 1997-1 Termination Date, up to the amount necessary to pay principal of and accrued and unpaid interest on outstanding Certificates, as the final payment of the Certificates.

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

INDEMNIFICATION

  The Pooling and Servicing Agreement provides that (x) the Depositor will indemnify the Trust and the Trustee from and against any loss, liability, reasonable expense, damage or injury suffered or sustained by reason of any acts or omissions or alleged acts or omissions arising out of or based upon the arrangement created by the Pooling and Servicing Agreement, including any judgment, general settlement, reasonable attorneys' fees and other costs and expenses incurred by the Trustee in connection with the defense of any actual or threatened action, proceeding or claim (other than any losses on Receivables and amounts due with respect thereto) and (y) the Servicer will indemnify (i) the Trust and the Trustee from and against any loss, liability, reasonable expense, damage or injury suffered or sustained by the Trust or the Trustee arising out of or based upon the arrangement created by the Pooling and Servicing Agreement, including any judgment, general settlement, reasonable attorney fees and other costs and expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim (other than losses on Receivables and amounts due with respect thereto) and
(ii) the Trustee and its officers, directors, employees and agents from and against any loss, liability, reasonable expense, damage or injury suffered or sustained by reason of the acceptance of the Trust by the Trustee, the issuance by the Trust of the Certificates or any of the other matters contemplated in the Pooling and Servicing Agreement or in any Supplement thereto (other than losses on Receivables and amounts due with respect thereto); provided that, in any such case, the Trust, the Trustee, and its officers, directors, employees and agents will not be so indemnified if such acts or omissions constitute, or such actual or threatened action, proceeding or claim arises out of, or such loss, liability, expense, damage or injury is caused by, fraud, gross negligence, breach of fiduciary duty or willful misconduct by the Trustee and provided further that neither BCRC nor the Servicer shall be liable, directly or indirectly, for or in respect of any indebtedness or obligation evidenced or created by any certificate, recourse as to which is limited solely to the assets of the Trust allocated for the payment thereof as provided in the Pooling and Servicing Agreement and any applicable Supplement. In addition, neither the Servicer nor the Depositor will indemnify the Trust, the Trustee or the certificateholders or any other beneficiaries of the Trust for any act taken by the Trustee at the request of the certificateholders or for any federal, state or local income or franchise tax (or any interest or penalties with respect thereto) required to be paid by the Trust or the certificateholders or any other beneficiaries. Furthermore, any such indemnification by the Depositor will only be from assets of the Depositor not pledged to third parties or otherwise encumbered as permitted under the Depositor's certificate of incorporation and will be made only after the deposit by the Depositor of any amounts required to be made in the Collection Account. Any indemnification by the Servicer shall not be payable from the assets of the Trust.

  The Pooling and Servicing Agreement provides that, except as described above and with certain other specified exceptions, neither the Servicer nor BCRC nor any of their affiliates, directors, officers, employees, stockholders, agents, representatives or advisors will be under any liability to the Trustee or any other person for taking any action, or for refraining from taking any action, pursuant to the Pooling and Servicing Agreement or otherwise. However, neither the Servicer nor BCRC will be protected against any liability which would otherwise be imposed by reason of their willful misfeasance, bad faith or gross negligence.

  In addition, the Pooling and Servicing Agreement provides that the Servicer is not under any obligation to appear in, prosecute or defend any legal action other than as part of the good faith performance of its servicing obligations. The Servicer may, in its sole discretion, undertake any such legal action which it may deem necessary or desirable for the benefit of the Trust.

COLLECTION AND OTHER SERVICING PROCEDURES

  Pursuant to the Pooling and Servicing Agreement, the Servicer is responsible for servicing, collecting, enforcing and administering the Receivables in accordance with procedures that are customary and usual in the industry for servicing receivables comparable to such Receivables, except where the failure to so act would not materially and adversely affect the rights of the Trust or any beneficiaries thereof. BCI has delegated certain of its servicing, collection, enforcement and administrative duties to third parties and BCI may from time to time in the future delegate all or a portion of such duties to third parties in accordance with the terms of the Pooling and Servicing Agreement, provided that no such delegation will relieve BCI of its responsibilities as Servicer with respect to such duties.

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

  Subject to compliance with all requirements of law, the Servicer (or BCI) and any affiliate of BCI may change the terms and provisions of the Accounts, including the inventory security agreements and other floorplan financing agreements and the financing guidelines, in any respect (including the calculation of the amount or the timing of charge-offs and the rate of the finance charge) only if, in the Servicer's reasonable judgment, no Early Amortization Event will occur as a result of the change.

  Servicing activities to be performed by the Servicer include collecting and recording payments, communicating with Obligors, investigating payment delinquencies, evaluating the increase of credit limits, and maintaining internal records with respect to each Account. Managerial and custodial services performed by the Servicer include providing assistance in any inspections of the documents and records relating to the Accounts and Receivables by BCRC or the Trustee (on behalf of the Certificateholders), maintaining the agreements, documents and files relating to the Accounts and Receivables as custodian and providing related data processing and reporting services for holders of certificates and on behalf of the Trustee.

SERVICER COVENANTS

  In the Pooling and Servicing Agreement the Servicer covenants that: (a) it will duly satisfy all obligations on its part to be fulfilled under or in connection with the Receivables and Accounts, will maintain in effect all qualifications required in order to service properly the Receivables and the Accounts and will comply in all material respects with all requirements of law in connection with servicing the Receivables and the Accounts, except where the failure to do any of the foregoing would not have a material adverse effect on the beneficiaries of the Trust; (b) it will do nothing to impair the rights of the beneficiaries of the Trust in the Receivables or in the certificates; and (c) it will not reschedule, revise, defer, cancel or settle payments due on any Receivable except in accordance with sound industry practices for servicing receivables comparable to the Receivables.

  Under the terms of the Pooling and Servicing Agreement, if the Depositor or the Servicer receives written notice from the Trustee or any Enhancement Provider that any covenant of the Servicer set forth above has not been complied with in all material respects and such noncompliance has not been cured within 30 days thereafter (or such longer period as the Trustee may agree to) and has a materially adverse effect on the interests of all certificateholders or the Variable Funding Interest in any Receivable or Account, then, unless a Liquidation Event has occurred, the Servicer will purchase such Receivable or all Receivables in such Account, as applicable. Such purchase will be made on the Determination Date following the expiration of the 30-day cure period by deposit into the Collection Account of an amount equal to the amount of such Receivable or Receivables plus accrued and unpaid interest thereon. The amount of such deposit shall be deemed a Transfer Deposit Amount. The purchase by the Servicer constitutes the sole remedy available to certificateholders if such covenant or warranty of the Servicer is not satisfied and such purchased Receivables shall be automatically assigned to the Servicer.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

  The Servicer's compensation for its servicing activities under the Pooling and Servicing Agreement and reimbursement for its expenses will be a monthly servicing fee (the "Servicing Fee") in an amount payable in arrears on each Distribution Date on or prior to the Termination Date equal to the aggregate of the monthly servicing fees specified in the Supplements. The share of the Servicing Fee allocable to the Certificates with respect to any Distribution Date (the "Monthly Servicing Fee") will generally be equal to one-twelfth of the product of (a) 2% or, for any Distribution Date in respect of which the Monthly Servicing Fee has been waived, 0% (the "Servicing Fee Rate") and (b) the Invested Amount as of the last day of the second preceding Collection Period, provided that the Monthly Servicing Fee for the first Distribution Date will be equal to $213,562.50. A portion of the Monthly Servicing Fee (the "Net Servicing Fee") will be payable in the priority set forth above in "Description of the Certificates--Distribution from the Collection Account; Reserve Fund" and will generally be equal to one-twelfth of the product of (a) 1%, if BCI is the Servicer, or 2%, if BCI is not the Servicer, or for any Distribution Date in respect of which the Monthly Servicing Fee has been waived, 0% (the "Net Servicing Fee Rate") and (b) the Invested Amount as of the last day of the second preceding Collection Period, provided that the Net Servicing Fee for the first Distribution Date will be equal to $106,781.25. The portion of the Monthly Servicing

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

Fee in excess of the Net Servicing Fee will be payable at a lower priority level after provision is made for any required deposit to the Reserve Fund and for allocations with respect to any Investor Default Amount as set forth above in "Description of the Certificates--Distribution from the Collection Account; Reserve Fund." The remainder of the Servicing Fee not allocable to the Certificates shall be paid by the holders of the Variable Funding Certificate and the BCRC Certificate and the holders of the certificates of other outstanding Series. The Monthly Servicing Fee shall be payable to the Servicer solely to the extent amounts are available for distribution therefor in accordance with the terms of the Series 1997-1 Supplement.

  The Servicer will be permitted to waive its right to receive the Monthly Servicing Fee on any Distribution Date, so long as it believes that sufficient Non-Principal Collections will be available on a future Distribution Date to pay the Monthly Servicing Fee relating to the amount thereof so waived, in which case the Monthly Servicing Fee (including the Net Servicing Fee) for such Distribution Date shall be deemed to be zero.

  The Servicer will pay from its servicing compensation certain expenses incurred in connection with servicing the Accounts and the Receivables including, without limitation, payment of fees and disbursements of the Trustee and independent accountants and all other fees and expenses which are not expressly stated in the Pooling and Servicing Agreement to be payable by the Trust or the certificateholders other than federal, state and local income and franchise taxes, if any, of the Trust or the certificateholders.

CERTAIN MATTERS REGARDING THE SERVICER

  The Servicer may not resign from its obligations and duties under the Pooling and Servicing Agreement, except upon determination that such duties are no longer permissible under applicable law. No such resignation will become effective until the Trustee or a successor to the Servicer has assumed the Servicer's responsibilities and obligations under the Pooling and Servicing Agreement.

  Any person into which, in accordance with the Pooling and Servicing Agreement, the Servicer may be merged or consolidated or any person resulting from any merger or consolidation to which the Servicer is a party, or any person succeeding to the business of the Servicer, will be the successor to the Servicer under the Pooling and Servicing Agreement.

SERVICER DEFAULT

  In the event and during the continuance of any Servicer Default, the Trustee by written notice to the Servicer, may terminate all of the rights and obligations of the Servicer, as servicer, under the Pooling and Servicing Agreement and in and to the Receivables and the proceeds thereof and appoint a new Servicer (a "Service Transfer"). The Trustee shall as promptly as possible appoint a successor Servicer and if no successor Servicer has been appointed by the Trustee and has accepted such appointment by the time the Servicer ceases to act as Servicer, all rights, authority, power and obligations of the Servicer under the Pooling and Servicing Agreement shall pass to and be vested in the Trustee. Prior to any Service Transfer, the Trustee will review any bids obtained from potential servicers meeting certain eligibility requirements set forth in the Pooling and Servicing Agreement to serve as successor Servicer for servicing compensation not in excess of the Servicing Fee (provided that if all such bids exceed the Servicing Fee, the Depositor at its own expense will pay when due the amount of any compensation in excess of the Servicing Fee).

  A "Servicer Default" refers to any of the following events:

    (a) failure by the Servicer to make any payment, transfer or deposit into the Trust (or into any Series Account), on or before the date the Servicer is required to do so under the Pooling and Servicing Agreement, which failure is not cured within a five business day grace period after notice from the Trustee of such failure;

    (b) failure on the part of the Servicer duly to observe or perform (x) its covenant not to create any lien on any Receivable which failure has a material adverse effect on the certificateholders and which continues unremedied for a period of 60 days after written notice to it; provided, however, that a Servicer Default shall not be deemed to have occurred if BCRC or the Servicer shall have repurchased the related

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

  Receivables or, if applicable, all the Receivables during such period in accordance with the terms and provisions of the Pooling and Servicing Agreement or (y) any other covenants or agreements of the Servicer in the Pooling and Servicing Agreement (exclusive of breaches of covenants in respect of which the Servicer repurchases the related Receivables, as described above under "--Servicer Covenants") which failure has a materially adverse effect on the certificateholders or the holder of the Variable Funding Certificate and which continues unremedied for a period of 30 days after written notice thereof to the Servicer;

    (c) any representation, warranty or certification made by the Servicer in the Pooling and Servicing Agreement or in any certificate delivered pursuant to the Pooling and Servicing Agreement proves to have been incorrect when made and continues to be incorrect in any material respect for a period of 60 days after written notice thereof has been given to the Servicer by the Trustee and as a result the interests of the certificateholders or the holder of the Variable Funding Certificate are materially and adversely affected; provided, however, that a Servicer Default shall not be deemed to have occurred if BCRC shall have repurchased the related Receivables or, if applicable, all the Receivables during such period in accordance with the provisions of the Pooling and Servicing Agreement; or

    (d) the occurrence of certain events of bankruptcy, insolvency or receivership with respect to the Servicer.

  Notwithstanding the foregoing, a delay in or failure of performance referred to under clause (a) above for a period of up to ten business days after the applicable grace period or a delay in or failure of performance (or the continuance of any such delay or failure) referred to under clauses (b) or (c) for a period of up to 60 business days, shall not constitute a Servicer Default if such delay or failure or continuance was caused by an act of God or other similar occurrence. Upon the occurrence of any such event, the Servicer shall not be relieved from using its best efforts to perform its obligations in a timely manner in accordance with the terms of the Pooling and Servicing Agreement and the Servicer shall provide the Trustee, any Enhancement Provider and BCRC prompt notice of such failure or delay by it, together with a description of its efforts to so perform its obligations. In addition, the Servicer shall immediately notify the Trustee in writing of any Servicer Default.

REPORTS

  On each Distribution Date, the Trustee will forward (or cause to be forwarded) to each Certificateholder of record (which is expected to be Cede, as nominee for DTC, unless Definitive Certificates are issued) a statement (the "Distribution Date Statement") prepared by the Servicer setting forth the following information (which, where appropriate, will be stated on the basis of an original principal amount of $1,000 per Certificate if the Amortization Period, an Initial Amortization Period or an Early Amortization Period has commenced): (a) the aggregate amount of principal paid or distributed on the Certificates and the aggregate amount of interest paid or distributed on the Certificates on such Distribution Date; (b) the Floating Allocation Percentage and the Principal Allocation Percentage for such Collection Period (or, after the Series 1994-1 Final Payment Date, the average for the Deposit Dates in such Collection Period); (c) the Investor Default Amount for such Distribution Date; (d) the Required Subordination Draw Amount, if any, for the preceding Collection Period (or, after the Series 1994-1 Final Payment Date, for such Distribution Date); (e) the amount of the Investor Charge-Offs and the amounts of reimbursements thereof for the preceding Collection Period; (f) the amount of Class A Carry-Over Amount, if any, and the amount of Class B Carry-Over Amount, if any, being paid and the amount remaining unpaid; (g) the Pool Balance; (h) the outstanding principal amount of Class A Certificates and Class B Certificates after giving effect to distributions on such date; (i) the applicable Class A Certificate Rate and Class B Certificate Rate; (j) the amount of the Monthly Servicing Fee for the preceding Collection Period; (k) the "pool factor" for the Certificates as of such Distribution Date (consisting of an eleven-digit decimal expressing the Invested Amount as of such Distribution Date (determined after taking into account any reduction in the Invested Amount which will occur on such Distribution Date) as a percentage of the Adjusted Invested Amount); (l) the Available Subordinated Amount for such Distribution Date; (m) the Reserve Fund balance for such Distribution Date; (n) the Excess Funding Account balance; (o) the Collection Account balance with respect to such Distribution Date and (p) whether an Early Amortization Event has occurred or whether BCI has elected to not extend the Initial Principal Payment Date.

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

  On or before January 31 of each calendar year, beginning with January 31, 1998, the Trustee will furnish (or cause to be furnished) to each person who at any time during the preceding calendar year was a Certificateholder of record (which is expected to be Cede, as nominee for DTC, unless Definitive Certificates are issued) a statement prepared by the Servicer containing the information that is required to be contained in the Distribution Date Statement, aggregated for such calendar year, together with information required to be provided by an issuer of indebtedness under the Code for such preceding calendar year or the applicable portion thereof during which such person was a Certificateholder, together with such other customary information as is necessary to enable the Certificateholders to prepare their tax returns. In addition, the Trustee from time to time will furnish to each Certificateholder of record information furnished by the Servicer regarding material changes in the servicing or crediting procedures required under the Pooling and Servicing Agreement. As long as the Certificateholder of record is Cede, as nominee for DTC, Certificate Owners will receive tax and other information from Participants and Indirect Participants rather than from the Trustee. See "Certain Federal Income Tax Consequences."

EVIDENCE AS TO COMPLIANCE

  The Pooling and Servicing Agreement provides that on or before April 30 of each calendar year the Servicer will cause a firm of nationally recognized independent public accountants (who may also render other services to the Servicer or BCRC) to furnish a report relating to certain matters in connection with the servicing of BCI's portfolio of Receivables.

  The Pooling and Servicing Agreement provides for delivery to the Trustee on or before April 30 of each calendar year of a statement signed by an officer of the Servicer to the effect that the Servicer has fully performed, or caused to be fully performed its obligations in all material respects under the Pooling and Servicing Agreement throughout the preceding year or, if there has been a default in the performance of any such obligation, specifying the nature and status of the default.

  Copies of all statements, certificates and reports furnished to the Trustee may be obtained by any Certificateholder (which is expected to be Cede, as nominee for DTC, unless Definitive Certificates are issued), upon request in writing delivered to the Trustee.

AMENDMENTS

  The Pooling and Servicing Agreement may be amended from time to time (including in connection with the issuance of a Supplemental Certificate) by BCRC, the Servicer, the Trustee and BCI (if BCI is not then the Servicer), without additional consent, so long as any such action shall not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of the certificateholders or the holder of the Variable Funding Certificate. In addition, the Pooling and Servicing Agreement may be amended by BCRC, the Servicer, the Trustee and BCI (if BCI is not then the Servicer) to conform the provisions regarding removal of Accounts with those in effect prior to the Closing Date to allow for the removal of existing Receivables in Removed Accounts (including all amounts then held or thereafter received in respect of such Receivables) if, at the time of such amendment, such provisions will be consistent with sale treatment of the Receivables by BCRC under generally accepted accounting principles. Notwithstanding the above, the Trustee, with the consent on any Enhancement Providers, may at any time and from time to time amend, modify or supplement the form of Distribution Date Statement.

  The Pooling and Servicing Agreement may also be amended by BCRC, the Servicer, the Trustee and BCI (if not the Servicer) with the consent of the holder of the Variable Funding Certificate, if it would be adversely affected by such amendment, and holders of certificates evidencing not less than a majority of the aggregate unpaid principal amount of the certificates of all adversely affected Series for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the certificateholders. No such amendment, however, may (a) reduce in any manner the amount of, or delay the timing of, distributions required to be made on any certificate (including the Variable Funding Certificate) or the deposits to be made therefor, (b) change the definition or the manner of calculating interest on any certificate, (c) reduce the amount available under any

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

Enhancement, (d) adversely affect the rating of any Series or class by any Rating Agency which rated such Series or class or (e) reduce the percentage of the unpaid principal balance of certificates the holders of which are required to consent to any such amendment, without, in the case of (a), (b), (c) or (e) the consent of each affected certificateholder or the Variable Funding Certificate, as applicable and, in the case of (d), the consent of the holders of certificates of such Series or class evidencing not less than 66 2/3% of the aggregate unpaid principal amount of the certificates of such Series or class. Promptly following the execution of any amendment to the Pooling and Servicing Agreement (other than an amendment described in the preceding paragraph), the Trustee will furnish notice of the substance of such amendment to each certificateholder.

  The Pooling and Servicing Agreement may not be amended in any manner which materially adversely affects the interests of any Enhancement Provider without its prior consent.

LIST OF CERTIFICATEHOLDERS

  Upon written request of any three or more certificateholders of record, the Trustee will afford such certificateholders access during business hours to the current list of registered certificateholders of a Series or of all Series, as applicable, for purposes of communicating with other certificateholders with respect to their rights under the Pooling and Servicing Agreement. It is anticipated that the only Certificateholder will be Cede, as nominee of DTC, and that Certificate Owners will not be recognized by the Trustee as Certificateholders for this purpose. See "Book-Entry Registration" and "Definitive Certificates" above.

  The Pooling and Servicing Agreement does not provide for any annual or other meetings of Certificateholders.

THE TRUSTEE

  Bankers Trust Company, a New York banking corporation, is Trustee under the Pooling and Servicing Agreement. The Trustee is located at Four Albany Street, New York, New York 10006. BCI and BCRC and their respective affiliates may from time to time enter into other banking and trustee relationships with the Trustee and its affiliates. The Trustee may hold Certificates in its own name and may deal with BCRC, the Servicer or any Enhancement Provider with the same rights it would have if it were not the Trustee. In addition, for purposes of meeting the legal requirements of certain local jurisdictions, the Trustee shall have the power to appoint a co-trustee or separate trustees of all or a part of the Trust. In the event of such appointments, all rights, powers, duties and obligations shall be conferred or imposed upon the Trustee and such separate trustee or co-trustee jointly, or, in any jurisdiction in which the Trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee, who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee.

  The Trustee may resign at any time, in which event BCRC will be obligated to appoint a successor Trustee. The Servicer may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Pooling and Servicing Agreement or if the Trustee becomes insolvent. In such circumstances, the Servicer may appoint a successor Trustee. Any resignation or removal of the Trustee and appointment of a successor Trustee does not become effective until the acceptance of the appointment by the successor Trustee. See "Description of the Certificates--Indemnification."

  The fees and expenses of the Trustee will be paid by the Servicer out of its servicing compensation. See "Description of the Certificates--Servicing Compensation and Payment of Expenses."

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

                 AMENDMENTS TO POOLING AND SERVICING AGREEMENT
                      AND RECEIVABLES PURCHASE AGREEMENT

  On the Closing Date, BCRC, BCI and the Trustee will enter into certain amendments to the Pooling and Servicing Agreement and to the Receivables Purchase Agreement. The terms of the Pooling and Servicing Agreement and the Receivables Purchase Agreement, as described in this Prospectus, include such amendments. Certain of such amendments will not become effective until after the Series 1994-1 Final Payment Date (the "Delayed Amendments"). Provisions which will not become effective until after the Series 1994-1 Final Payment Date are so noted in this Prospectus wherever the affected terms are described. Numerous Delayed Amendments are contained in the documents which amend the Pooling and Servicing Agreement and the Receivables Purchase Agreement. The following lists, in brief and general terms, some of the Delayed Amendments contained in Amendment Number 1 to the Pooling and Servicing Agreement and Amendment Number 1 to the Receivables Purchase Agreement; however this listing does not purport to provide a complete description of such amendments. For further information, owners and prospective owners of Certificates are advised to examine the Pooling and Servicing Agreement and Amendment Number 1 thereto and the Receivables Purchase Agreement and Amendment Number 1 thereto, copies of which (without certain exhibits or schedules) will be made available by the Trustee upon written request.

    --The definition of "Eligible Accounts" will be amended (i) to provide that such accounts may include, in addition to accounts "established" by BCI or an affiliate of BCI, accounts "acquired" by BCI or an affiliate,
  (ii) to allow BCI to assign or grant participation rights in an Eligible Account or the Receivables therein and the security and rights related thereto, (iii) to make provision for the inclusion of accounts in which Asset-Based Receivables will arise, (iv) to provide that the obligors with respect to such accounts may, in addition to dealers, include manufacturers and distributors and (v) to provide that the definition of "Eligible Accounts" may be further amended without consent of the holders of the Certificates if the Rating Agency Condition is satisfied. See "Description of the Certificates--Eligible Accounts and Eligible Receivables."

    --The definition of "Eligible Receivables" will be amended (i) to provide for the inclusion of Asset-Based Receivables, (ii) to include Receivables acquired by BCI or an affiliate of BCI in addition to those originated by BCI or an affiliate of BCI, (iii) to remove the restriction on assigment and participation of Receivables and (iv) to provide that the definition of Eligible Receivables may be further amended without consent of the holders of the Certificates if the Rating Agency Condition is satisfied. See "Description of the Certificates--Eligible Accounts and Eligible Receivables."

    --The provisions relating to the Excess Funding Account and the calculation of Excess Funded Amount (including the definition of "Required Pool Balance") will be amended to provide for a calculation as of each business day of the amount required to be on deposit in the Excess Funding Account and to provide for deposits and withdrawals on a daily basis. See "Description of the Certificates--Excess Funding Account" and "--Required Pool Balance."

    --The provisions relating to the designation of Additional Accounts will be amended to allow the addition of a limited amount of Accounts in each quarter and in each year without review or approval by the Rating Agencies. See "Description of the Certificates--Addition of Accounts."

    --Provisions are added which permit the granting of Participation Interests in Receivables and which permit the assignment of Receivables including interests in the collateral securing such Receivables. See "The Floorplan and Asset-Based Financing Business--Participation Arrangements" and "Description of the Certificates--Removal of Accounts and Assignment of Receivables."

    --Numerous calculations, allocations, deposits and releases of funds, which currently are done on a monthly basis, will be made on a daily basis.

  The holders of the Certificates, by the purchase and acceptance of the Certificates, will accept the terms of the documents as amended including such Delayed Amendments and those amendments to the Pooling and Servicing Agreement and Receivables Purchase Agreement effective as of or prior to the Closing Date.

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

               DESCRIPTION OF THE RECEIVABLES PURCHASE AGREEMENT

  The Receivables transferred and to be transferred to the Trust have been and will be acquired by BCRC from BCI pursuant to the Receivables Purchase Agreement, dated as of January 1, 1994, between BCI, as seller, and BCRC, as purchaser, filed as an exhibit to the Registration Statement of which this Prospectus is a part (as amended by Amendment Number 1 dated as of January 1, 1997 to the Receivables Purchase Agreement ("RPA Amendment Number 1") and as otherwise supplemented or amended from time to time, the "Receivables Purchase Agreement"). The Receivables Purchase Agreement provides that it is governed by New York law. The following discussion represents a summary of certain terms of the Receivables Purchase Agreement relating to the sale or contribution of the Receivables to BCRC and does not purport to provide a complete description. For further information, owners and prospective owners of Certificates are advised to examine the Receivables Purchase Agreement, a copy of which (without certain exhibits or schedules) including RPA Amendment Number 1, will be made available by the Trustee upon written request.

SALE AND TRANSFER OF RECEIVABLES

  Pursuant to the Receivables Purchase Agreement, BCI has sold and transferred to BCRC all of its right, title and interest in and to all of the Domestic Inventory Receivables and the Collateral Security (and the related repurchase agreements and other agreements with manufacturers, importers or distributors) relating to the Accounts as of the Initial Cut-Off Date and from time to time has sold and transferred and will sell or contribute and transfer to BCRC Domestic Inventory Receivables created thereafter (and the related Collateral Security) with respect to the Accounts and Additional Accounts and, after the Series 1994-1 Final Payment Date, subject to satisfaction of the Rating Agency Condition, may sell or contribute and transfer Asset-Based Receivables in Accounts designated for the Trust.

  Under the Receivables Purchase Agreement, BCI has transferred and will continue to transfer the Receivables to BCRC in exchange for (i) the net cash proceeds received by BCRC from the sale of the investor certificates (which proceeds equals the proceeds, after expenses, raised from the sale of the investor certificates), less any amounts deposited by BCRC in the Reserve Fund and (ii) a promissory note (the "Note") issued by BCRC in favor of BCI. The value of and the purchase price in the case of sales of Eligible Receivables transferred will be deemed to equal the principal amount of such Receivables plus accrued and unpaid interest thereon on the date of transfer (less, if applicable, the amount of principal and interest allocable to any Participation Interest). The value of and the purchase price in the case of sales with respect to Ineligible Receivables transferred will equal the net book value of such Receivables (less, if applicable, the amount of principal and interest allocable to any Participation Interest). With respect to Receivables which are sold to BCRC, the principal amount of the Note will be increased from time to time in connection with the sale of additional Receivables by BCI to BCRC for inclusion in the Trust pursuant to the Receivables Purchase Agreement to the extent the purchase price for such Receivables is not paid in cash by BCRC. As security for the Note, BCRC has pledged to BCI the Variable Funding Certificate held by BCRC. Principal and interest payable on the Note may be paid by BCRC from time to time out of monies available to BCRC from any source (including through BCRC's interest in the BCRC Certificate and Variable Funding Certificate). Interest on the Note will accrue at a rate per annum equal to 15%. In the event of a bankruptcy where BCRC and the Trust are substantively consolidated or in any other instance where the holder of the Note and the holders of the investor certificates will be claiming against a common fund, the portion of the aggregate amounts then due under the Note in excess of the amount by which (x) the Variable Funding Amount plus the Retained Participation Amount exceeds (y) the Available Subordinated Amount will be subordinate to the prior indefeasible payment in full of the investor certificates. RPA Amendment Number 1 will provide, among other things, that, in addition to the sale of Receivables by BCI to BCRC, BCI may transfer the Receivables to BCRC as a capital contribution. When Receivables are transferred by contribution, BCRC will not be required to pay cash to BCI or to increase the amount of the Note as consideration for such Receivables.

  In connection with the sale or contribution of the Receivables to BCRC, BCI will indicate in its computer files that the Receivables have been transferred to BCRC, and that BCRC has transferred its interest therein to the Trust. In addition, BCI will provide to BCRC and the Trustee a computer file or microfiche or written list containing a true and complete list of all Accounts, identifying the balances of the Receivables as of the Initial Cut-Off Date and Receivables in the Additional Account as of the applicable Additional Cut-Off Date. The records and agreements relating to the Accounts and Receivables have not been, and will not be, segregated by BCI from other documents and agreements relating to other accounts and receivables and will not be stamped or marked to reflect the sale of the Receivables, but the computer records of BCI have been marked to evidence such transfer. BCI has filed and will file UCC financing statements with respect to the sale or contribution of the Receivables meeting the requirements of Vermont state law. See "Risk Factors--Certain Legal Aspects" and "Certain Legal Aspects of the Receivables--Transfer of Receivables and Certificates."

REPRESENTATIONS AND WARRANTIES

  BCI makes certain representations and warranties to BCRC to the effect that, among other things, as of the Closing Date and each Series Issuance Date, it was duly incorporated and in good standing and that it has the authority to consummate the transactions contemplated by the Receivables Purchase Agreement.

  BCI also makes representations and warranties to BCRC relating to the Receivables to the effect that, among other things, as of the Initial Cut-Off Date, the Closing Date and each Series Issuance Date each Account is an Eligible Account and, in the case of Additional Accounts, as of the Additional Cut-Off Date and each Addition Date, each such Additional Account is an Eligible Account. In the event of a breach of any representation and warranty set forth in this paragraph which results in the requirement that BCRC accept retransfer of Receivables from the Trust pursuant to the Pooling and Servicing Agreement, then BCI shall, unless a Liquidation Event has occurred, repurchase such Receivables from BCRC. The purchase price for such Receivables shall be the principal balance thereof (together with accrued interest), which amount shall be paid by BCI in immediately available funds on the business day preceding the date of such retransfer.

  BCI also makes representations and warranties to BCRC to the effect, among other things, that as of the Initial Closing Date, the Closing Date and each Series Issuance Date (a) the Receivables Purchase Agreement constitutes a legal, valid and binding obligation of BCI and (b) the Receivables Purchase Agreement constitutes a valid sale to BCRC of all right, title and interest of BCI in and to the Receivables, whether then existing or thereafter created in the Accounts, the Collateral Security and, with certain exceptions, the proceeds thereof which is effective as to each Receivable upon the creation thereof. If the breach of any of the representations and warranties described in this paragraph results in the obligation of BCRC under the Pooling and Servicing Agreement to repurchase an interest in Receivables from the Trust, BCI will be obligated to repurchase such interest retransferred to BCRC for the amount which BCRC was required to pay to the Trust in connection with such retransfer.

CERTAIN COVENANTS

  BCI has covenanted that, except for the sale or contribution and conveyances under the Receivables Purchase Agreement, BCI will not sell, pledge, assign or transfer any interest in the Receivables (except for certain tax and governmental and other statutory liens) being transferred to BCRC to any other person; provided that after the Series 1994-1 Final Payment Date, BCRC may remove Receivables from the Trust for the purpose of assigning or selling such Receivables to a third party and may grant Participation Interests in the Receivables. See "The Floorplan and Asset-Based Financing Business-- Participation Arrangements" and "Description of the Certificates--Removal of Accounts and Assignment of Receivables." BCI also has covenanted to defend and indemnify BCRC for any loss, liability or expense incurred by BCRC in connection with a breach by BCI of certain of its representations, warranties or covenants contained in the Receivables Purchase Agreement.

  In addition, BCI has expressly acknowledged and consented to BCRC's assignment of its rights relating to the Receivables under the Pooling and Servicing Agreement to the Trustee.

TERMINATION

  The Receivables Purchase Agreement will terminate immediately after the Trust terminates. In addition, if BCI becomes party to any bankruptcy or similar proceeding (other than as a claimant) and, if such proceeding

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

either is voluntary or is involuntary and, in the case of an involuntary proceeding, such involuntary proceeding is not dismissed within 60 days of its institution, BCI will immediately cease to sell or transfer Receivables to BCRC and will promptly give notice of such event to BCRC and the Trustee.

                   CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

TRANSFER OF RECEIVABLES AND CERTIFICATES

  In connection with any Receivables sold or contributed and assigned by BCI to BCRC, BCI represents and warrants that such transfer constitutes a valid transfer and assignment to BCRC of all right, title and interest in and to the Receivables and that, under the UCC (as in effect in Vermont), there exists in favor of BCRC a valid, subsisting and enforceable first priority perfected ownership interest in the Pool of Receivables transferred to BCRC. BCI also represents and warrants with respect to any Receivables subsequently created in the Accounts or Additional Accounts transferred to BCRC that there exists in favor of BCRC a valid, subsisting and enforceable first priority perfected ownership interest in all such Receivables subsequently created in such Accounts or Additional Accounts on and after their creation. For a discussion of BCRC's rights arising from these representations and warranties not being satisfied, see "Description of the Certificates--Representations and Warranties."

  Each of BCI and BCRC have represented that the Receivables are either "accounts" or "chattel paper" for purposes of the UCC as in effect in Vermont. If the Receivables are deemed to be either accounts or chattel paper, the UCC as in effect in Vermont applies and the transferee must (i) in the case of Receivables that are deemed to be accounts, file an appropriate financing statement or statements and (ii) in the case of Receivables that are deemed to be chattel paper, either take possession of the chattel paper or file an appropriate financing statement or statements, in order to perfect its interest therein. Financing statements relating to the transfer of the Receivables have been filed under the UCC as in effect in Vermont by BCI and BCRC to perfect the interests of BCRC and the Trust, respectively, in the Receivables. Continuation statements will be filed as required to continue the perfection of such interests. The Receivables will not be stamped to indicate the interest of BCRC or the Trust.

  In addition, in connection with any Domestic Inventory Receivables conveyed to the Trust BCI represents and warrants in the Receivables Purchase Agreement, and BCRC represents and warrants in the Pooling and Servicing Agreement, that except for certain liens permitted by the Pooling and Servicing Agreement each such Domestic Inventory Receivable included in the Pool Balance is and will be secured by a first priority perfected security interest in the related Eligible Product and if Asset-Based Receivables are included in the Trust, the obligations with respect thereto will be secured by a first priority perfected security interest in goods, accounts, work in process, raw materials, component parts or other assets of the Obligor. However, when an Eligible Product is sold by an Obligor, BCI's security interest in the Eligible Product will terminate in most instances. Therefore, if an Obligor fails to remit to BCI amounts owed with respect to Eligible Products that have been sold, the related Domestic Inventory Receivables may no longer be secured by Eligible Products, although they may, in certain circumstances, still be secured by the proceeds of such Eligible Products. In the event that Asset-Based Receivables are included in the Trust, the same issues discussed above with respect to Domestic Inventory Receivables may exist with respect to Asset-Based Receivables.

  There are certain limited circumstances under the UCC and applicable federal law in which prior or subsequent transferees of Receivables could have an interest in such Receivables with priority over the Trust's interest. A purchaser of the Receivables who gives new value and takes possession of the instruments which evidence the Receivables (i.e., the chattel paper) in the ordinary course of such purchaser's business may, under certain circumstances (e.g., where the purchaser is without notice of any adverse claim), have priority over the interest of the Trust in the Receivables. The failure to stamp the Receivables to indicate the interest of BCRC and the Trust therein, as described above, could support a claim by a subsequent purchaser of the Receivables that such purchaser acted without notice of any claim by BCRC or the Trust with respect to the Receivables. A tax or other government lien or non-consensual lien on property of BCI or BCRC arising prior to the time a Receivable is conveyed to the Trust may also have priority over the interest of the Trust in such Receivable.

Under the Receivables Purchase Agreement, in connection with any Receivables sold or contributed and assigned by BCI to BCRC, BCI warrants to BCRC that the Receivables have been transferred free and clear of the lien of any third party except for tax and other statutory liens (including liens in favor of the Pension Benefit Guaranty Corporation) and, after the Series 1994-1 Final Payment Date, any Participation Interests. Under the Pooling and Servicing Agreement, BCRC warrants to the Trust that, except for the conveyances contemplated by the Pooling and Servicing Agreement, the Receivables have been transferred to the Trust free and clear of the lien of any third party, except for tax and other statutory liens (including liens in favor of the Pension Benefit Guaranty Corporation) and after the Series 1994-1 Final Payment Date, any Participation Interests. Each of BCI and BCRC also has covenanted that it will not sell, pledge, assign, transfer or grant any lien on any Receivable included in the Trust other than to BCRC and the Trust and except (i) for tax and other statutory liens (including liens in favor of the Pension Benefit Guaranty Corporation) and (ii) after the Series 1994-1 Final Payment Date, BCRC and BCI may assign or participate out a portion of the Receivables. See "Floorplan and Asset-Based Financing Business--Participation Arrangements" and "Description of the Certificates--Removal of Accounts and Assignment of Receivables." In addition, while BCI is the Servicer, cash collections on the Receivables may be commingled with the funds of BCI prior to each Distribution Date and, in the event of the bankruptcy of BCI, the Trust may not have a perfected interest in such collections. In the event of such commingling, the amount so commingled at any given time (and to which the Certificateholders would otherwise be entitled) may exceed the amount distributable to Certificateholders on the following Distribution Date.

  BCRC has represented and warranted to the Trustee that the transfer of the Receivables on the Initial Closing Date constitutes, and the transfer of BCRC's right to any subsequent Receivables in the Accounts (and in any Additional Accounts) will constitute, a valid transfer and assignment to the Trust of all right, title and interest of BCRC in and to the Receivables, including any additional Receivables thereafter created in the Accounts (and in any Additional Accounts) (except for certain tax and governmental liens and claims), all monies due or to become due thereon and, with certain exceptions, the proceeds thereof which is effective as to each Receivable upon the transfer thereof to the Trust.

  Tax and certain other statutory liabilities, such as liabilities to the Pension Benefit Guaranty Corporation relating to the underfunding of pension plans of Bombardier Inc. or any of its subsidiaries including Bombardier Corporation and BCI, can be asserted against the Depositor. To the extent that any such liabilities arise after the transfer of Receivables to the Trust, the Trust's interest in the Receivables would be prior to the interest of the claimant with respect to any such liabilities. However, the existence of a claim against the Depositor could permit the claimant to subject the Depositor to an involuntary proceeding under the Bankruptcy Code or other Insolvency Law.

  A case decided in 1993 by the United States Court of Appeals for the Tenth Circuit concluded that accounts receivable sold by a debtor prior to a filing for bankruptcy remain property of the debtor's bankruptcy estate. If, following a bankruptcy of BCI or BCRC, a court were to follow the reasoning of the Tenth Circuit, delays in distributions of collections on or in respect of the Receivables could occur, and reductions (which, in certain circumstances, could be substantial) in the amount of payments to Certificateholders could result.

CERTAIN MATTERS RELATING TO BANKRUPTCY

  In connection with any Receivables sold or contributed and assigned by BCI to BCRC under the Receivables Purchase Agreement, BCI warrants to BCRC in the Receivables Purchase Agreement that the sale of such Receivables by it to BCRC is a valid sale of such Receivables. In addition, BCI and BCRC have agreed to treat the transfer of Receivables by BCI to BCRC under the Receivables Purchase Agreement as a sale of the Receivables to BCRC, and BCI has or will take all actions that are required under Vermont law to perfect BCRC's ownership interest in the Receivables. Notwithstanding the foregoing, if BCI were to become a debtor in a bankruptcy case and a bankruptcy trustee for BCI as debtor-in-possession or a creditor of BCI were to take the position that the sale of Receivables from BCI to BCRC under the Receivables Purchase Agreement should be recharacterized as a pledge of such Receivables to secure a borrowing by BCI, then delays in payments of collections of Receivables to BCRC could occur or (should the court rule in favor of any such trustee, debtor in possession or creditor) reductions (which, in certain circumstances, could be substantial) in the amount of such payments could result.

  In addition, if BCI were to become a debtor in a bankruptcy case and a creditor or bankruptcy trustee of such debtor or such debtor itself were to request a court to order that BCI should be substantively consolidated with BCRC, delays in payments on the Receivables and, accordingly, the Certificates could result. Should the bankruptcy court rule in favor of any such creditor, bankruptcy trustee or such debtor, reductions (which, in certain circumstances could be substantial) in the amount of such payments could result.

  BCRC represents and warrants to the Trustee in connection with the transfer of any Receivables to the Trust that the transfer of such Receivables to the Trust and of BCRC's right to additional Receivables will constitute a valid transfer and assignment to the Trust of all right, title and interest of BCRC in and to the Receivables, including any additional Receivables thereafter created (except for certain tax and government liens and claims), all monies due or to become due thereon and, with certain exceptions, the proceeds thereof which is effective as to each Receivable upon the transfer thereof to the Trust.

  BCRC's certificate of incorporation provides that BCRC is required to have two independent directors and that it shall not file a voluntary application for relief under Title 11 of the United States Code (the "Bankruptcy Code") without the affirmative vote of its two independent directors. Pursuant to the Pooling and Servicing Agreement, BCI, the Servicer and any Enhancement Provider covenant that they will not at any time institute against BCRC any bankruptcy, reorganization or other proceedings under any federal or state bankruptcy or similar law. In addition, certain other steps have been taken to avoid BCRC's becoming a debtor in a bankruptcy case. Notwithstanding such steps, if BCRC were to become a debtor in a bankruptcy case, and a bankruptcy trustee for BCRC or BCRC as debtor in possession or a creditor of BCRC were to take the position that the transfer of the Receivables from BCRC to the Trust should be recharacterized as a pledge of the Receivables, then delays in payments on the Certificates or (should the court rule in favor of any such trustee, debtor in possession or creditor) reductions (which, in certain circumstances, could be substantial) in the amount of such payments could result.

  BCRC does not intend to file, and BCI has agreed that it will not cause BCRC to file, a voluntary or involuntary petition for relief under the Bankruptcy Code or any similar applicable state law with respect to BCRC so long as BCRC is solvent and does not foresee becoming insolvent. If BCI were to become a debtor under the Bankruptcy Code, the applicable bankruptcy court might hold unenforceable or invalid BCI's agreement not to cause BCRC to file any such petition and permit BCI as creditor of BCRC (on account of the Note issued by BCRC to BCI as partial consideration for the transfer of the Receivables to BCRC and on account of the related pledge of the Variable Funding Certificate as security for the Note) to commence an involuntary petition against BCRC.

  If BCI or BCRC were to become a debtor in a bankruptcy case causing an Early Amortization Event to occur, then, pursuant to the Pooling and Servicing Agreement and the Receivables Purchase Agreement, new Receivables would no longer be transferred to BCRC by BCI and, pursuant to the Pooling and Servicing Agreement, only collections on Receivables theretofore sold to BCRC and transferred to the Trust would be available to be applied to pay interest accruing on the Certificates and to pay the principal amount of the Certificates. Under such circumstances, the Servicer is obligated to allocate all principal collections on Receivables to the oldest principal balance first. If such allocation method were to be altered by the bankruptcy court, the rate of payment on the Certificates might be adversely affected. In addition, distributions of principal on each Class A Certificate would not be subject to the Class A Controlled Distribution Amount.

  The occurrence of certain events of bankruptcy, insolvency or receivership with respect to the Servicer will result in a Servicer Default, which Servicer Default, in turn, will result in an Early Amortization Event. If no other Servicer Default other than the commencement of such bankruptcy or similar event exists, a bankruptcy trustee of the Servicer may have the power to prevent either the Trustee or the Certificateholders from appointing a successor Servicer.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

  The following is a general discussion of certain United States federal income tax consequences relating to the purchase, ownership and disposition of the Certificates. This discussion is based on current law, which is subject to retroactive or prospective change, either of which could adversely affect the tax consequences described herein. The discussion does not address all of the tax consequences that may be relevant to a particular Certificateholder in light of its own circumstances (for example, banks, insurance companies, tax-exempt organizations and persons whose functional currency is not the U.S. dollar), and some Certificateholders may be subject to special tax rules and limitations not discussed herein. Prospective purchasers are urged to consult their own tax advisors as to the federal, state, local, foreign and other tax consequences to them of the purchase, ownership and disposition of the Certificates.

CHARACTERIZATION OF THE CERTIFICATES AND THE TRUST

  Although no transaction closely comparable to the issuance of the Certificates has been the subject of any Treasury regulation, public ruling or judicial decision, Morgan, Lewis & Bockius LLP, special U.S. tax counsel to BCRC and the Trust ("Special U.S. Tax Counsel") is of the opinion that, for federal income tax purposes, the Certificates will be characterized as indebtedness of BCRC secured by the Receivables, and the Trust will be treated as a mere security device. The Internal Revenue Service ("IRS") could assert that the Certificates are not indebtedness but rather are an interest in the nature of an equity interest and that the Trust is not a mere component of a security device but rather is either a partnership (between BCRC and some or all classes of Certificateholders) or a publicly traded partnership taxable as a corporation (in which BCRC owns common stock and some or all classes of Certificateholders own preferred stock).

  Because BCRC will retain the benefits of ownership and most of the risk of loss with respect to the Receivables, and the Certificateholders will be entitled only to the payment of a fixed return on their investments and the repayment of those investments (which payments and repayments will be adequately secured by the Receivables, and other collateral to be held by the Trust), Special U.S. Tax Counsel is of the opinion that the IRS would not prevail in any attempt to characterize the Certificates as other than indebtedness. Accordingly, notwithstanding that the transaction will be treated as a sale of the Receivables for regulatory and financial accounting purposes, Special U.S. Tax Counsel is of the opinion that such treatment will not apply for U.S. federal income tax purposes.

POSSIBLE CHARACTERIZATION OF THE TRUST AS A PARTNERSHIP

  If (contrary to the views expressed above) some or all classes of Certificates were characterized as interests in the nature of equity interests, then the Trust could be characterized as a partnership or a publicly traded partnership ("PTP"). If the Trust were treated as a partnership (other than a PTP taxable as a corporation), such partnership would not be subject to federal income tax. Instead, each item of income, gain, deduction and loss generated through the partnership's ownership and servicing of the Receivables would be taken into account directly in computing the taxable income of BCRC and the Certificateholders treated as partners, in accordance with their respective ownership of the interests of such partnership. The amount and timing of the items of income and deductions of the Certificateholders could differ if the Certificates were held to constitute partnership interests, rather than indebtedness of BCRC. In addition, if the Trust were treated as a partnership, income derived from the partnership by a Certificateholder that is a pension fund or other tax-exempt entity treated as a partner may be treated as unrelated business taxable income. Partnership characterization also may have adverse state and local income or franchise tax consequences for a Certificateholder.

POSSIBLE CHARACTERIZATION OF THE TRUST AS A CORPORATION

  If the Trust were treated in whole or in part as a partnership in which some or all of the Certificateholders were treated as partners rather than holders of indebtedness, that deemed partnership could be classified as a PTP taxable as a corporation. In that event the Trust would be subject to federal income tax at corporate rates on the taxable income that the Trust derives from the Receivables. Such tax would reduce the amounts available for distribution to the Certificateholders. Cash distributions to the Certificateholders would be treated as dividends for tax purposes to the extent of the Trust's earnings and profits (and, for corporate Certificateholders, eligible for the dividends received deduction, subject to limitations). Moreover, the amounts available for distribution to Certificateholders would be substantially diminished by the taxes imposed on the Trust.

  The remainder of this section assumes that, for U.S. federal income tax purposes, the Certificates will be characterized as indebtedness of BCRC secured by the Receivables. BCRC and the Certificateholders have agreed to treat the Certificates as indebtedness for federal income tax purposes and neither the Trustee nor BCRC will comply with the reporting requirements applicable to corporations, PTPs or partnerships.

TAXATION OF INTEREST INCOME TO CERTIFICATEHOLDERS

  General. In general, stated interest, original issue discount and market discount received or accrued on a Certificate will be ordinary income, and principal payments on a Certificate will be a return of capital to the extent of the Certificateholder's basis in the Certificate allocable to those payments. A holder of a Certificate issued with original issue discount must use the accrual method of accounting with respect to original issue discount accruing on such Certificate regardless of its regular method of accounting.

  Original Issue Discount. It is not anticipated that the Certificates will be issued with original issue discount ("OID"). However, because the failure to pay interest currently on the Certificates does not give rise to any remedy to compel payment, the IRS may take the position on the basis of Treasury regulations that all of the interest payments on the Certificates should be treated as payments of principal and the Certificates should be treated as having OID. A holder of a Certificate having OID generally must include OID in ordinary income as it accrues in advance of receipt of the cash attributable to the discount, regardless of the holder's regular method of accounting.

  The amount of OID on a Certificate is the excess of its "stated redemption price at maturity" over its "issue price." The issue price of a Certificate in a particular class is the price at which a substantial amount of the Certificates of that class are first sold to the public. The stated redemption price at maturity of a Certificate is the total of all payments on the Certificate other than "qualified stated interest" payments. A qualified stated interest payment generally is stated interest that is unconditionally payable in cash or in property at least annually at a single fixed rate, a single objective rate or one or more qualified floating rates.

  A Certificateholder generally must include in gross income for any taxable year the sum of the "daily portions" of the OID that occur on the Certificate for each day during the Certificateholder's taxable year on which the Certificate is held. A calculation will be made of the portion of the OID that accrues on each Certificate during each "accrual period," which in general is the period corresponding to the period between Distribution Dates. The OID accruing during any accrual period is divided by the number of days in the period to determine the daily portion of OID for each day in the period. The amount of OID that accrues in each year will be computed under a constant yield method, with the consequence that a United States holder will include in gross income progressively larger amounts of OID over time.

  Market Discount A Certificateholder who purchases a Certificate at more than a de minimis discount may be subject to the "market discount" rules of Section 1276 through 1278 of the Code. These rules provide, in part, that gain on the sale or other disposition of a Certificate and partial principal payments on a Certificate are treated as ordinary income to the extent of accrued market discount. The market discount rules also provide for deferral of a portion of interest deductions with respect to debt incurred to purchase or carry a Certificate that has market discount. Alternatively, a Certificateholder may elect to include market discount in income as it accrues in lieu of the tax treatment described in the two preceding sentences.

  Market Premium. A Certificateholder who purchases a Certificate at a premium price may elect to offset the premium against interest income over the remaining term of the Certificate in accordance with the provisions of Section 171 of the Code.

SALE OR EXCHANGE OF CERTIFICATES

  Upon a sale of a Certificate, a Certificateholder generally will recognize gain or loss equal to the difference between the amount realized on the sale or exchange and the Certificateholder's adjusted basis in the Certificate. The adjusted basis in the Certificate will equal its cost, increased by any OID or market discount includible in income with respect to the Certificate prior to its sale, and reduced by any principal payments previously received with respect to the Certificate and any amortized premium. Generally, gain or loss will be capital gain or loss if the Certificate was held as a capital asset, and will be long-term gain or loss if held for more than one year. Generally, capital losses may be used only to offset capital gains.

FOREIGN INVESTORS

  In general, a Certificateholder that is not (A) a citizen or resident of the United States, (B) a domestic partnership, (C) a domestic corporation, (D) a domestic estate or domestic trust or (E) any other person or entity whose income in respect of a Certificate is "effectively connected" with a United States trade or business (a "non-U.S. Certificateholder") will not be subject to U.S. federal income tax on interest (including original issue discount) on a Certificate unless the non-U.S. Certificateholder is a direct or indirect 10 percent or greater shareholder of, or a controlled foreign corporation related to, BCRC. To qualify for the exemption from taxation, the last U.S. Person in the chain of payment prior to payment to a non-U.S. Certificateholder (the "Withholding Agent") must have received (in the year in which a payment of interest or principal occurs, or in either of the two preceding years) a statement that (i) is signed by the non-U.S. Certificateholder under penalties of perjury, (ii) certifies that the non-U.S. Certificateholder is not a U.S. Person and (iii) provides the name and address of the non-U.S. Certificateholder. The statement may be made on an IRS Form W-8 or substantially similar substitute form, and the non-U.S. Certificateholder must inform the Withholding Agent of any change in the information on the statement within 30 days of the change. If a Certificate is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide a signed statement to the Withholding Agent. However, in that case, the signed statement must be accompanied by an IRS Form W-8 or substitute form provided by the non-U.S. Certificateholder to the organization or institution holding the Certificate on behalf of the non-U.S. Certificateholder.

  Generally, any gain or income realized by a non-U.S. Certificateholder upon retirement or disposition of a Certificate will not be subject to U.S. federal income tax, provided that (i) in the case of a Certificateholder that is an individual, such Certificateholder is not present in the United States for 183 days or more during the taxable year in which such retirement or disposition occurs (or satisfies a "substantial presence" test for such year) and (ii) in the case of gain representing accrued interest, the conditions described in the preceding paragraph for exemption from withholding are satisfied. Certain exceptions may be applicable, and an individual non-U.S. Certificateholder should consult a tax adviser.

  A Certificate will not be includible in the estate of a non-U.S. Certificateholder unless the non-U.S. Certificateholder is a direct or indirect 10 percent or greater shareholder of BCRC.

  If the Certificates were treated as an interest in a partnership, the recharacterization could cause a non-U.S. Certificateholder to be treated as engaged in a trade or business in the United States. In that event, the non-U.S. Certificateholder would be required to file a federal income tax return and, in general, would be subject to U.S. federal income tax (including the branch profits tax) on its net income from the partnership. Further, certain withholding obligations apply with respect to income allocable or distributions made to a foreign partner. That withholding may be at a rate as high as 39.6 percent. If the Certificates were treated as stock in a corporation, distributions to a non-U.S. Certificateholder, to the extent treated as dividends, generally would be subject to withholding of tax at the rate of 30 percent, unless that rate were reduced by an applicable tax treaty.

INFORMATION REPORTING AND BACKUP WITHHOLDING

  Under certain circumstances interest (including OID), principal or proceeds of the sale of a Certificate may be subject to information reporting or to "backup withholding" of United States federal income tax at a 31% rate. Information reporting and backup withholding generally do not apply to corporations and certain other exempt recipients, which may be required to establish their exempt status. Backup withholding generally applies if, among other circumstances, a non-exempt United States person holding a Certificate fails to furnish that person's correct social security number or other taxpayer identification number. Information reporting and backup withholding generally do not apply to a non-United States person holding a Certificate who satisfies the applicable identification requirements.

STATE AND LOCAL TAXATION

  The discussion above does not address the tax consequences of purchase, ownership or disposition of the Certificates under any state or local tax law. Investors should consult their own tax advisers regarding state and local tax consequences.

       ALL INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE FEDERAL, STATE, LOCAL OR FOREIGN INCOME OR ESTATE TAX CONSEQUENCES OF THE
           PURCHASE, OWNERSHIP AND DISPOSITION OF THE CERTIFICATES.

                     EMPLOYEE BENEFIT PLAN CONSIDERATIONS

  Section 406 of ERISA and section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), prohibit certain pension, profit sharing or other employee benefit plans, individual retirement accounts or annuities and employee annuity plans (collectively, "Benefit Plans") from engaging in certain transactions involving "plan assets" with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to the Benefit Plan. A violation of these "prohibited transaction" rules may generate excise tax and other liabilities under ERISA and the Code for such persons.

  A possible violation of the prohibited transaction rules could occur if the Certificates were to be purchased with assets of, and held by, any Benefit Plan if BCRC, the Trustee, the Underwriter or any of their affiliates were a "fiduciary" or other "party in interest" or a "disqualified person," with respect to such Benefit Plan. BCRC, the Trustee, the Underwriter and their affiliates are "parties in interest" or "disqualified persons" with respect to many Benefit Plans. Prior to the purchase of a Certificate, the fiduciary of any Benefit Plan should consider whether a prohibited transaction might arise by virtue of the relationship between the Benefit Plan and BCRC, the Trustee, the Underwriter or any affiliate of any thereof and, if so, should consult counsel regarding the purchase. The Department of Labor (the "DOL") has issued three class exemptions that may apply to otherwise prohibited transactions arising from the purchase or holding of the Certificates: DOL Prohibited Transaction Exemption 84-14 (Class Exemption for Plan Asset Transactions Determined by Independent Qualified Professional Asset Managers), 91-38 (Class Exemption for Certain Transactions Involving Bank Collective Investment Funds) and 90-1 (Class Exemption for Certain Transactions Involving Insurance Company Pooled Separate Accounts).

  Other prohibited transactions may arise through the operation of a regulation (the "Plan Asset Regulation") issued by the DOL. Under certain circumstances, the Plan Asset Regulation treats the assets of an entity in which a Benefit Plan has an equity interest as assets of such Benefit Plan. An equity interest is defined as an interest in an entity other than an instrument treated as debt under applicable local law and that has no substantial equity features. Although BCRC and the Certificateholders have agreed to treat the Certificates as debt instruments for federal income tax purposes, the Certificates may be considered equity interests in the Trust for purposes of the Plan Asset Regulation. In such a case, unless one of the two exceptions described below applies, the Plan Asset Regulation may apply to treat assets of the Trust as assets of an investing Benefit Plan. If the Plan Asset Regulation were to apply so that the Trust is considered to hold "plan assets," transactions involving the Trust and "parties in interest" or "disqualified persons" with respect to a Benefit Plan that is a Certificateholder, or the acquisition or holding of the Certificates by a Benefit Plan, might be prohibited under Section 406 of ERISA and section 4975 of the Code unless an exemption is applicable. The three DOL class exemptions mentioned above may not provide relief for all transactions involving the Trust's assets even if they would otherwise be applicable to the purchase of a Certificate by a Benefit Plan.

  The first exception applies if equity participation in the entity by "benefit plan investors" (i.e., Benefit Plans and other plans not subject to ERISA, such as governmental plans, as well as entities holding assets deemed to be plan assets) is not "significant." Equity participation in an entity by benefit plan investors is not significant on any date on which the Certificates are issued and outstanding if, immediately after the most recent acquisition of any equity interest in the entity, less than 25% of the value of each class of beneficial interests in the entity (excluding interests held by BCRC, the Trustee or their affiliates) is held by benefit plan investors. No assurance can be given by BCRC or the Underwriter as to whether the value of any class of beneficial interests in the Trust held by benefit plan investors will be less than that amount at the completion of the offering or thereafter and no monitoring or other measures will be taken with respect to the satisfaction of the conditions to this exception.

  The second exception applies to a "publicly-offered security." A publicly-offered security is a security that is (a) freely transferable, (b) part of a class of securities that is owned, immediately subsequent to the initial offering, by 100 or more investors independent of the issuer and of one another and (c) either is (i) part of a class of securities registered under section 12(b) or 12(g) of the Exchange Act or (ii) sold to the plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the Commission) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred. Each of the Class A Certificates and the Class B Certificates should be deemed a "class" of securities that would be tested separately from any other securities that may be issued by the Trust. There are no restrictions imposed on the transfer of the Class A Certificates and the Class B Certificates and the Certificates will be sold as part of an offering pursuant to an effective registration statement under the Securities Act and then will be timely registered under the Exchange Act. However, the Underwriter does not expect that the Class B Certificates will be held by 100 persons at the conclusion of the offering. Therefore, since no exception under the Plan Asset Regulation is readily available, Benefit Plans, or any entity using the assets of a Benefit Plan, will be prohibited from purchasing the Class B Certificates. The Underwriter will notify the Trustee as to whether or not the Class A Certificates will be held by 100 independent persons at the conclusion of the offering. If so, then Benefit Plans, or any entity using the assets of a Benefit Plan, will not be prohibited from purchasing the Class A Certificates (although BCRC will not determine whether the 100-investor requirement of the second exception is satisfied). If not, then Benefit Plans, or any entity using the assets of a Benefit Plan, will be prohibited from purchasing the Class A Certificates.

  Fiduciaries of a Benefit Plan considering the purchase of Certificates should consult their own counsel regarding whether the assets of the Trust which are represented by the Certificates would be considered plan assets, the consequences that would apply if the Trust's assets were considered plan assets and the possibility of exemptive relief from the prohibited transaction rules. Prospective investors that are insurance companies should consider the impact of the 1993 Supreme Court decision in John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank, pursuant to which general account assets of an insurance company may be treated as assets of Benefit Plans subject to ERISA under certain circumstances.

  Finally, fiduciaries of a Benefit Plan should consider the fiduciary standards under ERISA or other applicable law in the context of the Benefit Plan's particular circumstances before authorizing an investment of a portion of a Benefit Plan's assets in the Certificates. Accordingly, among other factors, such fiduciaries should consider whether the investment (i) satisfies the diversification requirement of ERISA or other applicable law, (ii) is in accordance with the Benefit Plan's governing instruments and (iii) is prudent considering the "Risk Factors" and other factors discussed in this Prospectus.

                                 UNDERWRITING

  Subject to the terms and conditions of the Underwriting Agreement among the Depositor, BCI and the underwriters named below (the "Underwriters") relating to the Certificates (the "Underwriting Agreement"), the Depositor has agreed to sell to the Underwriters, and each Underwriter has agreed to purchase the principal amount of Class A and Class B Certificates set forth opposite its name below.

                                   PRINCIPAL AMOUNT        PRINCIPAL AMOUNT
     UNDERWRITER                OF CLASS A CERTIFICATES OF CLASS B CERTIFICATES
     -----------                ----------------------- -----------------------
J.P. Morgan Securities Inc. ..       $134,000,000             $ 9,125,000
Credit Suisse First Boston
 Corporation..................        133,000,000               9,000,000
Merrill Lynch, Pierce, Fenner
 & Smith
     Incorporated.............        133,000,000               9,000,000
                                     ------------             -----------
  Total.......................       $400,000,000             $27,125,000
                                     ============             ===========

  The Underwriters propose to offer the Certificates in part directly to purchasers at the initial public offering price set forth on the cover page of this Prospectus and in part to certain securities dealers at such prices less concessions not to exceed, in the case of the Class A Certificates, .175% of the principal amount thereof and, in the case of the Class B Certificates,
 .20% of the principal amount thereof. The Underwriters may allow, and such dealers may reallow, concessions not to exceed, in the case of the Class A Certificates, .125% of the principal amount thereof and, in the case of the Class B Certificates, .150% of the principal amount thereof, to certain brokers and dealers. After the Class A and Class B Certificates are released for sale to the public, the offering price and other selling terms may be varied by the Underwriters.

  The Underwriting Agreement provides that BCI and the Depositor will indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, or contribute to payments the Underwriters may be required to make in respect thereof. The Underwriters have agreed to reimburse BCI and the Depositor for certain expenses of the issuance and distribution of the Certificates.

                                 LEGAL MATTERS

  Certain legal matters will be passed upon for the Depositor and the Trust by Morgan, Lewis & Bockius LLP, New York, New York and for the Underwriters by Orrick, Herrington & Sutcliffe LLP, Washington, D.C. Certain federal income tax matters will be passed upon for the Depositor and the Trust by Morgan, Lewis & Bockius LLP, New York, New York.

                             INDEX OF DEFINED TERMS

TERMS                                                                    PAGE
-----                                                                  ---------
Accounts..............................................................     1, 57
Addition Date.........................................................        53
Additional Accounts...................................................        57
Additional Cut-Off Date...............................................        53
Adjusted Invested Amount..............................................        63
Adjustment Date.......................................................        44
Adjustment Payment....................................................        74
Amendment Number 1....................................................        43
Amortization Period...................................................        14
Appointment Date......................................................        53
Asset-Based Receivables...............................................     5, 29
Automatic Addition Condition..........................................        57
Available Investor Principal Collections..............................        72
Available Retained Collections........................................        65
Available Retained Non-Principal Collections..........................        65
Available Retained Principal Collections..............................        66
Available Subordinated Amount.........................................    17, 67
Bankruptcy Code.......................................................    21, 89
BCI...................................................................      1, 3
BCI Domestic Inventory Portfolio......................................        29
BCRC..................................................................  1, 3, 27
BCRC Certificate......................................................        50
Benefit Plans.........................................................        93
Calculation Agent.....................................................        45
Cede..................................................................     2, 44
Cedel.................................................................         8
Cedel Participants....................................................        47
Certificate Owners....................................................     2, 26
Certificate Rate......................................................         7
certificateholders....................................................         6
Certificateholders....................................................        26
Certificates..........................................................      1, 3
Citibank..............................................................     8, 48
Class A Amortization Date.............................................    12, 73
Class A Amortization Period Length....................................        73
Class A Carry-Over Amount.............................................        75
Class A Certificate Rate..............................................     7, 44
Class A Certificates..................................................      1, 3
Class A Controlled Amortization Amount................................    12, 73
Class A Controlled Distribution Amount................................        73
Class A Expected Final Payment Date...................................    12, 73
Class A Monthly Interest..............................................        67
Class B Carry-Over Amount.............................................        75
Class B Certificate Rate..............................................     7, 44
Class B Certificates..................................................      1, 3
Class B Expected Payment Date......................................... 7, 12, 73
Class B Monthly Interest..............................................        67
Closing Date..........................................................         7
Code..................................................................        93

TERMS                                                                     PAGE
-----                                                                   --------
Collateral Security....................................................        4
Collection Account.....................................................       60
Collection Period......................................................        9
Commission.............................................................        2
Cooperative............................................................       48
Daily Allocation.......................................................       65
Defaulted Agreement....................................................       76
Defaulted Amount.......................................................       73
Defaulted Receivables..................................................       73
Deficiency Amount......................................................       67
Definitive Certificates................................................       49
Delayed Amendments.....................................................   19, 84
Deposit Date...........................................................       65
Depositaries...........................................................    8, 48
Depositary.............................................................       48
Depositor.............................................................. 1, 3, 27
Depository.............................................................       44
Designated Balance.....................................................       59
Designated Manufacturer Overconcentrations.............................       68
Designated Manufacturer................................................       68
Determination Date.....................................................       54
Distribution Date......................................................        9
Distribution Date Statement............................................       81
DOL....................................................................       93
Domestic Inventory Receivables.........................................    5, 29
DTC....................................................................        2
Early Amortization Event...............................................       74
Early Amortization Period..............................................       14
Eligible Account.......................................................       55
Eligible Deposit Account...............................................       60
Eligible Institution...................................................       61
Eligible Investments...................................................       61
Eligible Obligor.......................................................       55
Eligible Products......................................................        5
Eligible Receivable....................................................       55
Enhancement............................................................        4
Enhancement Provider...................................................       54
ERISA..................................................................       20
Euroclear..............................................................        8
Euroclear Operator.....................................................       48
Euroclear Participants.................................................       47
Excess Funded Amount...................................................   13, 61
Excess Funding Account.................................................       13
Excess Principal Collections...........................................       64
Excess Reserve Fund Required Amount....................................       71
Excess Retained Percentage.............................................       66
Excess Servicing.......................................................       70
Exchange Act...........................................................        2
First Notice...........................................................       76
Floating Allocation Percentage.........................................       63
Holders................................................................       49

TERMS                                                                    PAGE
-----                                                                 ----------
Incremental Subordinated Amount......................................         68
Index Maturity.......................................................         44
Indirect Participants................................................         47
Industry Overconcentrations..........................................         69
Ineligible Receivable................................................         57
Initial Amortization Period..........................................     13, 15
Initial Closing Date.................................................         52
Initial Cut-Off Date.................................................          3
Initial Principal Amount.............................................          6
Initial Principal Payment Date.......................................         13
Insolvency Laws......................................................         27
Interest Period......................................................     11, 44
Invested Amount......................................................         63
Investment Proceeds..................................................         70
investor certificateholders..........................................          6
Investor Charge-Off..................................................         74
Investor Default Amount..............................................         73
Investor Non-Principal Collections...................................         70
IRS..................................................................         90
LIBOR................................................................         44
Liquidation Event....................................................     25, 76
London Business Day..................................................         45
Manufacturer Overconcentrations......................................         68
Miscellaneous Payments...............................................         63
Monthly Interest.....................................................         67
Monthly Payment Rate.................................................         76
Monthly Principal....................................................         73
Monthly Servicing Fee................................................         79
Morgan...............................................................      8, 48
Net Receivables Rate.................................................     11, 44
Net Servicing Fee....................................................         79
Net Servicing Fee Rate...............................................         79
New Issuance.........................................................          8
Non-Principal Collections............................................          6
non-U.S. Certificateholder...........................................         92
Note.................................................................         85
Obligor Overconcentrations...........................................         68
Obligors.............................................................          5
OID..................................................................         91
Origination Period...................................................         56
Overconcentration Amount.............................................         69
Participants.........................................................         46
Participation Interest...............................................      3, 35
Plan Asset Regulation................................................         93
Pool.................................................................          1
Pool Available Subordinated Amount...................................         63
Pool Balance.........................................................          9
Pool Invested Amount.................................................         63
Pooling and Servicing Agreement......................................      3, 43
Pre-Allocated Invested Amount........................................ 10, 26, 63
Principal Allocation Percentage......................................      6, 63

TERMS                                                                     PAGE
-----                                                                   --------
Principal Collections..................................................        6
Principal Shortfalls...................................................       64
Principal Terms........................................................       51
PTP....................................................................       90
Rating Agency..........................................................       26
Rating Agency Condition................................................       58
Receivables............................................................        1
Receivables Purchase Agreement.........................................    6, 85
Record Date............................................................       46
Registration Statement.................................................        2
Removal Commencement Date..............................................       59
Removal Notice.........................................................       59
Removal Termination Date...............................................       59
Removed Accounts.......................................................       59
Required Investor Percentage...........................................       59
Required Pool Balance..................................................       58
Required Subordinated Amount...........................................       67
Required Subordination Draw Amount.....................................       67
Reserve Fund...........................................................   17, 71
Reserve Fund Deposit Amount............................................       71
Reserve Fund Required Amount...........................................       71
Retained Interest......................................................       50
Retained Participation Amount..........................................       50
Retained Percentage....................................................       66
Revolving Period.......................................................       14
RPA Amendment Number 1.................................................       85
SAU....................................................................       73
Second Notice..........................................................       76
Securities Act.........................................................        2
Series.................................................................        2
Series Cut-Off Date....................................................        4
Series 1994-1 Certificates.............................................        8
Series 1994-1 Final Payment Date.......................................       19
Series 1996-1 Certificates.............................................        8
Series 1997-1 Available Retained Collections...........................       66
Series 1997-1 Investor Allocation Percentage...........................       63
Series 1997-1 Required Balance.........................................       58
Series 1997-1 Supplement...............................................        3
Series 1997-1 Termination Date.........................................       13
Series Issuance Date...................................................       51
Service Transfer.......................................................       80
Servicer............................................................... 1, 3, 43
Servicer Default.......................................................       80
Servicing Fee..........................................................       79
Servicing Fee Rate.....................................................       79
Special U.S. Tax Counsel...............................................       90
Specified Obligors.....................................................       68
Subordinated Percentage................................................       68
Supplement.............................................................    8, 50
Supplemental Certificate...............................................       52

TERMS                                                                    PAGE
-----                                                                  --------
Tax Opinion...........................................................       51
Telerate Page 3750....................................................       45
Termination Date......................................................       77
Terms and Conditions..................................................       48
Transfer Date.........................................................       53
Transfer Deposit Amount...............................................       54
Trust.................................................................     1, 3
Trustee............................................................... 1, 3, 43
UCC...................................................................       21
Unallocated Principal Collections.....................................       64
Underwriters..........................................................       95
Underwriting Agreement................................................       95
Variable Funding Amount...............................................       11
Variable Funding Certificate..........................................       50
Variable Funding Interest.............................................       50
Variable Funding Percentage...........................................       66
Withholding Agent.....................................................       92

                                                                        ANNEX I

                                 PRIOR SERIES

  The Certificates will be the third Series to be issued by the Trust. The table below summarizes certain of the principal characteristics of the Series 1994-1 Certificates and the Series 1996-1 Certificates, the other Series heretofore issued by the Trust and outstanding. "LIBOR," as used below in connection with the Series 1994-1 Certificates, shall mean the offered rates for deposits in United States dollars having a maturity of one-month determined as set forth in the Supplement relating to the Series 1994-1 Certificates and "Net Receivables Rate," as used below in connection with the Series 1994-1 Certificates shall have the meaning set forth in the Supplement relating to the Series 1994-1 Certificates.

SERIES 1994-1
Initial Principal Amount.................................................... $400,000,000
Principal Amount as of December 31, 1996.................................... $211,750,000
Controlled Amortization Commencement Date.................................... September 1996
Class A Interest Rate....................................................... Lesser of (i) One month LIBOR plus 0.20%
                                                                             and (ii) Net Receivables Rate
Class B Interest Rate....................................................... 5.20% per annum
Series 1994-1 Termination Date.............................................. April 15, 1999
Series Issuance Date........................................................ January 24, 1994
Series Servicing Fee Rate................................................... 2%
Initial Available Subordination Amount...................................... $32,758,621

SERIES 1996-1
Initial Principal Amount.................................................... $100,000,000
Principal Amount as of December 31, 1996.................................... $400,000,000
Controlled Amortization Commencement Date.................................... June 1997
Class A Certificate Rate.................................................... Commercial Paper Rate
Series 1996-1 Termination Date.............................................. May 17, 1999
Series 1996-1 Issuance Date................................................. May 14, 1996
Series Servicing Fee Rate................................................... 2%
Initial Available Subordinated Amount....................................... $23,616,900

                                                                        ANNEX II

        RECEIVABLES IN ADDITIONAL ACCOUNTS CONVEYED TO THE TRUST BY BCRC

                                                                    PRINCIPAL
                                                                    AMOUNT OF
               DATE RECEIVABLES       RELEVANT         NUMBER      RECEIVABLES
 ASSIGNMENT     TRANSFERRED TO        CUT OFF       OF ADDITIONAL IN ADDITIONAL
   NUMBER           TRUST               DATE          ACCOUNTS      ACCOUNTS
 ----------   ------------------ ------------------ ------------- -------------
1............ September 30, 1994 September 26, 1994      277       $28,569,849
2............   January 30, 1996   January 18, 1996      610       $86,817,128

                                                                      ANNEX III

         GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

  Except in certain limited circumstances, the globally offered Certificates (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of The Depository Trust Company ("DTC"), Cedel or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlements and all secondary trades will settle in same-day funds.

  Secondary market trading between investors holding Global Securities through Cedel and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

  Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior asset-backed certificates issues.

  Secondary cross-market trading between Cedel or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Cedel and Euroclear (in such capacity) and as DTC Participants.

  Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

  All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Cedel and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

  Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior asset-backed certificates issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

  Investors electing to hold their Global Securities through Cedel or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

  Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

  Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior asset-backed certificates issues in same-day funds.

  Trading between Cedel and/or Euroclear Participants. Secondary market trading between Cedel Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

                                     III-1

  Trading between DTC seller and Cedel or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Cedel Participant or a Euroclear Participant, the purchaser will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. Cedel or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last Distribution Date (or if the transfer is prior to the first Distribution Date, the Closing Date) to and excluding the settlement date, on the basis of actual days elapsed and a year of 360 days. Payment will then be made by the respective Depositary of the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Cedel Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Cedel or Euroclear cash debt will be valued instead as of the actual settlement date.

  Cedel Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Cedel or Euroclear. Under this approach, they may take on credit exposure to Cedel or Euroclear until the Global Securities are credited to their accounts one day later.

  As an alternative, if Cedel or Euroclear has extended a line of credit to them, Cedel Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Cedel Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Cedel Participant's or Euroclear Participant's particular cost of funds.

  Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective Depositary for the benefit of Cedel Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participant a cross-market transaction will settle no differently than a trade between two DTC Participants.

  Trading between Cedel or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Cedel Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. In these cases, Cedel or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last Distribution Date (or if the transfer is prior to the first Distribution Date, the Closing Date) to and excluding the settlement date on the basis of actual days elapsed and a year of 360 days. The payment will then be reflected in the account of the Cedel Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New
York). Should the Cedel Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

                                     III-2

  Finally, day traders that use Cedel or Euroclear and that purchase Global Securities from DTC Participants for delivery to Cedel Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

    (a) borrowing through Cedel or Euroclear for one day (until the purchase side of the day trade is reflected in their Cedel or Euroclear accounts) in accordance with the clearing system's customary procedures;

    (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Cedel or Euroclear account in order to settle the sale side of the trade; or

    (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Cedel Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

  A beneficial owner of Global Securities holding securities through Cedel or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original interest discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

  Exemption for non-U.S. Persons (Form W-8). Beneficial owners of Global Securities that are non-U.S. Persons generally can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

  Exemption for non-U.S. Persons with effectively connected income (Form
4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

  Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form 1001). Non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the Certificate Owner or his agent.

  Exemption of U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

  U.S. Federal Income Tax Reporting Procedure. The Certificate Owner of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

  The term "U.S. Person" means (i) a citizen or resident of the United States,
(ii) a corporation or partnership organized in or under the laws of the United States, any state thereof, or any political subdivision of either

                                     III-3

(including the District of Columbia), or (iii) an estate or trust the income of which is includible in gross income for United States tax purposes regardless of its source. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

  The Internal Revenue Service has recently proposed new regulations that would revise some aspects of the current system for withholding on amounts paid to foreign persons. Under these proposed regulations, interest or original issue discount paid or deemed paid to a nonresident alien would continue to be exempt from United States withholding taxes (including backup withholding) provided that the holder complies with the new certification procedures.

                                     III-4

================================================================================

  NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY IN-FORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY BCRC OR THE UNDERWRITER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UN-LAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS, NOR ANY SALE MADE HEREUNDER, SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                               TABLE OF CONTENTS

                                                                         PAGE
                                                                         -----
Available Information...................................................     2
Reports to Certificateholders...........................................     2
Prospectus Summary......................................................     3
Risk Factors............................................................    21
The Depositor and The Trust.............................................    27
Use of Proceeds.........................................................    28
The Floorplan and Asset-Based Financing Business........................    28
The Accounts............................................................    35
Bombardier Capital Inc..................................................    41
Maturity and Principal Payment Considerations...........................    42
Description of the Certificates.........................................    43
Amendments to Pooling and Servicing Agreement and Receivables Purchase
 Agreement..............................................................    84
Description of the Receivables Purchase Agreement.......................    85
Certain Legal Aspects of the Receivables................................    87
Certain Federal Income Tax Consequences.................................    90
Employee Benefit Plan Considerations....................................    93
Underwriting............................................................    95
Legal Matters...........................................................    95
Index of Defined Terms..................................................    96
Annex I.................................................................   I-1
Annex II................................................................  II-1
Annex III............................................................... III-1

UNTIL APRIL 15, 1997 (90 DAYS AFTER THE DATE OF THIS PROSPECTUS), ALL DEALERS EFFECTING TRANSACTIONS IN THE CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS WHEN ACTING AS UN-DERWRITERS, AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

================================================================================

================================================================================

                          $400,000,000 FLOATING RATE
                             CLASS A ASSET BACKED
                          CERTIFICATES, SERIES 1997-1

                           $27,125,000 FLOATING RATE
                             CLASS B ASSET BACKED
                          CERTIFICATES, SERIES 1997-1

                            BOMBARDIER RECEIVABLES
                                MASTER TRUST I

                               BOMBARDIER CREDIT
                            RECEIVABLES CORPORATION
                                   DEPOSITOR

                            BOMBARDIER CAPITAL INC.
                                   SERVICER

                    --------------------------------------

                                  PROSPECTUS

                    --------------------------------------

                               J.P. MORGAN & CO.

                          CREDIT SUISSE FIRST BOSTON

                              MERRILL LYNCH & CO.


                               JANUARY 15, 1997

================================================================================